Exhibit 4.1

Execution Version

K. HOVNANIAN ENTERPRISES, INC.,
as Issuer

HOVNANIAN ENTERPRISES, INC.
and
the other Guarantors party hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

_____________________________

Indenture

Dated as of October 31, 2019

_____________________________

7.75% Senior Secured 1.125 Lien Notes due 2026

TABLE OF CONTENTS

i

EXHIBITS

EXHIBIT A	Form of Note and Guarantee
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Original Issue Discount Legend
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Regulation S Temporary Global Note Legend
EXHIBIT J	Institutional Accredited Investor Certificate

SCHEDULES

SCHEDULE 1	Unrestricted Subsidiaries

v

INDENTURE, dated as of October 31, 2019, among K. HOVNANIAN ENTERPRISES, INC., a California corporation (the “Issuer”), HOVNANIAN ENTERPRISES, INC., a Delaware corporation (the “Company”), each of the other Guarantors (as defined hereafter) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”) and as Collateral Agent (the “Collateral Agent”).

RECITALS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance on the Issue Date of $350,000,000 aggregate principal amount of the Issuer’s 7.75% Senior Secured 1.125 Lien Notes due 2026 and, if and when issued, any Additional Notes (together, the “Notes”). All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes (in the case of any Additional Notes, when duly authorized), when duly issued and executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Guarantees (in the case of the Guarantee of any Additional Notes, when duly authorized), when duly issued and executed by each Guarantor and when the Notes have been authenticated and delivered by the Trustee, the valid obligation of such Guarantor as hereinafter provided.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

Article I
Definitions and Incorporation by Reference

Section 1.1. Definitions.

“1.25 Lien Notes” means the Issuer’s 10.5% Senior Secured 1.25 Lien Notes due 2026 issued pursuant to the 1.25 Lien Notes Indenture.

“1.25 Lien Notes Indenture” means the Indenture, dated as of October 31, 2019, as amended or supplemented from time to time, among the Issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

“1.25 Lien Trustee” means Wilmington Trust, National Association until such time, if any, a successor replaces such party in accordance with the applicable provisions of the 1.25 Lien Notes Indenture and thereafter means the successor serving thereunder.

“1.5 Lien Notes” means the Issuer’s 11.25% Senior Secured 1.5 Lien Notes due 2026 issued pursuant to the 1.5 Lien Notes Indenture.

“1.5 Lien Notes Indenture” means the Indenture, dated as of October 31, 2019, as amended or supplemented from time to time, among the Issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

“1.5 Lien Obligations” means (a) the 1.5 Lien Notes and (b) all other Indebtedness of the Company, the Issuer or any Restricted Subsidiary secured by Liens on the Collateral that are equal in priority to the Liens on the Collateral securing the 1.5 Lien Notes and guarantees thereof on a 1.5-lien basis, including all Obligations in respect thereof.

“1.5 Lien Trustee” means Wilmington Trust, National Association until such time, if any, a successor replaces such party in accordance with the applicable provisions of the 1.5 Lien Notes Indenture and thereafter means the successor serving thereunder.

“8.000% Senior Notes” means the Issuer’s 8.000% Senior Notes due 2019 issued pursuant to the 8.000% Senior Notes Indenture.

“8.000% Senior Notes Indenture” means the Indenture, dated as of November 5, 2014, as amended or supplemented from time to time, among the Issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee.

“Acceptable Commitment” has the meaning ascribed to it in Section 4.10(c) hereof.

“Acquired Indebtedness” means (a) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company, the Issuer or any Restricted Subsidiary) and (b) with respect to the Company, the Issuer or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company, the Issuer or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company, the Issuer or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (a) or (b) of the preceding sentence shall be deemed to have been incurred by the Company or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) in the case of clause (a) or at the time of the acquisition of such assets in the case of clause (b), but shall not be deemed Acquired Indebtedness.

“Additional Notes” means any Notes issued under this Indenture in addition to the Initial Notes in accordance with Section 4.6 hereof having the same terms in all respects as the Initial Notes, other than the issue date, the issue price, the first interest payment date and the first date from which interest will accrue, and any notes issued in replacement therefor.

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling, or controlled by or under direct or indirect common control with, the Person specified.

“Affiliate Transaction” has the meaning ascribed to it in Section 4.13(a) hereof.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Debt” means all Indebtedness of the Company, the Issuer or any Subsidiary Guarantor (a) under Credit Facilities or (b) for borrowed money.

“Asset Acquisition” means (a) an Investment by the Company, the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company, the Issuer or any Restricted Subsidiary or (b) the acquisition by the Company, the Issuer or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

“Asset Disposition” means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a “transaction”) by the Company, the Issuer or any Restricted Subsidiary to any Person of any Property having a Fair Market Value in any transaction or series of related transactions of at least $10.0 million, provided that such de minimis amount shall not apply to any Land Banking Transactions (and with respect to Land Banking Transactions, the proviso in clause (b) below shall apply). The term “Asset Disposition” shall not include:

(a) a transaction between the Company, the Issuer and any Subsidiary Guarantor or a transaction between Subsidiary Guarantors,

(b) a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), sales subject to repurchase options, dedications and other donations to governmental authorities, leases and sales and leasebacks of (i) homes, improved land and unimproved land and (ii) real estate (including related amenities and improvements); provided that in the case of any Land Banking Transaction involving sales of Collateral (other than Collateral acquired by the Company, the Issuer or any Restricted Subsidiary within 180 days prior to the entering into of a definitive agreement for such Land Banking Transaction) (“Land Banking Collateral Sales”) this exception (b) to the definition of “Asset Disposition” shall only apply if (x) on a pro forma basis after giving effect to any such Land Banking Collateral Sales, the Collateral Ratio would not be less than 150% or (y) if the Collateral Ratio is not at least 150% after giving pro forma effect thereto, any Land Banking Collateral Sales do not in the aggregate exceed a GAAP book value for all such Collateral of $10.0 million during any fiscal quarter beginning with the fiscal quarter ended July 31, 2016 (with any unused amounts in any fiscal quarter aggregating inclusive of the fiscal quarter ended July 31, 2016 being carried over to subsequent fiscal quarters subject to a maximum GAAP book value of $50.0 million in any fiscal quarter),

(c) a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary (other than a JV Holding Company or Permitted Joint Venture, except a sale or a disposition to a Restricted Subsidiary),

(d) any exchange or swap of assets of the Company, the Issuer or any Restricted Subsidiary for assets (including Capital Stock of any Person that is or will be a Restricted Subsidiary following receipt thereof) that (i) are to be used by the Company, the Issuer or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (ii) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped (provided that (except as permitted by clause (c) under the definition of “Permitted Investment”) to the extent that the assets exchanged or swapped were Collateral, the assets received are pledged as Collateral under the Security Documents substantially simultaneously with such exchange or swap, with the Lien on such assets received being of the same priority with respect to the Notes as the Lien on the assets disposed of),

(e) any sale, transfer, conveyance, lease or other disposition of assets and properties that is governed by Section 4.14 hereof,

(f) dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business,

(g) the creation of a Permitted Lien and dispositions in connection with Permitted Liens,

(h) any sale, transfer, conveyance, lease or other disposition that constitutes a Restricted Payment or Permitted Investment,

(i) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements,

(j) the unwinding of any Hedging Obligations,

(k) foreclosures, condemnation, eminent domain or any similar action on assets,

(l) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date,

(m) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business, and

(n) the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law.

“Attributable Debt” means, with respect to any Financing Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, when used with reference to the Issuer or the Company, as the case may be, the board of directors or any duly authorized committee of that board or any director or directors and/or officer or officers to whom that board or committee shall have duly delegated its authority.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized or required by law or regulation to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Cash Equivalents” means

(a) U.S. dollars, Canadian dollars, euros, pounds sterling, any national currency of any participating member state in the European Union or local currencies held from time to time in the ordinary course of business;

(b) securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member state of the European Union or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

(c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances with maturities of one year or less from the date of acquisition, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(d)  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of at least “A” or the equivalent thereof by S&P or Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

(e) repurchase obligations for underlying securities of the types described in clauses (b), (c) and (d) of this definition entered into with any financial institution meeting the qualifications specified in clause (c) of this definition;

(f) commercial paper rated P-1, A-1 or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within one year after the date of acquisition;

(g) investments with average maturities of one year or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(h) investments in investment companies or money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (a) through (g) of this definition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above; provided that such amounts are converted into any currency listed in clause (a) as promptly as practicable and in any event within ten business days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“cash transaction” has the meaning ascribed to it in Section 7.3(a) hereof.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means:

(a) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

(b) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Company or (y) the Permitted Hovnanian Holders)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company; or

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (a) of this definition shall not constitute a Change of Control.

“Change of Control Offer ” has the meaning ascribed to it in ☒Section 3.1(c) hereof.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg and its successors and assigns.

“Collateral” means all property or assets of the Issuer and the Guarantors (whether now owned or hereafter arising or acquired) that secures Obligations with respect to the Notes and the Guarantees under the Security Documents.

“Collateral Agency Agreement” means the First Lien Collateral Agency Agreement, dated as of the Issue Date, among the Issuer, the Guarantors, Wilmington Trust, National Association, in its capacities as the Collateral Agent hereunder and as the Senior Credit Agreement Collateral Agent, the 1.25 Lien Collateral Agent, the 1.5 Lien Collateral Agent and the Joint First Lien Collateral Agent (each as defined therein) and any other representative of the holders of any other Obligations permitted to be incurred and secured under this Indenture, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Agent” means the party named as such in the preamble of this Indenture, including any agent appointed by the Collateral Agent to act in such capacity (which, for avoidance of doubt, includes the Joint First Lien Collateral Agent) and any successor acting in such capacity.

“Collateral Ratio” means the ratio of the aggregate fair market value of the Collateral (to the extent the Liens securing such Collateral have been perfected) (as determined in good faith by the Company’s chief financial officer) to the aggregate principal amount of Collateralized Debt as of such date of determination.

“Collateralized Debt” means (i) the aggregate principal amount of all outstanding Indebtedness and all letters of credit secured by Liens on the Collateral, plus (ii) the aggregate amount of all unfunded commitments under all revolving credit facilities or revolving lines of credit secured by Liens on the Collateral, plus (iii) without duplication, the aggregate principal amount of Indebtedness that at the time of determination would be permitted to be incurred under this Indenture and secured by Liens on the Collateral pursuant to clauses (i)(a) and (i)(e) under the definition of “Permitted Liens,” but excluding any such principal amount of potential Indebtedness to the extent any outstanding debt instrument of the Company or the Issuer would prohibit the incurrence of a Lien in respect thereof at such time, but in each case, excluding Indebtedness, letters of credit and unfunded commitments secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Notes.

“Commission” means the Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (a) vote in the election of directors of such Person or (b) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under this Indenture and its Guarantee(s).

“Consolidated Cash Flow Available for Fixed Charges” means, for any period, Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP) the sum for such period, without duplication, of:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, U.S. federal, state, non-U.S., franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations,

(b) Consolidated Interest Expense,

(c) depreciation and amortization expenses and other non-cash charges to earnings,

(d) any fees, expenses, charges or losses (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the issuance of the Notes and (ii) any amendment or other modification of the Notes or other Indebtedness,

(e) any other non-cash charges, including any write-offs, write-downs, expenses, losses or items, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period,

(f) costs of surety bonds incurred in such period in connection with financing activities,

(g)  any costs or expense incurred by the Company, the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Qualified Stock solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (iii) of Section 4.7(a),

(h)  effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements in accordance with GAAP resulting from the application of purchase accounting, or the amortization or write-off of any amounts thereof, net of taxes,

(i) any impairment charge, asset write-off or write-down pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141), and

(j) cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated Cash Flow Available for Fixed Charges in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated Cash Flow Available for Fixed Charges pursuant to clause (k) below for any previous period and not added back, minus

(k) non-cash gains increasing Consolidated Net Income for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated Cash Flow Available for Fixed Charges in any prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (k) for any previous period and not otherwise added back to Consolidated Cash Flow Available for Fixed Charges, Consolidated Cash Flow Available for Fixed Charges shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein, and plus or minus (as applicable and without duplication) to eliminate the following items to the extent reflected in Consolidated Net Income,

(l) (i) any net gain or loss resulting in such period from currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items, and (ii) any unrealized net gain or loss resulting in such period from Hedging Obligations, and the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging (formerly Financing Accounting Standards Board Statement No. 133), and its related pronouncements and interpretations (or any successor provision).

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the “Four Quarter Period”) for which financial results have been reported immediately preceding the determination date (the “Transaction Date”), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Interest Incurred” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a) the incurrence or the repayment, repurchase, redemption, retirement, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, “repayment”) of any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

(b) any Asset Disposition, Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company, the Issuer or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), Investment, merger or consolidation as if such Asset Disposition, Asset Acquisition (including the incurrence or repayment of any such Indebtedness), Investment, merger or consolidation and the inclusion, notwithstanding clause (b) of the definition of “Consolidated Net Income,” of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition or other transaction occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition or other transaction shall not be included to the extent the net income so associated would be excluded pursuant to the definition of “Consolidated Net Income,” other than clause (b) thereof, as if it applied to the Person or assets involved before they were acquired; and

(c) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

Furthermore, in calculating “Consolidated Cash Flow Available for Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(a) interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and

(b) notwithstanding the immediately preceding clause (a), interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” of the Company for any period means the Interest Expense of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred” for any period means the Interest Incurred of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

(a) the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary or a Mortgage Subsidiary) that is accounted for by the equity method of accounting, except, in each case, to the extent that any such income has actually been received by the Company, the Issuer or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period,

(b) except to the extent includable in Consolidated Net Income pursuant to clause (a) of this definition, the net income (or loss) of any Person that accrued prior to the date that (i) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, the Issuer or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (ii) the assets of such Person are acquired by the Company or any Restricted Subsidiary,

(c) solely for the purpose of determining the amount available for Restricted Payments under clause (iii) of Section 4.7(a), the net income of any Restricted Subsidiary that is not a Guarantor to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period, except, the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend,

(d) the gains or losses, together with any related provision for taxes, realized during such period by the Company, the Issuer or any Restricted Subsidiary resulting from (i) the acquisition of securities, or extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), of the Company or any Restricted Subsidiary, (ii) any Asset Disposition by the Company or any Restricted Subsidiary, (iii) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items and to Hedging Obligations pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging (formerly Financing Accounting Standards Board Statement No. 133) and its related pronouncements and interpretations (or any successor provision) and (iv) any non-cash expense, income or loss attributable to the movement in mark-to-market valuation of foreign currencies, Indebtedness or derivative instruments pursuant to GAAP,

(e) any extraordinary, unusual or non-recurring gain or loss (but excluding any impairment charges), in each case, less all fees and expenses relating thereto and any expenses, severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefits plans, integration and other restructuring and business optimization costs, charges, reserves or expenses (including relating to acquisitions after the Issue Date), and one-time compensation charges together with any related provision for taxes, realized by the Company, the Issuer or any Restricted Subsidiary,

(f) the cumulative effect of a change in accounting principles and changes as a result of adoption or modification of accounting policies during such period,

(g) any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations,

(h) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Company,

(i) (i) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock, units or other rights to officers, directors, managers or employees and (ii) non-cash income (loss) attributable to deferred compensation plans or trusts,

(j) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Disposition, issuance or repayment of Indebtedness, issuance of Capital Stock, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, and

(k) to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (i) not denied by the applicable carrier or indemnifying party in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded;

provided, further, that for purposes of calculating Consolidated Net Income solely as it relates to clause (iii) of Section 4.7(a), clauses (d)(ii) and (h) above shall not be applicable.

“Consolidated Tangible Assets” of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter for which financial results have been reported immediately preceding such date, as determined in accordance with GAAP, less: (a) non-recourse mortgages secured by inventory, net of debt issuance costs, (b) liabilities from inventory not owned, net of debt issuance costs, (c) any deferred tax assets and any valuation allowance recorded with respect thereto, (d) Intangible Assets and (e) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries, in the case of each of clauses (a) through (e) above, as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date, with such pro forma adjustments to Consolidated Tangible Assets as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Total Debt” of the Company means, on any date of determination, the aggregate amount of Indebtedness of the Company, the Issuer and Restricted Subsidiaries incurred under (without duplication): (x) Section 4.6(a) plus (y) Sections 4.6(b)(ii) and 4.6(b)(iii) plus (z) clauses (a), (b), (c), (g), (k), (n) and (u) of the definition of “Permitted Indebtedness” outstanding on the applicable date of determination. For purposes of calculating the Secured Debt Leverage Ratio, all amounts committed but not yet incurred under the Specified Credit Facility shall be deemed to have been incurred.

“control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 246 Goose Lane, Suite 105, Guilford, CT 06437.

“Covenant Defeasance” has the meaning ascribed to it in Section 8.2 hereof.

“Credit Facilities” means, with respect to the Company, the Issuer or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, bonds, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that exchange, replace, refund, refinance, extend, renew, restate, amend, supplement or modify any part of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under ☒Section 4.6 hereof) or adds the Company, the Issuer or Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute a Currency Agreement.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Designation Amount” has the meaning ascribed to it in the definition of “Unrestricted Subsidiary.”

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes or (b) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (i) debt securities or (ii) any Capital Stock referred to in (a) above, in each case, at any time prior to the final maturity date of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control or asset disposition occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the asset disposition or change in control provision applicable to such Capital Stock are no more favorable to such holders than the provisions of Section 4.10 or Section 4.12 hereof (as applicable) and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s repurchase of the Notes as are required pursuant to the provisions of Section 4.10 or Section 4.12 hereof (as applicable).

“DTC” means The Depository Trust Company and its successors and assigns.

“DTC Legend” means the legend set forth in Exhibit D.

“Equity Offering” means any public or private sale, after the Issue Date, of Qualified Stock of the Company, other than (i) an issuance by or to any Subsidiary, (ii) public offerings registered on Form S-4 or S-8 or any successor form thereto or (iii) any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“Euroclear” means Euroclear Bank S.A./N.V. and its successors or assigns, as operator of the Euroclear System.

“Event of Default” has the meaning ascribed to it in Section 5.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Property” means (a) to the extent the Notes are required to be registered pursuant to this Indenture or applicable law, rule or regulation or are registered with the consent of Holders of a majority in principal amount of the outstanding Notes, any pledges of stock issued by the Issuer, any Guarantor or any JV Holding Company to the extent that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the Commission of separate financial statements of the Issuer, such Guarantor or JV Holding Company that are not otherwise required to be filed, but only to the extent necessary to not be subject to such requirement, (b) up to $50.0 million of assets received in connection with Asset Dispositions and asset swaps or exchanges as permitted by clause (c) of the definition of “Permitted Investment”; provided that such assets are not of a character that would be Collateral and the Company is not able to obtain a Lien on such assets in favor of the Collateral Agent for the benefit of the Holders of the Notes after the use of reasonable efforts, (c) personal property where the cost of obtaining a security interest or perfection thereof exceeds its benefits (as reasonably determined by the Company’s Board of Directors in a board resolution delivered to the Collateral Agent), (d) assets securing Purchase Money Indebtedness, Non-Recourse Indebtedness and Refinancing Non-Recourse Indebtedness to the extent the terms of such Indebtedness prohibit the incurrence of any other Liens thereon; provided that the Company uses reasonable efforts to obtain Liens on the assets securing such Indebtedness, in favor of the Collateral Agent for the benefit of the Holders of the Notes, that is junior to the Liens securing such Indebtedness and otherwise consistent with priorities set forth in the First Lien Intercreditor Agreement, (e) real property located outside the United States, (f) Unentitled Land, (g) equity interests in Unrestricted Subsidiaries, except for JV Holding Companies, (h) any property in a community under development with a dollar amount of investment as of the most recent month-end (as determined in accordance with GAAP) of less than $2.0 million or with less than 10 lots remaining, (i) any assets or property excluded from the Collateral pursuant to clause (ii) of the proviso of Article 2 of the Security Agreement and (j) up to $25.0 million of cash or cash equivalents that are pledged to secure obligations permitted to be secured pursuant to clause (d) of the definition of “Permitted Liens” if, after the use of reasonable efforts by the Company to obtain a Lien on such cash or cash equivalents in favor of the Collateral Agent for the benefit of the Holders of the Notes, the holders of the obligations secured by such cash and cash equivalents do not consent to the granting of such Liens.

“Excluded Subsidiary” means (i) each non-wholly owned Subsidiary and (ii) each Subsidiary of the Company (other than the Issuer) that has a book value of less than $2.0 million, measured at the end of the most recently completed fiscal year for which financial statements have been provided as set forth under Section 4.15 hereof (or if acquired or created subsequent to such delivery, measured at the most recent practicable date (or estimated in the reasonable judgment of the Company)); provided that in each case, such Subsidiary has not guaranteed any other Applicable Debt of the Company or the Issuer; provided, further, that in no event shall Excluded Subsidiaries comprise in the aggregate more than 2.0% of the Consolidated Tangible Assets, measured at the end of the most recently completed fiscal year for which financial statements have been provided as set forth under Section 4.15 hereof.

“Existing Second Lien Notes” means the Issuer’s 10.000% Senior Secured Notes due 2022 and 10.500% Senior Secured Notes due 2024, each issued pursuant to an indenture dated as of July 27, 2017, as amended or supplemented from time to time, among the Issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

“Existing Unsecured Indebtedness” means (i) the Issuer’s 13.5% Senior Notes due 2026 and 5.0% Senior Notes due 2040, each issued pursuant to an indenture dated as of February 1, 2018, as amended or supplemented from time to time, among the Issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee, (ii) obligations under the Issuer’s $212,500,000 Credit Agreement, dated as of January 29, 2018, as amended or supplemented from time to time, among the Issuer, the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and (iii) the 8.000% Senior Notes.

“expiration date” has the meaning ascribed to it in Section 3.5(b) hereof.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board of Directors or committee.

“Financing Lease Obligations” of any Person means the obligations of such Person that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement, dated as of the Issue Date, among the Issuer, the Guarantors, Wilmington Trust, National Association, in its capacities as the Trustee and the Collateral Agent hereunder, the Senior Credit Agreement Collateral Agent, the 1.25 Lien Trustee, the 1.25 Lien Collateral Agent, the 1.5 Lien Trustee, the 1.5 Lien Collateral Agent and the Joint First Lien Collateral Agent (each as defined therein) and any other representative of the holders of any other Obligations permitted to be incurred and secured under this Indenture, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“Global Note” means a Note in registered, global form without interest coupons.

“Guarantee” means the guarantee of the Notes by each Guarantor under this Indenture.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided, that the term “guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantors” means (a) initially, the Company and each of the other Guarantors signatory hereto as set forth on Schedule A hereto, and (b) each of the Company’s Subsidiaries that becomes a Guarantor of the Notes pursuant to the provisions of this Indenture, and their successors, in each case, until released from its respective Guarantee pursuant to this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Interest Protection Agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, Currency Agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder”, “Holders”, “Holder of Notes” or “Holders of Notes” means the Person or each Person in whose name a Note is registered in the books of the applicable Registrar for the Notes.

“incurrence” has the meaning ascribed to it in Section 4.6(a) hereof.

“Indebtedness” of any Person means, without duplication,

(a) any liability of such Person (i) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instruments issued for the benefit of, or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof, is not required to be recorded as a liability in accordance with GAAP), or (iii) in respect of Financing Lease Obligations (to the extent of the Attributable Debt in respect thereof),

(b) any Indebtedness of others that such Person has guaranteed to the extent of the guarantee; provided, however, that Indebtedness of the Company and its Restricted Subsidiaries will not include the obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof, and upon any such purchase the excess, if any, of the purchase price thereof over the Fair Market Value of the mortgages acquired, will constitute Restricted Payments subject to Section 4.7 hereof,

(c) to the extent not otherwise included, the obligations of such Person under Hedging Obligations to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such obligations, in accordance with GAAP, and

(d) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business or completion guarantees entered into in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (i) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (ii) the maximum liability of such Person for any contingent obligations under clause (a) of this definition at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, (iii) in the case of clause (c) above, zero if permitted under clause (f) of Permitted Indebtedness or, otherwise, the net termination amount payable in respect thereof, and (iv) in the case of clause (d) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

For the avoidance of doubt, obligations of any Person under a Permitted Bond Hedge transaction or a Permitted Warrant transaction shall be deemed not to constitute Indebtedness.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Notes” means the Notes of the Issuer issued under this Indenture on the Issue Date and any Notes issued in replacement therefor.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit J hereto.

“Intangible Assets” of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items (other than any deferred tax assets) which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

“Intercreditor Agreements” means, collectively, the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement.

“Interest Expense” of any Person for any period means, without duplication, the aggregate amount of (a) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Financing Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense (other than interest and other charges amortized to cost of sales)), and (b) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company, the Issuer or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

“Interest Incurred” of any Person for any period means, without duplication, the aggregate amount of (a) Interest Expense and (b) all capitalized interest and amortized debt issuance costs.

“Interest Payment Date” means each February 15 and August 15 of each year, commencing February 15, 2020.

“Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness permitted to be incurred under this Indenture. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute an Interest Protection Agreement.

“Investment Grade” means, with respect to a debt rating of the Notes, a rating of Baa3 (or the equivalent) or higher by Moody’s together with a rating of BBB- (or the equivalent) or higher by S&P or, in the event S&P or Moody’s or both shall cease rating the Notes (for reasons outside the control of the Company or the Issuer) and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

“Investments” of any Person means (a) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (b) all guarantees of Indebtedness of any other Person by such Person, (c) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (d) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

“Issue Date” means October 31, 2019.

“Issuer” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under this Indenture.

“Joint First Lien Collateral Agent” means Wilmington Trust, National Association, in its capacity as Joint First Lien Collateral Agent under the Collateral Agency Agreement.

“Junior Lien Indebtedness” has the meaning ascribed to it in Section 4.16.

“Junior Lien Intercreditor Agreement” means the Second Amended and Restated Intercreditor Agreement, dated as of the Issue Date, among the Issuer, the Guarantors, Wilmington Trust, National Association, in its capacities as the Trustee and the Collateral Agent hereunder, as the collateral agent for the Existing Second Lien Notes and as the Senior Credit Agreement Collateral Agent, the 1.25 Lien Trustee, the 1.25 Lien Collateral Agent, the 1.5 Lien Trustee, the 1.5 Lien Collateral Agent, the Joint First Lien Collateral Agent, the Mortgage Tax Collateral Agent, the 10.000% Junior Trustee, the 10.000% Junior Collateral Agent, the 10.500% Junior Trustee, the 10.500% Junior Collateral Agent and the Junior Joint Collateral Agent (each as defined therein) and any other representative of the holders of any other Obligations permitted to be incurred and secured under this Indenture, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“JV Holding Company” means a Subsidiary of JV Holdings, the only material asset of which constitutes Capital Stock of one or more joint ventures owned on the Issue Date or Permitted Joint Ventures in existence on the Issue Date or acquired or formed after the Issue Date; provided that neither JV Holdings nor K. Hovnanian JV Services Company, L.L.C. shall be deemed a JV Holding Company.

“JV Holdings” means K. Hovnanian JV Holdings, L.L.C.

“L/C Collateral” means cash and cash equivalents that secure obligations permitted to be secured pursuant to clause (d) of the definition of “Permitted Liens”.

“Land Banking Collateral Sales” has the meaning ascribed to it in the definition of “Asset Disposition”.

“Land Banking Transaction” means an arrangement relating to Property now owned or hereafter acquired whereby the Company, the Issuer or a Restricted Subsidiary sells such Property to a Person (other than the Company, the Issuer or a Restricted Subsidiary) and the Company, the Issuer or a Restricted Subsidiary, as applicable, has an option to purchase such Property back on a specified schedule.

“Legal Defeasance” has the meaning ascribed to it in Section 8.1 hereof.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Make-Whole Amount” has the meaning ascribed to it in Section 3.1(a) hereof.

“Marketable Securities” means (a) equity securities that are listed on the New York Stock Exchange, the NYSE MKT or The Nasdaq Stock Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange, the NYSE MKT or covered by at least two reputable market makers.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Mortgage Subsidiary” means any Subsidiary of the Company substantially all of whose operations consist of the mortgage lending business.

“Most Recent Fiscal Quarter” means the most recently completed fiscal quarter for which financial statements have been provided pursuant to Section 4.15 hereof.

“Net Cash Proceeds” means with respect to an Asset Disposition, payments received in cash (including any such payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case, net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller’s indemnities or other obligations to the purchaser undertaken by the Company, the Issuer or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property (other than Indebtedness secured by Liens on the Collateral) in accordance with the terms of any Lien or agreement upon or with respect to such Property or which such Indebtedness must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

“New Secured Notes” means, collectively, the Notes, the 1.25 Lien Notes and the 1.5 Lien Notes.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (a) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property, including for the avoidance of doubt, assets directly related thereto or derived therefrom, identified in the instruments evidencing or securing such Indebtedness or other property of such Person financed pursuant to the Credit Facility of such Person under which such Indebtedness was incurred (provided that the aggregate principal amount of the total Indebtedness shall not exceed the purchase price or cost (including financing costs) of the properties financed thereby), (b) such properties were acquired (directly or indirectly, including through the purchase of Capital Stock of the Person owning such property), constructed or improved with the proceeds of such Indebtedness or such Indebtedness was incurred within 365 days after the acquisition (directly or indirectly, including through the purchase of Capital Stock of the Person owning such property) or completion of such construction or improvement and (c) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (i) environmental warranties, covenants and indemnities, (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, deposits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens, breach of separateness covenants, and other customary exceptions, (iii) in the case of the borrower thereof only, other obligations in respect of such Indebtedness that are payable solely as a result of a voluntary or collusive non-voluntary bankruptcy filing (or similar filing or action) by such borrower or (iv) similar customary “bad-boy” guarantees.

“Non-Recourse Indebtedness Amount” has the meaning ascribed to it in Section 4.6(b) hereof.

“Non-U.S. Person” means a Person that is not a “U.S. person,” as such term is defined in Regulation S.

“Notes” has the meaning ascribed to it in the Recitals hereof.

“Obligations” means with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“offer” has the meaning ascribed to it in Section 3.5(a) hereof.

“Offer to Purchase” has the meaning ascribed to it in Section 3.5(a) hereof.

“Officer,” when used with respect to the Issuer or the Company, means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary or any assistant secretary of the Issuer or the Company, as the case may be.

“Officer’s Certificate,” when used with respect to the Issuer or the Company, means a certificate signed by the chairman of the Board of Directors, the president, the chief executive officer, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary or any assistant secretary of the Issuer or the Company, as the case may be.

“Opinion of Counsel” means a written opinion signed by legal counsel of the Issuer or the Company, who may be an employee of, or counsel to, the Issuer or the Company, and who shall be reasonably satisfactory to the Trustee.

“Original Issue Discount Legend” means the legend set forth in Exhibit G.

“Pari Secured Debt Obligations” has the meaning ascribed to it in subclause (i)(a) of the definition of “Permitted Liens”.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Perfected Collateral” means the aggregate amount, at the time of determination, of:

(a) Cash Equivalents of the Company, the Issuer and Restricted Subsidiaries to the extent the Liens thereon securing the Notes have been perfected pursuant to control agreements naming the Joint First Lien Collateral Agent as secured party;

(b) the book value (as of the last day of the Most Recent Fiscal Quarter) of any inventory constituting Collateral (to the extent the Liens securing such Collateral have been perfected), less the aggregate principal amount of any Non-Recourse Indebtedness, Refinancing Non-Recourse Indebtedness and Purchase Money Indebtedness (as of the last day of the Most Recent Fiscal Quarter) secured by Liens on such inventory that are senior or pari passu in priority with the Notes; and

(c) the book value (as of the last day of the Most Recent Fiscal Quarter) of the Capital Stock in any JV Holding Company that is pledged as Collateral (to the extent the Liens securing such Collateral have been perfected).

“Permanent Regulation S Global Note” means a Regulation S Global Note that does not bear the Regulation S Temporary Global Note Legend.

“Permitted Bond Hedge” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s Capital Stock purchased by the Company, the Issuer or any Restricted Subsidiary in connection with the issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge, less the proceeds received by the Company, the Issuer or the Restricted Subsidiaries from the sale of any related Permitted Warrant, does not exceed the net proceeds received by the Company, the Issuer or the Restricted Subsidiaries from the sale of such Permitted Convertible Indebtedness issued in connection with the Permitted Bond Hedge.

“Permitted Convertible Indebtedness” means Indebtedness of the Company, the Issuer or any Restricted Subsidiary permitted to be incurred under the terms of this Indenture that is either (a) convertible or exchangeable into Capital Stock of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such Capital Stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for Capital Stock of the Company and/or cash (in an amount determined by reference to the price of such Capital Stock).

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge and any Permitted Warrant.

“Permitted Hovnanian Holders” means, collectively, Ara K. Hovnanian, the members of his immediate family and the members of the immediate family of the late Kevork S. Hovnanian, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Common Equity. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the Indenture) will thereafter constitute Permitted Hovnanian Holders.

“Permitted Indebtedness” means:

(a) Indebtedness under (i) (x) the 1.25 Lien Notes (and the guarantees thereof) and (y) to the extent the 1.25 Lien Notes are no longer outstanding, Credit Facilities, in an aggregate principal amount outstanding at any one time (including for the purposes of determining amounts outstanding under this clause (a)(i), any Refinancing Indebtedness in respect of Indebtedness incurred or deemed incurred under this clause (a)(i) (and any subsequently incurred Refinancing Indebtedness with respect to Refinancing Indebtedness included in this clause (a)(i) for purposes of determining amounts outstanding under this clause (a)(i))) not to exceed $282.4 million (less any amounts of 1.25 Lien Notes repaid or repurchased pursuant to the mandatory prepayment provisions set forth in Sections 4.10 and 4.12 of the 1.25 Lien Notes Indenture or similar provisions with respect to any (A) Refinancing Indebtedness in respect thereof or (B) any such Credit Facilities) and (ii) any Specified Credit Facility (and the guarantees thereof), in an aggregate amount outstanding at any one time and at the stated maturity thereof not to exceed $125.0 million;

(b)  Indebtedness incurred under (i) the Notes and any Additional Notes (and Guarantees thereof) in an aggregate principal amount outstanding at any one time (including for the purposes of determining amounts outstanding under this clause (b)(i), any Refinancing Indebtedness in respect of Indebtedness incurred or deemed incurred under this clause (b)(i) (and any subsequently incurred Refinancing Indebtedness with respect to Refinancing Indebtedness included in this clause (b)(i) for purposes of determining amounts outstanding under this clause (b)(i))) not to exceed $350.0 million (less any amounts of Notes repaid or repurchased pursuant to Sections 4.10 and 4.12 hereof) and (ii) (x) the 1.5 Lien Obligations (and the guarantees thereof) and (y) to the extent the 1.5 Lien Obligations are no longer outstanding, Credit Facilities, in an aggregate principal amount outstanding at any one time (including for purposes of determining amounts of under this clause (b)(ii), any Refinancing Indebtedness in respect of Indebtedness incurred or deemed incurred under this clause (b)(ii) (and any subsequently incurred Refinancing Indebtedness with respect to Refinancing Indebtedness included in this clause (b)(ii) for purposes of determining amounts outstanding under this clause (b)(ii))) not to exceed $168.0 million (less any amounts of 1.5 Lien Notes repaid or repurchased pursuant to mandatory prepayment provisions set forth in Sections 4.10 and 4.12 of the 1.5 Lien Notes Indenture, the mandatory prepayment provisions similar to those set forth in Sections 4.10 and 4.12 hereof of the indenture(s) governing the 1.5 Lien Obligations or similar provisions with respect to any (A) Refinancing Indebtedness in respect thereof or (B) any such Credit Facilities);

(c) Indebtedness outstanding on the Issue Date, excluding Indebtedness constituting Permitted Indebtedness pursuant to clauses (a), (b), (d) through (h), (j) through (s) and (u) of this definition, which shall be deemed to be incurred pursuant to such clauses;

(d) Indebtedness in respect of obligations of the Company and its Subsidiaries to the trustees under indentures for debt securities;

(e) intercompany debt obligations of (i) the Company to the Issuer, (ii) the Issuer to the Company, (iii) the Company or the Issuer to any Subsidiary Guarantor and (iv) any Restricted Subsidiary to the Company or the Issuer or any other Subsidiary Guarantor; provided, however, that any Indebtedness of any Subsidiary Guarantor or the Issuer or the Company owed to any Subsidiary Guarantor or the Issuer that ceases to be a Subsidiary Guarantor shall be deemed to be incurred and shall be treated as an incurrence for purposes of Section 4.6 hereof at the time the Subsidiary Guarantor in question ceases to be a Subsidiary Guarantor;

(f) Indebtedness of the Company or the Issuer or any Subsidiary Guarantor under Hedging Obligations, in the case of any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged, to the extent entered into in the ordinary course of business and not for speculative purposes;

(g) Purchase Money Indebtedness and Financing Lease Obligations entered into in the ordinary course of business in an aggregate principal amount (including for purposes of determining amounts outstanding under this clause (g), any Refinancing Indebtedness in respect thereof (and any subsequently incurred Refinancing Indebtedness with respect to Refinancing Indebtedness included in this clause (g) for purposes of determining amounts outstanding under this clause (g))) at any one time outstanding not to exceed $30.0 million;

(h) obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business;

(i) [reserved];

(j) Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured only by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business;

(k) Indebtedness under (x) Existing Unsecured Indebtedness (and guarantees thereof) and (y) to the extent the Existing Unsecured Indebtedness is no longer outstanding, Credit Facilities, in an aggregate principal amount outstanding at any one time (including for purposes of determining amounts outstanding under this clause (k), any Refinancing Indebtedness in respect of Indebtedness incurred or deemed incurred under this clause (k) (and any subsequently incurred Refinancing Indebtedness with respect to Refinancing Indebtedness included in this clause (k) for purposes of determining amounts outstanding under this clause (k))) not to exceed $410.0 million;

(l) obligations in respect of self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business;

(m) [Reserved];

(n) Indebtedness under (x) the Second Lien Obligations (and guarantees thereof) and (y) to the extent the Second Lien Obligations are no longer outstanding, Credit Facilities, in an aggregate principal amount outstanding at any one time (including for purposes of determining amounts outstanding under this clause (n), any Refinancing Indebtedness in respect of Indebtedness incurred or deemed incurred under this clause (n) (and any subsequently incurred Refinancing Indebtedness with respect to Refinancing Indebtedness included in this clause (n) for purposes of determining amounts outstanding under this clause (n))) not to exceed $431.0 million;

(o) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(p) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit (which letter of credit is incurred pursuant to another clause hereof (other than clause (l) of this definition)), in a principal amount not in excess of the stated amount of such letter of credit;

(q) Indebtedness of the Company or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(r) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of Cash Management Services;

(s) obligations (other than Indebtedness for borrowed money) of the Company or any of its Restricted Subsidiaries under an agreement with any governmental authority, quasi-governmental entity, utility, adjoining (or common master plan) landowner or seller of real property, in each case entered into in the ordinary course of business in connection with the acquisition of real property, to entitle, develop or construct infrastructure thereupon;

(t)  the incurrence by the Company or any Restricted Subsidiary of Indebtedness deemed to exist pursuant to the terms of a joint venture agreement as a result of a failure of the Company or such Restricted Subsidiary to make a required capital contribution therein; provided that the only recourse on such Indebtedness is limited to the Company’s or such Restricted Subsidiary’s equity interests in the related joint venture; and

(u)  Indebtedness of the Company, the Issuer or a Subsidiary Guarantor which, together with all other Indebtedness under this clause (u), does not exceed $75.0 million aggregate principal amount outstanding at any one time (including for purposes of determining amounts outstanding under this clause (u), any Refinancing Indebtedness in respect thereof (or of such Refinancing Indebtedness), which Refinancing Indebtedness shall be deemed to have been incurred under this clause (u)).

“Permitted Investment” means

(a) Cash Equivalents;

(b) any Investment in the Company, the Issuer or any Subsidiary Guarantor or any Person that becomes a Subsidiary Guarantor as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Subsidiary Guarantor;

(c) any receivables, loans or other consideration taken by the Company, the Issuer or any Restricted Subsidiary in connection with any asset sale otherwise permitted by this Indenture; provided that non-cash consideration received in an Asset Disposition or an exchange or swap of assets shall be pledged as Collateral under the Security Documents to the extent the assets subject to such Asset Disposition or exchange or swap of assets constituted Collateral, with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of; provided, further, that notwithstanding the foregoing clause, if such assets are not of a character that would be Collateral and the Company is not able to obtain a Lien on such assets in favor of the Collateral Agent for the benefit of the Holders of the Notes after the use of reasonable efforts, up to an aggregate of $50.0 million of (x) non-cash consideration and consideration received as referred to in Section 4.10(b)(ii), (y) assets invested in pursuant to Section 4.10(c) and (z) assets received pursuant to clause (d) under the definition of “Asset Disposition” may be designated by the Company or the Issuer as Excluded Property not required to be pledged as Collateral;

(d) Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of this Indenture;

(e) Investments in Hedging Obligations described in the definition of “Permitted Indebtedness”;

(f) any loan or advance to an executive officer, director or employee of the Company or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1.0 million shall have been approved by the Board of Directors of the Company or a committee thereof consisting of disinterested members;

(g) Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing, or other mortgage related assets;

(h) obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages;

(i) Investments in an aggregate amount at any time outstanding not to exceed the greater of (x) $20.0 million and (y) 1.4% of Consolidated Tangible Assets (measured at the time made and without giving effect to subsequent changes in value);

(j) Guarantees issued in accordance with Section 4.6 hereof;

(k) Investments in existence on the Issue Date (other than Restricted Payments described in Section 4.7(b)(xii)) not otherwise constituting Permitted Investments pursuant to clause (b) above;

(l) Permitted Bond Hedges which constitute Investments;

(m) extensions of trade credit and credit in connection with the sale of land owned by the Company or a Restricted Subsidiary which is zoned by the applicable governmental authority having jurisdiction for construction and use as a detached or attached (including town homes or condominium) single-family house (but excluding mobile homes), or the sale of a detached or attached (including town homes or condominium) single-family house (but excluding mobile homes) owned by the Company or a Restricted Subsidiary which is completed or for which there has been a start of construction and which has been or is being constructed on any such land;

(n) obligations (but not payments thereon) with respect to homeowners association obligations, community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(o) guarantee obligations, including completion guarantee or indemnification obligations (other than for the payment of borrowed money) entered into in the ordinary course of business and incurred for the benefit of any adjoining landowner, lender, seller of real property or municipal government authority (or enterprises thereof) in connection with the acquisition, construction, subdivision, entitlement and development of real property;

(p) Investments the payment for which consists of Qualified Stock of the Company; provided that such Qualified Stock will not increase the amount available for Restricted Payments under clause (iii) of Section 4.7(a);

(q) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of the Restricted Subsidiaries;

(r) intercompany current liabilities owed by or to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business in connection with the cash management operations of the Company and its Subsidiaries; and

(s) insurance, lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business.

“Permitted Joint Venture” means any joint venture between the Issuer, the Company or any of its Subsidiaries, on the one hand, and any other person that is not an affiliate of the Company, on the other; provided that (i) such joint venture is solely engaged in the business of the development, construction and sale of homes and has no assets, liabilities or operations other than those reasonably related to such business, and (ii) such Person owns no Capital Stock or other equity interests in, or Indebtedness of, the Company or any of its Restricted Subsidiaries and makes no Investments in the Company or any of its Restricted Subsidiaries.

“Permitted Liens” means

(a) Liens for taxes, assessments or governmental or quasi-governmental charges or claims that (i) are not yet delinquent for a period of more than 30 days, (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (iii) encumber solely property abandoned or in the process of being abandoned;

(b) statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (i) are not yet delinquent for a period of more than 30 days or (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required;

(c) Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations);

(d) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contracts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (a)(i) of the definition of “Indebtedness”), in each case incurred in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries;

(e) attachment or judgment Liens not giving rise to a Default or an Event of Default;

(f) easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries;

(g) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries;

(h) Liens securing Indebtedness incurred pursuant to clause (j) of the definition of “Permitted Indebtedness”;

(i) Liens on the Collateral and other assets not constituting Collateral pursuant to clause (a) of the definition of “Excluded Property” securing:

(a)  (i) Indebtedness incurred or deemed incurred under clause (b)(i) of the definition of “Permitted Indebtedness” and (ii) any Refinancing Indebtedness in respect thereof (and any subsequently incurred Refinancing Indebtedness in respect of any such Refinancing Indebtedness) (Indebtedness so secured under clauses (a)(i) and (ii), collectively, the “Pari Secured Debt Obligations”); provided that the Liens incurred pursuant to this clause (a) shall rank equal to or junior to the Liens securing the Notes pursuant to the terms of the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement or other intercreditor agreement that is substantially similar to such intercreditor agreements (in the case of any junior Liens, with the Notes being treated as senior priority obligations thereunder), as applicable;

(b)  (i) Indebtedness incurred or deemed incurred under clause (a)(i) of the definition of “Permitted Indebtedness” and (ii) any Refinancing Indebtedness in respect thereof (and any subsequently incurred Refinancing Indebtedness in respect of any such Refinancing Indebtedness), provided that the Liens incurred pursuant to this clause (b) shall rank junior to the Liens securing the Notes pursuant to the terms of the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement or other intercreditor agreement that is substantially similar to such intercreditor agreements (with the Notes being treated as senior priority obligations thereunder), as applicable;

(c) (i) Indebtedness incurred or deemed incurred under clause (b)(ii) of the definition of “Permitted Indebtedness” and (ii) any Refinancing Indebtedness in respect thereof (and any subsequently incurred Refinancing Indebtedness in respect of any such Refinancing Indebtedness), provided that the Liens incurred pursuant to this clause (c) shall rank junior to the Liens securing the Notes pursuant to the terms of the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement or other intercreditor agreement that is substantially similar to such intercreditor agreements (with the Notes being treated as senior priority obligations thereunder), as applicable;

(d) (i) Indebtedness incurred or deemed incurred under clause (n) of the definition of “Permitted Indebtedness” and (ii) any Refinancing Indebtedness in respect thereof (and any subsequently incurred Refinancing Indebtedness in respect of any such Refinancing Indebtedness), provided that the Liens incurred pursuant to this clause (d) shall rank junior to the Liens securing the Notes pursuant to the terms of the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement or other intercreditor agreement that is substantially similar to such intercreditor agreements (with the Notes being treated as senior priority obligations thereunder), as applicable;

(e)  Indebtedness under clause (a)(ii) of the definition of “Permitted Indebtedness”, provided that the Liens incurred pursuant to this clause (e) may secure Senior Priority Lien Obligations;

(f) [reserved]; and

(g)  any other Indebtedness (including Refinancing Indebtedness) permitted to be incurred under this Indenture in an aggregate amount at any time outstanding not to exceed $410.0 million; provided that the Liens securing any such Indebtedness incurred pursuant to this clause (g) shall rank junior to the Liens on the Collateral securing the 1.5 Lien Notes (or, if no longer outstanding, the Refinancing Indebtedness in respect thereof (or of such Refinancing Indebtedness)) pursuant to the terms of the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement or other intercreditor agreement that is substantially similar to such intercreditor agreements (with the Notes being treated as senior priority obligations thereunder), as applicable;

(j) Liens securing Non-Recourse Indebtedness and Refinancing Non-Recourse Indebtedness of the Company, the Issuer or any Restricted Subsidiary; provided, that such Liens apply only to (i) the property financed, constructed or improved out of the net proceeds of the Non-Recourse Indebtedness within 365 days after the incurrence of the Non-Recourse Indebtedness, and, including for the avoidance of doubt, assets directly related thereto or derived therefrom or other property of the Company, the Issuer or any Restricted Subsidiary financed pursuant to the Credit Facility of such person under which the Non-Recourse Indebtedness or Refinancing Non-Recourse Indebtedness was incurred, or (ii) licenses, permits, authorizations, consent forms or contracts related to the acquisition, development, use or improvement of such property; provided, that the Company uses reasonable efforts to obtain Liens on the assets securing such Indebtedness, in favor of the Collateral Agent for the benefit of the Holders of the Notes, that is junior to the Liens securing such Indebtedness and otherwise consistent with priorities set forth in the First Lien Intercreditor Agreement;

(k) Liens securing Purchase Money Indebtedness; provided, that such Liens apply only to (i) the property financed, designed, installed, constructed or improved with the proceeds of such Purchase Money Indebtedness within 365 days after the incurrence of such Purchase Money Indebtedness, and, including for the avoidance of doubt, assets directly related thereto or derived therefrom or other property of the Company, the Issuer or any Restricted Subsidiary financed pursuant to the Credit Facility of such person under which the Purchase Money Indebtedness was incurred, or (ii) licenses, permits, authorizations, consent forms or contracts related to the acquisition, development, use or improvement of such property;

(l) Liens on property or assets of the Company, the Issuer or any Subsidiary Guarantor securing Indebtedness of the Company, the Issuer or any Subsidiary Guarantor owing to the Company, the Issuer or one or more Subsidiary Guarantors;

(m) leases, subleases, licenses or sublicenses (including of intellectual property) granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries;

(n) Financing Lease Obligations; provided, that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 365 days after the acquisition of such Property;

(o) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided that such sale is not otherwise prohibited under this Indenture;

(p) any right of a lender or lenders to which the Company, the Issuer or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness and any and all balances, credits, deposits, accounts or money of the Company, the Issuer, or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates;

(q) any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries;

(r) Liens for homeowner, condominium, property owner association developments and similar fees, assessments and other payments;

(s) Liens securing Refinancing Indebtedness (except Liens securing Refinancing Indebtedness in respect of Indebtedness secured pursuant to clause (i) under this definition); provided, that such Liens extend only to the assets securing the Indebtedness being refinanced and have the same or junior priority as the initial Liens;

(t) Liens incurred in the ordinary course of business as security for the obligations of the Company, the Issuer and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers;

(u) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary or acquired by the Company or its Subsidiaries;

(v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided, that such Liens were in existence prior to the contemplation of such acquisition;

(w) Liens existing on the Issue Date (other than Liens securing Obligations under Indebtedness secured pursuant to clause (i) under this definition) and any extensions, renewals, refinancings or replacements thereof;

(x) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(y) pledges, deposits and other Liens existing under, or required to be made in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority) in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(z) Liens securing obligations of the Company or any Restricted Subsidiary to any third party in connection with any option, repurchase right or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Company or any Restricted Subsidiary and joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) of the Company or any Restricted Subsidiary and property belonging to such third parties, in each case entered into in the ordinary course of business; provided that such Liens do not at any time encumber any property, other than the property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) financed by such Indebtedness and the proceeds and products thereof;

(aa) Liens securing Hedging Obligations and Cash Management Services permitted to be incurred under this Indenture, so long as the related Indebtedness is, and is permitted under this Indenture to be, secured by a Lien on the same property securing such Hedging Obligations or Cash Management Services;

(bb) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(cc) Liens in favor of the Issuer or any Guarantor;

(dd) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(ee) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(ff) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, and (ii) in favor of banking or other financial institutions or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(gg) the rights reserved or vested in any Person by the terms of any lease, license, grant or permit held by the Company or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(hh) restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(ii) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(jj) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(kk) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(ll) Liens on the Equity Interests of a Mortgage Subsidiary securing Indebtedness of the type set forth under clause (j) of the definition of “Permitted Indebtedness”;

(mm) [Reserved];

(nn) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement, to the extent that such encumbrance or restriction does not secure Indebtedness;

(oo) Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by the Indenture;

(pp) easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations and assessment district or similar Liens in connection with municipal or special district financing, agreements with adjoining landowners or state or local government authorities, quasi-governmental entities or utilities and other similar charges or encumbrances incurred in the ordinary course of business and which do not, in the aggregate, materially interfere with the ordinary course of business of the Company and its Subsidiaries; and

(qq) Liens securing obligations not to exceed $25.0 million at any one time outstanding; provided that any Liens on the Collateral securing any Indebtedness (or Obligations in respect thereof) incurred pursuant to this clause (qq) shall rank junior to the Liens securing the Notes pursuant to the terms of the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement or other intercreditor agreement that is substantially similar to such intercreditor agreements (with the Notes being treated as senior priority obligations thereunder), as applicable.

For purposes of determining compliance with this definition of “Permitted Liens”, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Issuer shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

“Permitted Warrant” means any call option on, warrant or right to purchase (or substantively equivalent derivative transaction) the Company’s Capital Stock sold by the Company, the Issuer or any Restricted Subsidiary substantially concurrently with any purchase by the Company, the Issuer or any Restricted Subsidiary of a related Permitted Bond Hedge.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge Agreement” means the 1.125 Lien Pledge Agreement, dated as of the Issue Date, among the Issuer and the Guarantors, in favor of the Collateral Agent for the benefit of itself, the Trustee and the Holders, as amended, restated, supplemented or otherwise modified from time to time.

“Preferred Stock” of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

“Prepay”, “Prepaid” and “Prepayment” have the meanings ascribed to them in Section 4.16 hereof.

“Prepayment Builder Amount” means, immediately before consummating a Prepayment under Section 4.16(a)(iv), an amount equal to (x) the sum of (a) $24.0 million and (b) 30% of the increase in Perfected Collateral from and including (taken as one accounting period) the first fiscal quarter following the Issue Date and ending on the last day of the Company’s fiscal quarter immediately preceding the date of such Prepayment minus (y) the aggregate amount of Prepayments made pursuant to Section 4.16(a)(iv) since the Issue Date.

“Prepayment Indebtedness” has the meaning ascribed to it in Section 4.16 hereof.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“purchase amount” has the meaning ascribed to it in Section 3.5(b) hereof.

“purchase date” has the meaning ascribed to it in Section 3.5(b) hereof.

“Purchase Money Indebtedness” means Indebtedness of the Company, the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of design, installation, construction, lease or improvement, of any property to be used in the business of the Company, the Issuer and the Restricted Subsidiaries; provided, however, that (a) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs) and (b) such Indebtedness shall be incurred no later than 365 days after the acquisition of such property or completion of such design, installation, construction, lease or improvement.

“Qualified Stock” means Capital Stock of the Company other than Disqualified Stock.

“Rating Agency” means a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Real Estate Business” means homebuilding, housing construction, real estate development or construction and the sale of homes and related real estate activities, including the provision of mortgage financing or title insurance.

“Record Date” for the interest payable on any Interest Payment Date means the February 1 or August 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (excluding Non-Recourse Indebtedness or Permitted Indebtedness described under clauses (a)(ii), (d), (e), (f), (h), (j), (l) and (o) through (t) of the definition thereof), but only to the extent that:

(a) the Refinancing Indebtedness is subordinated, if at all, to the Notes or the Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended;

(b) the Refinancing Indebtedness is scheduled to mature either (x) no earlier than the Indebtedness being refunded, refinanced or extended or (y) no earlier than 91 days after the maturity date of the Notes;

(c) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes;

(d) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended (plus all accrued interest thereon and the amount of any premiums (including tender premiums) and fees, costs and expenses incurred in connection with the refinancing thereof);

(e) such Refinancing Indebtedness, if secured, is (x) secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness and unsecured Indebtedness may be refinanced with secured Indebtedness) and (y) to the extent the Indebtedness being refunded, refinanced or extended was not secured by any assets other than the Collateral, such Refinancing Indebtedness is not secured by any assets other than the Collateral; and

(f)  such Refinancing Indebtedness may not be incurred or guaranteed by any Person that is not the Issuer or a Guarantor hereunder;

provided, that for purposes of determining the principal amount outstanding under clauses (a)(i), (b)(i), (b)(ii), (g), (k), (n) and (u) of “Permitted Indebtedness” and clauses (i) and (qq) of “Permitted Liens”, the principal amount referred to in such clauses shall be calculated excluding any principal amount that was incurred in respect of amounts set forth in the parenthetical in clause (d) of this definition and such principal amount shall nonetheless be permitted under such clauses.

“Refinancing Non-Recourse Indebtedness” has the meaning ascribed to it in Section 4.6(b) hereof.

“Register” has the meaning ascribed to it in Section 2.9(a) hereof.

“Registrar” means a Person engaged to maintain the Register.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Regulation S Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Regulation S Temporary Global Note” means a Regulation S Global Note that bears the Regulation S Temporary Global Note Legend.

“Regulation S Temporary Global Note Legend” means the legend set forth in Exhibit I.

“Repurchase Date” has the meaning ascribed to it in Section 4.12(a) hereof.

“Responsible Officer,” when used with respect to the Trustee, means any officer in the corporate trust department of the Trustee with direct responsibility for the administration of the trust created by this Indenture.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” means any of the following:

(a) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company, the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than (i) dividends or distributions payable solely in Qualified Stock and (ii) in the case of the Issuer or Restricted Subsidiaries, dividends or distributions payable to the Company, the Issuer or a Restricted Subsidiary);

(b) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than a payment made to the Company, the Issuer or any Restricted Subsidiary); and

(c) any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary).

“Restricted Period” means the relevant 40-day “distribution compliance period” as such term is defined in Regulation S, which, for each relevant Note, commences on the date such Note is issued.

“Restricted Subsidiary” means any Subsidiary of the Company which is not an Unrestricted Subsidiary.

“Reversion Date” has the meaning ascribed to it in Section 4.19(a) hereof.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means a certificate substantially in the form of Exhibit F hereto.

“Rule 144A Global Note” means a Global Note that bears the Restricted Legend representing Notes issued, transferred or exchanged pursuant to Rule 144A.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Second Commitment” has the meaning ascribed to it in Section 4.10(c) hereof.

“Second Lien Indebtedness” means (a) the Existing Second Lien Notes and (b) all other Indebtedness of the Company, the Issuer or any Restricted Subsidiary secured by Liens on the Collateral that are equal in priority to the Liens on the Collateral securing the Existing Second Lien Notes and guarantees thereof on a second-lien basis.

“Second Lien Obligations” means the Second Lien Indebtedness and all Obligations in respect thereof.

“Secured Debt Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Total Debt that is secured by a Lien (which shall include Non-Recourse Indebtedness regardless of whether such Non-Recourse Indebtedness is secured by a Lien) to (y) Consolidated Cash Flow Available for Fixed Charges for the Four Quarter Period for which financial results have been reported immediately preceding the determination date, with such pro forma adjustments to Consolidated Total Debt and Consolidated Cash Flow Available for Fixed Charges as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien on the Collateral and subject to the Intercreditor Agreements.

“Secured Obligations” means all Secured Indebtedness and all Obligations in respect thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the 1.125 Lien Security Agreement, dated as of the Issue Date, among the Issuer and the Guarantors, in favor of the Collateral Agent for the benefit of itself, the Trustee and the Holders, as amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” means (i) the Security Agreement, (ii) the Pledge Agreement (iii) the First Lien Intercreditor Agreement, (iv) the Collateral Agency Agreement, (v) the Junior Lien Intercreditor Agreement and (vi) the security documents or any other agreement, document or instrument granting or perfecting a security interest in any assets of any Person to secure the Indebtedness and related Obligations under the Notes and the Guarantees or under which rights or remedies with respect to any such liens are governed, as each may be amended, restated, supplemented or otherwise modified from time to time.

“self-liquidating paper” has the meaning ascribed to it in Section 7.3(b) hereof.

“Senior Credit Facility” means the $125,000,000 Credit Agreement, dated as of October 31, 2019, among the Issuer, the Company, the other guarantors party thereto, and the lenders party thereto, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time hereafter, including any such amendment, restatement, supplement, replacement, refinancing or other modification that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (to the extent such increase in borrowings is permitted under Section 4.6 hereof) or adds the Company, the Issuer or Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders; provided that any amendment, restatement, supplement, replacement, refinancing or other modification of a Senior Credit Facility must comply with the last proviso in the definition of “Specified Credit Facility”.

“Senior Priority Lien Obligations” means all Indebtedness secured by Liens on the Collateral that are senior in priority to the Liens on the Collateral securing the Notes pursuant to the terms of the First Lien Intercreditor Agreement or other intercreditor agreement that is substantially similar to such intercreditor agreement (regardless of any priority level among such Senior Priority Lien Obligations), including the Senior Credit Facility.

“Significant Subsidiary” means any Subsidiary of the Company which would constitute a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

“Specified Credit Facility” means the Senior Credit Facility and, with respect to the Company, the Issuer or any of its Subsidiary Guarantors, one or more debt facilities (including, without limitation, commercial paper facilities (including indentures)) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures, credit facilities or commercial paper facilities that exchange, replace, refund, refinance, extend, renew, restate, amend, supplement or modify any part of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.6 hereof) or adds the Company, the Issuer or Subsidiary Guarantors as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender, holder, beneficial owner or group of lenders, holder or beneficial owners; provided, further, that the amount of any payment made pursuant to prepayment penalty, make-whole or applicable premium of any kind shall be taken into account in determining the aggregate principal amount outstanding under any such Specified Credit Facility.

“Subordinated Indebtedness” means Indebtedness subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

“Subsidiary Guarantor” means any Subsidiary that is a Guarantor.

“Successor” has the meaning ascribed to it in Section 4.14(a) hereof.

“Suspended Covenants” has the meaning ascribed to it in Section 4.19(a) hereof.

“Suspension Date” has the meaning ascribed to it in Section 4.19(a) hereof.

“Suspension Period” has the meaning ascribed to it in Section 4.19(a) hereof.

“Treasury Rate” has the meaning ascribed to it in Section 3.1(a) hereof.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in the preamble of this Indenture until such time, if any, a successor replaces such party in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Government Obligations” means non-callable, non-payable bonds, notes, bills or other similar obligations issued or guaranteed by the United States government or any agency thereof the full and timely payment of which are backed by the full faith and credit of the United States and denominated and payable in U.S. dollars only.

“Unentitled Land” means land owned by the Issuer or a Guarantor which has not been granted preliminary approvals ((i) in New Jersey, as defined in the Municipal Land Use Law (N.J.S.A. 40:55D-1 et seq.) and (ii) for states other than New Jersey, a point in time equivalent thereto) for residential development.

“Unrestricted Subsidiary” means any Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company or a duly authorized committee thereof as provided below and provided that any such Subsidiary (including any JV Holding Company and any Permitted Joint Venture) so designated as an Unrestricted Subsidiary is used solely in the ordinary course of business consistent with past practice, including, without limitation, the provision of mortgage financing or title insurance and joint venture operations, and has no assets, liabilities or operations other than those reasonably related to such business purpose; provided further, that the holders of Indebtedness thereof do not have direct or indirect recourse against the Company, the Issuer or any Restricted Subsidiary, and neither the Company, the Issuer nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that the amount thereof constitutes a Restricted Payment or Permitted Investment permitted by this Indenture, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of “Non-Recourse Indebtedness,” or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company, the Issuer or a Restricted Subsidiary. As of the Issue Date, the Unrestricted Subsidiaries are the Subsidiaries of the Company named in Schedule 1 hereto.

Subject to the foregoing, the Board of Directors of the Company or a duly authorized committee thereof may designate any Subsidiary in addition to those named in Schedule 1 hereto to be an Unrestricted Subsidiary; provided, however, that (a) the net amount (the “Designation Amount”) then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.7 hereof to the extent provided therein, (b) the Company must be permitted under Section 4.7 hereof or pursuant to the definition of “Permitted Investment” to make the Restricted Payment deemed to have been made pursuant to clause (a) of this paragraph, and (c) after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person’s merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

The Board of Directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (a) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under Section 4.6 hereof and (b) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, (A) the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under Section 4.6(a) hereof or (B) the Consolidated Fixed Charge Coverage Ratio would be equal to or greater than the Consolidated Fixed Charge Coverage Ratio immediately prior to such redesignation. Any such designation or redesignation by the Board of Directors of the Company or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officer’s Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officer’s Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member’s interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the sum of all such payments described in clause (a)(i) of this definition.

“$” means U.S. dollars.

Section 1.2. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided:

(a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(c) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(d) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(e) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines.

Article II
The Notes

Section 2.1.     Form, Dating and Denominations; Legends. (a)     The Notes shall be issued in one series, designated as the “7.75% Senior Secured 1.125 Lien Notes due 2026”. The Notes and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of such Notes annexed as Exhibit A constitute and are hereby expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by this Indenture, law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b)      (i)     Except as otherwise provided in clause (c) of this Section 2.1, Section 2.9(b)(iv), Section 2.10(b)(iii), Section 2.10(b)(v), or Section 2.10(c), each Initial Note or Additional Note shall bear the Restricted Legend.

(ii) Each Global Note, whether or not an Initial Note or Additional Note, shall bear the DTC Legend.

(iii) Initial Notes and Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A shall be issued, and upon the request of the Issuer to the Trustee, Initial Notes and Additional Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(iv) Each Regulation S Temporary Global Note shall bear the Regulation S Temporary Global Note Legend.

(v) Initial Notes and Additional Notes offered and sold in reliance on Regulation S shall be issued as provided in Section 2.11(a).

(vi) If any Note is issued with original issue discount for United States federal income tax purposes, such Note shall bear the Original Issue Discount Legend.

(c) If the Issuer determines (upon the advice of counsel and after consideration of other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without being subject to any conditions as provided in such Rule and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, then, the Issuer may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee shall comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.2. Execution and Authentication; Additional Notes. (a) An Officer shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b) A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication. The Trustee shall authenticate and deliver:

(i) Initial Notes for original issue in the aggregate principal amount not to exceed $350,000,000, and

(ii) Additional Notes from time to time for original issue in the aggregate principal amounts specified by the Issuer after the following conditions have been met:

(A) Receipt by the Trustee of an Officer’s Certificate specifying:

(1) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(2) whether the Notes are to be Initial Notes or Additional Notes,

(3) in the case of Additional Notes, that the issuance of such Notes does not contravene any provision of Article IV,

(4) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(5) other information the Issuer may determine to include or the Trustee may reasonably request.

(B) Receipt by the Trustee of an Officer’s Certificate and an Opinion of Counsel specifying:

(1) that the issuance of the Notes is authorized and permitted by the terms of this Indenture,

(2) that the Notes constitute a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with their terms (subject to customary exceptions), and

(3) all conditions precedent provided for in this Indenture to the issuance of the Notes have been complied with.

Section 2.3.     Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a)     The Issuer may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case, each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent shall be deemed to be references to the Agent. The Issuer may act as Registrar or (except for purposes of Article VIII) Paying Agent. In each case, the Issuer and the Trustee shall enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights.

(b) The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest, if any, on, the Notes and shall promptly notify the Trustee of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

(c) The Issuer initially appoints the Trustee as Registrar and Paying Agent with respect to the Notes.

Section 2.4. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Issuer and entitled to the benefits of this Indenture. If required by the Trustee or the Issuer, an indemnity or security must be furnished that is sufficient in the judgment of both the Trustee and the Issuer to protect the Issuer and the Trustee from any loss they may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.5.     Outstanding Notes.   (a)     Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(i) Notes cancelled by the Trustee or delivered to it for cancellation;

(ii) any Note which has been replaced pursuant to Section 2.4 unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser; and

(iii) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay all amounts then due.

(b) A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note; provided, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of the Issuer.

Section 2.6. Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer of the Issuer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Issuer shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for the purpose pursuant to Section 4.2 without charge to the Holder. Upon surrender for cancellation of any temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.7. Cancellation. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. Any Registrar or the Paying Agent shall forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid in full or delivered to the Trustee for cancellation.

Section 2.8. CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers, and if the Issuer uses CUSIP and ISIN numbers, the Trustee shall use CUSIP numbers or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Issuer shall promptly notify the Trustee in writing of any change in any CUSIP or ISIN numbers. Any Additional Notes that are not fungible with the Initial Notes for United States federal income tax purposes shall be issued with CUSIP and ISIN numbers different from the CUSIP and ISIN numbers assigned to the Initial Notes.

Section 2.9.     Registration, Transfer and Exchange. (a)     The Notes shall be issued in registered form only, without coupons, and the Issuer shall cause the Registrar to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b)     (i)     Each Global Note shall be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, shall bear the DTC Legend.

(ii) Each Global Note shall be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) shall be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (A) as set forth in Section 2.9(b)(iv) and (B) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by 20 days’ prior written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(iii) Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security. None of the Issuer, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(iv) If (x) the Depositary (i) notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuer within 90 days of the notice or (ii) has ceased to be a clearing agency registered under the Exchange Act, (y) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes or (z) the Depositary directs the Trustee in writing to do so following the occurrence and during the continuation of an Event of Default with respect to the Notes, the Trustee shall promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note shall be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor shall not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor shall bear the Restricted Legend; provided, that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Regulation S Temporary Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c) Each Certificated Note shall be registered in the name of the holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee shall promptly register any transfer or exchange that meets the requirements of this Section and Section 2.10 noting the same in the register maintained by the Trustee for the purpose; provided, that

(i) no transfer or exchange shall be effective until it is registered in such register, and

(ii) the Trustee shall not be required (x) to issue or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (y) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (z) if a redemption or a purchase pursuant to an Offer to Purchase or a transfer is to occur after a Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents shall treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and shall not be affected by notice to the contrary.

From time to time the Issuer shall execute and the Trustee shall authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge shall be imposed in connection with any transfer or exchange of any Note, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(iv)).

(e)      (i)     Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee shall (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, shall, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, shall thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(i) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee shall (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(ii) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee shall (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(iii) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee shall (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.9 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c) of this Section, the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
Rule 144A Global Note	Rule 144A Global Note	(i)
Rule 144A Global Note	Regulation S Global Note	(ii)
Rule 144A Global Note	Certificated Note	(iii)
Regulation S Global Note	Rule 144A Global Note	(iv)
Regulation S Global Note	Regulation S Global Note	(i)
Regulation S Global Note	Certificated Note	(v)
Certificated Note	Rule 144A Global Note	(iv)
Certificated Note	Regulation S Global Note	(ii)
Certificated Note	Certificated Note	(iii)

(i) No certification is required.

(ii) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided, that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(iii) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an opinion of counsel and such other certifications and evidence as the Issuer or the Trustee may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided, that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that a Rule 144A Global Note or a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee shall deliver a Certificated Note that does not bear the Restricted Legend.

(iv) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate and must comply with all applicable securities laws of any state of the United States or any other jurisdiction.

(v) If the requested transfer involves a beneficial interest in a Regulation S Temporary Global Note, the Person requesting the registration of transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an opinion of counsel and such other certifications and evidence as the Issuer or the Trustee may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Regulation S Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend. Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Regulation S Temporary Global Note.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without being subject to any conditions as provided in such Rule; provided, that the Issuer has provided the Trustee with an Officer’s Certificate to that effect, and the Issuer or the Trustee may require from any Person requesting a transfer or exchange in reliance upon this clause an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate.

Any Certificated Note delivered in reliance upon this paragraph shall not bear the Restricted Legend.

(d) The Trustee shall retain copies of all certificates, opinions and other documents received in connection with the registration of transfer or exchange of a Note (or a beneficial interest therein), and the Issuer shall have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee. Neither the Company nor the Trustee shall have an obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Indenture and to examine the same to determine compliance as to form with the express requirements hereof.

Section 2.11.     Regulation S Temporary Global Notes. (a)     Each Initial Note and Additional Note originally sold in reliance upon Regulation S will be evidenced by one or more Regulation S Global Notes that bear the Regulation S Temporary Global Note Legend.

(b) An owner of a beneficial interest in a Regulation S Temporary Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, upon the Issuer’s order, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Regulation S Global Note, and will (x) permanently reduce the principal amount of such Regulation S Temporary Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.

(c) Notwithstanding anything to the contrary contained herein, beneficial interests in a Regulation S Temporary Global Note may be held through the Depositary only through Euroclear or Clearstream and their respective direct and indirect participants.

Article III
Redemption; Offer to Purchase

Section 3.1. Optional Redemption. (a) The Issuer may, at its option, redeem the Notes, in whole, at any time, or in part, from time to time, prior to February 15, 2022, at a redemption price equal to the sum of:

(i) 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date, if any (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date); plus

(ii) the Make-Whole Amount.

The term “Make-Whole Amount” shall mean, in connection with any optional redemption of any Note, the excess, if any, of:

(i) the present value at such redemption date of (A) the redemption price of the Note at February 15, 2022 (such redemption price being set forth in the table appearing in Section 3.1(b) hereof) plus (B) all required interest payments due on the Note through February 15, 2022 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(ii) the principal amount of the Note being redeemed.

In no case shall the Trustee be responsible for calculating, verifying or determining the Make-Whole Amount.

“Treasury Rate” means, in connection with the calculation of any Make-Whole Amount with respect to any Note, as calculated by the Company, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data), most nearly equal to the period from the redemption date to February 15, 2022; provided, however, that if the period from the redemption date to February 15, 2022 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to February 15, 2022 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

(b) At any time and from time to time on or after February 15, 2022, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of the principal amount set forth below for the period during which the redemption date falls plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date).

Period Commencing	Percentage
February 15, 2022	103.875%
February 15, 2023	101.937%
February 15, 2024 and thereafter	100.000%

(c) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in an Offer to Purchase in connection with a Change of Control (a “Change of Control Offer”) and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as permitted by Section 4.12 hereof, purchases of all of the Notes validly tendered and not validly withdrawn by such Holders, the Issuer or such third party shall have the right, upon not less than 10 nor more than 60 days’ prior notice to the Holders (with a copy to the Trustee), given not more than 30 days following such purchase pursuant to the Change of Control Offer described in Section 4.12 hereof, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

Section 3.2. Redemption with Proceeds of Equity Offering. At any time and from time to time prior to February 15, 2022, the Issuer may redeem the Notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 107.750% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date), in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes (including Additional Notes), provided that:

(i) in each case the redemption takes place not later than 60 days after the closing of the related Equity Offering, and

(ii) not less than 65% of the original aggregate principal amount of the Notes (including Additional Notes) remains outstanding immediately thereafter.

Section 3.3. Sinking Fund; Mandatory Redemption. There is no sinking fund for, or mandatory redemption of, the Notes.

Section 3.4. Method and Effect of Redemption. (a) If the Issuer elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officer’s Certificate at least five days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Notes to be redeemed shall be selected by the Trustee by lot, pro rata or such other method as the Trustee deems fair and appropriate in consultation with the Issuer, subject to applicable procedures of DTC (in the case of Global Notes) and compliance with the rules of any securities exchange on which the Notes may be listed. Notes shall be redeemed in denominations of $2,000 principal amount or any multiple of $1,000 in excess thereof. The Trustee will notify the Issuer promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be delivered electronically or mailed by first-class mail, postage prepaid, by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer to Holders whose Notes are to be redeemed at least 10 days but not more than 60 days before the redemption date at such Holder’s registered address or otherwise in accordance with the applicable procedures of DTC (in the case of Global Notes), except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of such Notes or a satisfaction and discharge of the Indenture. Notices of any redemption may be given prior to the completion thereof, and may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, another offering or another transaction or event.

(b) The notice of redemption shall identify the Notes to be redeemed and shall include or state the following:

(i) the redemption date;

(ii) the redemption price, including the portion thereof representing any accrued interest, if any;

(iii) the place or places where Notes are to be surrendered for redemption (Notes called for redemption must be so surrendered in order to collect the redemption price);

(iv) that on the redemption date, the redemption price shall become due and payable on Notes called for redemption, and interest on Notes called for redemption shall cease to accrue on and after the redemption date;

(v) that if any Note is redeemed in part, the portion of the principal amount thereof to be redeemed, and that on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion shall be issued;

(vi) if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes; and

(vii) if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

(c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date (subject to any conditions specified in such notice), and upon surrender of the Notes called for redemption, the Issuer shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed shall cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder shall receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

(d) The Company and its Affiliates may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

Section 3.5. Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Issuer to purchase Notes as required by this Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Issuer shall notify the Trustee at least five days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer shall be sent by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

(b) The offer must include or state the following as to the terms of the Offer to Purchase:

(i) the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(ii) the aggregate principal amount of the outstanding Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”);

(iii) the purchase price, including the portion thereof representing accrued interest, if any;

(iv) an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(v) information concerning the business of the Company, the Issuer and its Subsidiaries which the Issuer in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase;

(vi) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof;

(vii) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(viii) each Holder electing to tender a Note pursuant to the offer shall be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Issuer or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(ix) interest on any Note not tendered, or tendered but not purchased by the Issuer pursuant to the Offer to Purchase, shall continue to accrue;

(x) on the purchase date the purchase price shall become due and payable on each Note accepted for purchase, and interest on Notes purchased shall cease to accrue on and after the purchase date;

(xi) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Issuer or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(xii) (A) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes, and (B) if the Offer to Purchase is for less than all of the outstanding Notes, and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer shall purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in denominations of $2,000 principal amount and any multiples of $1,000 in excess thereof;

(xiii) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note shall be issued; and

(xiv) if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Prior to the purchase date, the Issuer shall accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officer’s Certificate specifying which Notes have been accepted for purchase. On the purchase date, the purchase price shall become due and payable on each Note accepted for purchase, and interest on Notes purchased shall cease to accrue on and after the purchase date. The Trustee shall promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d) The Issuer shall comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures shall be deemed modified as necessary to permit such compliance.

Article IV
Covenants

Section 4.1.     Payment of Notes. (a)      The Issuer agrees to pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 9:00 A.M. (New York City time) on the due date of any principal of, premium, if any, or interest on, any Notes, or any redemption or purchase price of the Notes, the Issuer shall deposit with the Trustee (or Paying Agent) money in immediately available funds in U.S. dollars sufficient to pay such amounts; provided, that if the Issuer or any Affiliate of the Issuer is acting as Paying Agent, it shall, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case, the Issuer shall promptly notify the Trustee of its compliance with this paragraph.

(b) An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee (or Paying Agent, other than the Issuer or any Affiliate of the Issuer) holds on that date money designated for and sufficient to pay the installment. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date only if paid to the Holders.

(c) The Issuer agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest, if any, at the rate per annum specified in the Notes.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified to the Trustee in writing (at least five Business Days prior to the applicable payment date) by the Holders of the Global Notes. With respect to Certificated Notes, the Issuer shall make all payments by wire transfer of immediately available funds to the accounts specified to the Trustee in writing (at least five Business Days prior to the applicable payment date) by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.2. Maintenance of Office or Agency. The Company and the Issuer shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company and the Issuer in respect of the Notes and this Indenture may be served. The Issuer and the Company hereby initially designate the Corporate Trust Office of the Trustee as such office of the Issuer and the Company. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer and the Company fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.3. Existence. The Company and the Issuer shall each do or cause to be done all things necessary to preserve and keep in full force and effect their existence and the existence of each of the Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company, the Issuer and each Restricted Subsidiary; provided, that the Company and the Issuer are not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided, further, that this Section shall not prohibit any transaction otherwise permitted by Section 4.10 or Section 4.14.

Section 4.4. Payment of Taxes. The Company shall pay or discharge, and cause each of its Subsidiaries to pay or discharge, before the same become delinquent all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, other than any such tax, assessment or charge the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

Section 4.5. [Reserved].

Section 4.6.     Limitations on Indebtedness. (a)     The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, become liable for or guarantee the payment of (collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness); provided that the Company, the Issuer and any Guarantor may incur any Indebtedness (including Acquired Indebtedness) if, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0.

(b) Notwithstanding the foregoing, the provisions of this Indenture will not prevent the incurrence of:

(i) Permitted Indebtedness,

(ii) Refinancing Indebtedness,

(iii) (A) Non-Recourse Indebtedness in an aggregate amount at any one time outstanding not to exceed the amount (the “Non-Recourse Indebtedness Amount”) that is 23% of the sum of (1) “total inventories” less (2) “consolidated inventory not owned” (as of the last day of the Most Recent Fiscal Quarter), excluding the impact of consolidated Permitted Joint Ventures, and (B) any Indebtedness which serves to refund, refinance or extend any such Non-Recourse Indebtedness (“Refinancing Non-Recourse Indebtedness”), provided that such Refinancing Non-Recourse Indebtedness is, except for clause (b) of the definition thereof, Non-Recourse Indebtedness,

(iv) any Guarantee of Indebtedness represented by the Notes, and

(v) any guarantee by the Issuer, the Company or any Guarantor of Indebtedness that is permitted to be incurred in compliance with this Indenture; provided that in the event such Indebtedness that is being guaranteed is subordinated in right of payment to the Notes or a Guarantee, as the case may be, then the related guarantee shall be subordinated in right of payment to the Notes or such Guarantee, as the case may be.

(c) For purposes of determining compliance with this covenant, and subject to Section 4.6(i), in the event that an item of Indebtedness may be incurred through Section 4.6(a) or by meeting the criteria of one or more of the types of Indebtedness described in Section 4.6(b) (or the definitions of the terms used therein), the Company, in its sole discretion,

(i) may divide, classify or later reclassify the amount and type of such item of Indebtedness (or any portion thereof) under and comply with any of the clauses of Section 4.6(b) (or any of such definitions), as applicable,

(ii) may divide, classify or later reclassify the amount and type of such item of Indebtedness (or any portion thereof) into more than one of the clauses of Section 4.6(b) (or definitions), as applicable, and

(iii) may elect to comply with such paragraphs (or definitions), as applicable, in any order.

(d) The Company and the Issuer will not, and will not cause or permit any Guarantor to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be.

(e) Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.6.

(f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in another currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus all accrued interest thereon plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing. Notwithstanding any other provision of this Section 4.6, the maximum amount of Indebtedness the Company, the Issuer or a Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this Section 4.6, the principal amount of Indebtedness outstanding under any clause of Section 4.6(b) shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.

(g) The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(h) For purposes of this Section 4.6 and the other provisions of this Indenture, (i) unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because it is unsecured, and (ii) senior Indebtedness shall not be treated as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

(i) For purposes of determining compliance with this covenant, (i) all Indebtedness incurred under the Senior Credit Facility shall be deemed to be incurred under clause (a)(ii) of the definition of “Permitted Indebtedness”, (ii) all Existing Unsecured Indebtedness shall be deemed to be incurred under clause (k) of the definition of “Permitted Indebtedness”, (iii) all Second Lien Obligations shall be deemed to be incurred under clause (n) of the definition of “Permitted Indebtedness”, (iv) all 1.25 Lien Notes shall be deemed to be incurred under clause (a)(i) of the definition of “Permitted Indebtedness” and (v) all 1.5 Lien Obligations shall be deemed to be incurred under clause (b)(ii) of the definition of “Permitted Indebtedness”, and none of the foregoing may be reclassified at any time; provided that all or any portion of any 1.5 Lien Obligations, Existing Unsecured Indebtedness and/or Second Lien Obligations deemed to have been incurred under clauses (b)(ii), (k) and (n), respectively, of the definition of “Permitted Indebtedness” and any Indebtedness deemed to have been incurred under clause (u) of the definition of “Permitted Indebtedness,” in each case, may be reclassified by the Issuer pursuant to Section 4.6(c) above.

(j) For purposes of determining compliance with Section 4.6(b)(iii)(A), the amount of Non-Recourse Indebtedness outstanding at any one time shall be calculated as the sum of (x) the aggregate principal amount of all Non-Recourse Indebtedness outstanding as of the last day of the Most Recent Fiscal Quarter plus (y) with respect to any Non-Recourse Indebtedness incurred after the provision of the financial statements used for purposes of clause (x) above but prior to the date on which financial statements for a more recent fiscal quarter have been provided (in each case, pursuant to Section 4.15 hereof), the total principal amount or committed principal amount thereof (whether or not borrowed at the time of calculation of the Non-Recourse Indebtedness Amount), and, if the Non-Recourse Indebtedness Amount is satisfied at such time, any subsequent borrowing or reborrowing of such Non-Recourse Indebtedness shall be permitted, whether or not the Non-Recourse Indebtedness Amount at the actual time of any subsequent borrowing or reborrowing is satisfied; provided, however, that, for the avoidance of doubt, if at any time thereafter, the Non-Recourse Indebtedness Amount is exceeded, no new Non-Recourse Indebtedness may be incurred until such time as the Non-Recourse Indebtedness Amount is again satisfied.

Section 4.7.     Limitations on Restricted Payments. (a)     The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

(i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(ii) immediately after giving effect to such Restricted Payment, (A) the Company could incur at least $1.00 of Indebtedness pursuant to Section 4.6(a) hereof and (B) the Secured Debt Leverage Ratio is less than 4.0 to 1.0; and

(iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made on or after the Issue Date does not exceed the sum of:

(A) 50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including the first day of the first fiscal quarter of the Company following the Issue Date and ending on the last day of the Company’s fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

(B) 100% of the aggregate net cash proceeds of and the Fair Market Value of Property received by the Company from (1) any capital contribution to the Company after the Issue Date or any issue or sale after the Issue Date of Qualified Stock (other than to any Subsidiary of the Company) and (2) the conversion, exchange or exercise, as the case may be, on or after the Issue Date of any Indebtedness or other securities of the Company or the Issuer convertible into or exchangeable or exercisable for Qualified Stock of the Company, plus

(C) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (or if the Investment was made prior to the Issue Date, that would have constituted a Restricted Payment if made after the Issue Date, if such disposition or repayment results in cash received by the Company, the Issuer or any Restricted Subsidiary), an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (A)) equal to the return of capital with respect to such Investment, including by dividend, distribution or sale of Capital Stock (to the extent not included in the calculation of Consolidated Net Income referred to in (A)), plus

(D) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after the Issue Date, in accordance with the definition of “Unrestricted Subsidiary” (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated under this Indenture as a Restricted Payment made after the Issue Date, and only to the extent not included in the calculation of Consolidated Net Income referred to in (A)), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary’s designation as an Unrestricted Subsidiary.

(b) Clause (a) of this Section 4.7 (provided that, in the case of clauses (v) and (x) below, no Default or Event of Default has occurred and is continuing at the time of such payment) will not prohibit:

(i) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days of its declaration or the giving of notice of such irrevocable redemption, as applicable, if such dividend or such payment could have been made on the date of its declaration or provision of notice, as applicable, without violation of the provisions of this Indenture;

(ii) [reserved];

(iii) [reserved];

(iv) the payment of dividends on Preferred Stock and Disqualified Stock up to an aggregate amount of $10.0 million in any fiscal year; provided that immediately after giving effect to any declaration of such dividend, (A) the Company could incur at least $1.00 of Indebtedness pursuant to the proviso to Section 4.6(a) and (B) the Secured Debt Leverage Ratio is less than 4.0 to 1.0;

(v) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Subsidiary held by any present, future or former officers, directors, managers, employees or consultants of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $2.5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $5.0 million in any calendar year); provided that such amount in any calendar year may be increased by an amount not to exceed:

(a)  the cash proceeds from the sale of Qualified Stock of the Company to any future, present or former officers, directors, managers, employees or consultants of the Company, any of its Subsidiaries that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Qualified Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (iii)(B) of Section 4.7(a); plus

(b) the cash proceeds of key man life insurance policies received by the Company and the Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made pursuant to clauses (a) and (b) of this clause (v); provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) of this clause (v) in any calendar year;

(vi) the making of cash payments in connection with any conversion or exchange of Permitted Convertible Indebtedness in an aggregate amount since the date of the indenture therefor not to exceed the sum of (a) the principal amount of such Permitted Convertible Indebtedness plus (b) any payments received by the Company, the Issuer or any Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge;

(vii) any payments in connection with (including, without limitation, the purchase of) a Permitted Bond Hedge and the settlement of any related Permitted Warrant (A) by delivery of shares of the Company’s Capital Stock upon net share settlement of such Permitted Warrant or (B) by (x) set-off of such Permitted Warrant against the related Permitted Bond Hedge and (y) payment of an amount due upon termination of such Permitted Warrant in Capital Stock or using cash received upon the exercise, settlement or termination of a Permitted Bond Hedge upon any early termination thereof;

(viii) [reserved];

(ix) (A) any payment of cash by the Company, the Issuer or any of the Restricted Subsidiaries in respect of fractional shares of the Company’s Capital Stock upon the exercise, conversion or exchange of any stock options, warrants or other rights to purchase Capital Stock or other convertible or exchangeable securities and (B) payments made or expected to be made by the Company, the Issuer or any of the Restricted Subsidiaries in respect of withholding or similar taxes payable in connection with the exercise, conversion, settlement, exchange or vesting of Capital Stock by any future, present or former officer, employee, director, manager or consultant and repurchases of Capital Stock deemed to occur upon exercise, conversion, settlement or exchange of stock options, warrants or other rights to purchase Capital Stock or other convertible or exchangeable securities if such Capital Stock represents all or a portion of the exercise price thereof;

(x) other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (x) not to exceed $10.0 million (after giving effect to any return of capital with respect to any Restricted Investments made under this clause (x) in the form of cash);

(xi) payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Section 4.14; and

(xii) Investments in any Permitted Joint Venture (which Investment may be made via an Investment in the JV Holding Company, if any, owning such Permitted Joint Venture) in an aggregate amount not to exceed at any one time outstanding (measured at the time made) (1) $182.3 million (which amount represents the aggregate amount of such Investments existing on the Issue Date) plus (2) the sum of (a) $100.0 million and (b) 100% of the amount of cash and Cash Equivalents received by any of the Issuer, the Company, any Subsidiary Guarantor or any JV Holding Company from any such Permitted Joint Venture following the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such Investment for which financial statements have been provided pursuant to Section 4.15 hereof; provided that after giving effect to such Investment, the ratio of total Indebtedness to (x) “total inventories” less (y) “inventory not owned” (as of the last day of the Most Recent Fiscal Quarter) for all such Permitted Joint Ventures would not be greater than 55% (as of the last day of the Most Recent Fiscal Quarter);

provided, however, that each Restricted Payment described in clauses (i) and (v) of this Section 4.7(b) shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (iii) of Section 4.7(a).

For purposes of the proviso in Section 4.7(b)(xii), the amount of “Indebtedness” outstanding at any one time shall be calculated as the sum of (x) the aggregate principal amount of all Indebtedness of Permitted Joint Ventures outstanding as of the last day of the Most Recent Fiscal Quarter plus (y) with respect to any Indebtedness of Permitted Joint Ventures incurred after the provision of the financial statements used for purposes of clause (x) above but prior to the date on which financial statements for a more recent fiscal quarter have been provided (in each case, pursuant to Section 4.15 hereof), the total principal amount or committed principal amount thereof (whether or not borrowed at the time of calculation of the amount of such Indebtedness).

(c) For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by the Company or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

(d) In determining the “Fair Market Value of Property” for purposes of clause (iii) of Section 4.7(a), Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the “equity value” of the Capital Stock or other securities issued in exchange therefor. The equity value of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or (ii) if the Common Equity is not then traded on the New York Stock Exchange, the NYSE MKT or Nasdaq Stock Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value (if more than $10.0 million) of such Capital Stock or other securities as determined in good faith by the Board of Directors of the Company.

(e) For purposes of determining compliance with this Section 4.7, in the event that a proposed Restricted Payment or Investment (or a portion thereof) meets the criteria of clauses 4.7(b)(i) through (xii) above or is entitled to be made pursuant to Section 4.7(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments”, the Issuer will be entitled to divide, classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment or Investment (or portion thereof) among such clauses 4.7(b)(i) through (xii) and Section 4.7(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments”, in a manner that otherwise complies with this covenant.

Section 4.8. Limitations on Liens. (a) The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, or on any shares of Capital Stock of any JV Holding Company.

(b)  The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens on the Capital Stock of any Permitted Joint Venture owned, directly or indirectly, by such Person, other than Liens securing Indebtedness or other obligations of such Permitted Joint Venture.

Section 4.9. Limitations on Restrictions Affecting Restricted Subsidiaries. The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary that is not a Guarantor to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of agreements that restrict the assignability thereof) on the ability of such Restricted Subsidiary to:

(a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary,

(b) make loans or advances to the Company or any other Restricted Subsidiary, or

(c) transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except for:

(i) encumbrances or restrictions existing under or by reason of applicable law,

(ii) contractual encumbrances or restrictions in effect at or entered into on the Issue Date (including, for the avoidance of doubt, those existing under or by reason of the New Secured Notes, the Senior Credit Facility, the Existing Second Lien Notes and the Existing Unsecured Indebtedness, and the related agreements) and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof; provided, that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such contractual encumbrances or restrictions, as in effect at or entered into on the Issue Date,

(iii) encumbrances or restrictions under any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated,

(iv) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions and encumbrances of the type described in this clause (iv) that arise under such Refinancing Indebtedness shall not be materially more restrictive or apply to additional assets than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended,

(v) any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by this Indenture if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder,

(vi) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by this Indenture,

(vii) customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business,

(viii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

(ix) encumbrances or restrictions existing under or by reason of this Indenture, the Notes or the Guarantees,

(x) purchase money obligations that impose restrictions on the property so acquired of the nature described in clause (c) of this Section 4.9,

(xi) Liens permitted under this Indenture securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien,

(xii) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements,

(xiii) customary provisions of any franchise, distribution or similar agreements,

(xiv) restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business,

(xv) any encumbrances or restrictions existing under (A) development agreements or other contracts entered into with municipal entities, agencies or sponsors in connection with the entitlement or development of real property or (B) agreements for funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder,

(xvi) any encumbrances or restrictions that require “lockbox” or similar obligations with respect to Non-Recourse Indebtedness,

(xvii) any encumbrances or restrictions of the type referred to in clauses (a), (b) or (c) of this Section 4.9 imposed by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) and (iii) through (xvi) of this Section 4.9; provided, that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors or its chief executive officer or chief financial officer, not materially more restrictive with respect to such encumbrances or restrictions than those contained in the encumbrance or restrictions prior to such amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing, and

(xviii) any encumbrance or restriction under other Indebtedness of Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to Section 4.6; provided, that such encumbrances or restrictions will not materially affect the Issuer’s ability to make anticipated principal and interest payments on the Notes, as determined in the good faith judgment of the Company’s Board of Directors or its chief executive officer or chief financial officer.

(d) For purposes of determining compliance with this Section 4.9: (i) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Company or a Restricted Subsidiary to other Indebtedness incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.10.     Limitations on Dispositions of Assets. (a)     The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless: (x) the Company (or the Issuer or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and (y) not less than 75% of the consideration received by the Company (or the Issuer or such Restricted Subsidiary, as the case may be) from such Asset Disposition and all other Asset Dispositions since the Issue Date, on a cumulative basis, is in the form of cash, Cash Equivalents and Marketable Securities (which must be pledged as Collateral if the assets disposed of constituted Collateral).

(b) The amount of (i) any Indebtedness that constitutes Senior Priority Lien Obligations (as reflected on the Company’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such Indebtedness that would have been reflected on the Company’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or the Issuer or any Subsidiary Guarantor (other than any Subordinated Indebtedness) that is actually assumed by the transferee in such Asset Disposition (or is otherwise extinguished in connection with the transactions relating to such Asset Disposition), (ii) the fair market value (as determined in good faith by the Board of Directors of the Company) of any property or assets (including Capital Stock of any Person that will be a Subsidiary Guarantor) received that are used or useful in a Real Estate Business (provided that (except as permitted by clause (c) under the definition of “Permitted Investment”) to the extent that the assets disposed of in such Asset Disposition were Collateral, such property or assets are pledged as Collateral under the Security Documents substantially simultaneously with such sale, with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of), and (iii) any securities, notes or other obligations or assets received by the Company, the Issuer or such Restricted Subsidiary from such transferee that are converted by the Company, the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Disposition, shall in each case be deemed to be consideration required by clause (y) of Section 4.10(a) for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries.

(c) Other than the Net Cash Proceeds in connection with Land Banking Transactions constituting Asset Dispositions which shall be applied in accordance with clause (f) of this Section 4.10, the Net Cash Proceeds of an Asset Disposition shall, within one year, at the Company’s election: (1) be used by the Company, the Issuer or a Restricted Subsidiary to invest in assets (including Capital Stock of any Person that is or will be a Restricted Subsidiary following investment therein) used or useful in a Real Estate Business (provided that (except as permitted by clause (c) under the definition of “Permitted Investment”) to the extent that the assets disposed of in such Asset Disposition were Collateral, such assets are pledged as Collateral under the Security Documents with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of), (2) be used to permanently prepay or permanently repay any (i) Indebtedness which had been secured by the assets sold in the relevant Asset Disposition, to the extent the assets sold were not Collateral, or (ii) Indebtedness of a Restricted Subsidiary that is not a Guarantor (to the extent such Indebtedness is not owed to an Affiliate of the Issuer or any Guarantor), to the extent the assets sold were not Collateral or (iii) Indebtedness constituting Senior Priority Lien Obligations (or cash collateralize letters of credit that constitute Senior Priority Lien Obligations), or (3) be applied to make an Offer to Purchase the Notes and, if the Company, the Issuer or a Restricted Subsidiary is required to do so, to repay, purchase or redeem Pari Secured Debt Obligations (or cash collateralize letters of credit that constitute Obligations with equal Lien priority to the Notes and the Guarantees) and, if the Company, the Issuer or a Restricted Subsidiary elects or is required to do so and the assets disposed of were not Collateral, repay, purchase or redeem any unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase, redemption or cash collateralization is less than the aggregate amount of (x) the principal amount of the Notes tendered in such Offer to Purchase, (y) the lesser of the principal amount, or accreted value, of the Pari Secured Debt Obligations tendered or to be repaid, redeemed, repurchased or cash collateralized and (z) the lesser of the principal amount, or accreted value, of such unsubordinated Indebtedness tendered or to be repaid, repurchased or redeemed, plus, in each case, accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to the date of repurchase, repayment or redemption; provided that pending any such application under clauses (1), (2) or (3) of this Section 4.10(c), Net Cash Proceeds may be used to temporarily reduce Indebtedness or otherwise be invested in any manner not prohibited by this Indenture; provided further that in the case of clause (1), a binding commitment to invest in assets shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment so long as the Company, the Issuer or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and such Net Cash Proceeds are actually applied in such manner within the later of one year from the consummation of the Asset Disposition and 180 days from the date of the Acceptable Commitment, and in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Cash Proceeds is applied in connection therewith, the Company, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination and such Net Cash Proceeds are actually applied in such manner within 180 days from the date of the Second Commitment, it being understood that if a Second Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds is applied, then such Net Cash Proceeds shall be applied in accordance with clauses (2) or (3) above. Upon completion of an Offer to Purchase, the amount of Net Cash Proceeds will be reset at zero.

(d) Notwithstanding the foregoing, (A) other than with respect to Net Cash Proceeds in connection with Land Banking Transactions constituting Asset Dispositions which shall be applied in accordance with clause (f) of this Section 4.10, the Company will not be required to apply such Net Cash Proceeds in accordance with clauses (2) or (3) of Section 4.10(c) except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior prepayments or repayments shall have been made and no Offer to Purchase shall have been made, exceed $25.0 million and (B) other than with respect to an Asset Disposition constituting a Land Banking Transaction, in connection with an Asset Disposition, the Company and the Restricted Subsidiaries will not be required to comply with the requirements of clause (y) of Section 4.10(a) to the extent that the non-cash consideration received in connection with such Asset Disposition, together with the sum of all non-cash consideration received in connection with all prior Asset Dispositions that has not yet been converted into cash, Cash Equivalents or Marketable Securities, does not exceed $25.0 million; provided, however, that when any non-cash consideration is converted into cash, Cash Equivalents or Marketable Securities, such cash shall constitute Net Cash Proceeds and be subject to Section 4.10(c).

(e) To the extent that the aggregate amount of Indebtedness validly tendered and not properly withdrawn pursuant to an Offer to Purchase is less than the Net Cash Proceeds, the Company, the Issuer and the Restricted Subsidiaries may use any remaining Net Cash Proceeds for general corporate purposes (including, for the avoidance of doubt, the repayment or repurchase of Indebtedness), subject to the other covenants in this Indenture.

(f) The Net Cash Proceeds of Land Banking Transactions constituting Asset Dispositions shall within 90 days (1) be used to permanently prepay or permanently repay any Indebtedness constituting Senior Priority Lien Obligations, or (2) be applied to make an Offer to Purchase the Notes and, if the Company or a Restricted Subsidiary is required to do so, to repay, purchase or redeem any Pari Secured Debt Obligations (on a pro rata basis if the amount available for such repayment, purchase or redemption is less than the aggregate amount of (x) the principal amount of the Notes tendered in such Offer to Purchase and (y) the lesser of the principal amount, or accreted value, of such other Pari Secured Debt Obligations tendered or to be repaid, redeemed or repurchased) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, repayment or redemption; provided that to the extent that the aggregate amount of Indebtedness prepaid and validly tendered and not properly withdrawn pursuant to an Offer to Purchase pursuant to this Section 4.10(f) is less than such Net Cash Proceeds, the Company, the Issuer and the Restricted Subsidiaries may use any remaining Net Cash Proceeds for general corporate purposes (including, for the avoidance of doubt, the repayment or repurchase of Indebtedness), subject to the other covenants in this Indenture.

Section 4.11. Guarantees by Restricted Subsidiaries. Each existing Restricted Subsidiary (other than the Issuer (for so long as it remains the Issuer) and any Excluded Subsidiary) will be a Guarantor. The Company is permitted to cause any Unrestricted Subsidiary to be a Guarantor. If the Issuer, the Company or any of its Restricted Subsidiaries acquires or creates a Restricted Subsidiary (other than any Excluded Subsidiary) after the Issue Date, such Restricted Subsidiary shall execute a guarantee substantially in the form included in Exhibit A, execute a supplemental indenture in the form of Exhibit B, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the new Restricted Subsidiary and constitutes a valid and binding obligation of the new Restricted Subsidiary, enforceable against the new Restricted Subsidiary in accordance with its terms (subject to customary exceptions).

Section 4.12. Repurchase of Notes upon a Change of Control. (a) In the event that there shall occur a Change of Control, each Holder of Notes shall have the right, at such Holder’s option, to require the Issuer to purchase all or any part of such Holder’s Notes on a date (the “Repurchase Date”) that is no later than 90 days after notice of the Change of Control, at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the Repurchase Date.

(b) On or before the thirtieth day after any Change of Control, the Issuer is obligated to mail, cause to be mailed, deliver electronically in accordance with applicable DTC procedures or cause to be delivered electronically in accordance with applicable DTC procedures to all Holders of record of Notes and the Trustee, a notice regarding the Change of Control and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the price for the Notes and the procedure which the Holder must follow to exercise such right. To exercise such right, the Holder of such Note must deliver, at least ten days prior to the Repurchase Date, written notice to the Issuer (or an agent designated by the Issuer for such purpose) of the Holder’s exercise of such right, together with the Note with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Issuer.

(c) Notices may be delivered prior to the occurrence of a Change of Control stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and, if applicable, shall state that, in the Issuer’s discretion, the Repurchase Date may be delayed until such time as the Change of Control shall occur, or that such repurchase may not occur and such notice may be rescinded in the event that the Issuer shall determine that such condition will not be satisfied by the Repurchase Date, or by the Repurchase Date as so delayed.

(d) The Issuer will comply with applicable law, including Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable, if the Issuer is required to give a notice of a right of repurchase as a result of a Change of Control.

(e) The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.12 and purchases all such Notes validly tendered and not validly withdrawn under such Change of Control Offer.

Section 4.13. Limitations on Transactions with Affiliates. (a) The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any Affiliate of any of the Company’s Subsidiaries involving payments or consideration in a single transaction or series of related transactions (each, an “Affiliate Transaction”), unless:

(i) with respect to any such Affiliate Transaction involving or having a value of more than $5.0 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) either obtained the approval of a majority of the Company’s disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view, and

(ii) with respect to any such Affiliate Transaction involving or having a value of more than $10.0 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) delivered to the Trustee an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view.

(b) Notwithstanding the foregoing, an Affiliate Transaction will not include:

(i) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of the Company;

(ii) Capital Stock issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company;

(iii) any Restricted Payment otherwise permitted under Section 4.7 hereof or any Permitted Investment (other than a Permitted Investment referred to in clause (b) of the definition thereof, except as permitted by clause (iv) below);

(iv) any transaction between or among the Company and/or one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other Affiliate of the Company (other than an Unrestricted Subsidiary to the extent permitted by this Indenture)) and any Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 4.6;

(v) any transaction between the Company, the Issuer or one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries (1) where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company, the Issuer or a Restricted Subsidiary or (2) in the ordinary course of business, including, without limitation, sales (directly or indirectly), sales subject to repurchase options, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements);

(vi) issuances, sales or other transfers or dispositions of mortgages and collateralized mortgage obligations in the ordinary course of business between Restricted Subsidiaries and Unrestricted Subsidiaries of the Company;

(vii) the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company, the Issuer or any Restricted Subsidiary;

(viii) transactions in which the Company, the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee an opinion of a qualified independent financial advisor stating that such transaction is fair to the Company, the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company, the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company, the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s length basis;

(ix) any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement or arrangement as in effect on the Issue Date);

(x) transactions with joint ventures entered into in the ordinary course of business, including, without limitation, sales (directly or indirectly), sales subject to repurchase options, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements);

(xi) any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because the Company, the Issuer or a Restricted Subsidiary owns Capital Stock in or otherwise controls such Person;

(xii) the issuance and transfer of Capital Stock of the Company and the granting and performance of customary registration rights;

(xiii) any lease entered into between the Company, the Issuer or any Restricted Subsidiary, as lessee, and any Affiliate of the Company, as lessor, in the ordinary course of business;

(xiv) intellectual property licenses in the ordinary course of business;

(xv) transactions between the Company, the Issuer or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because a director of which is also a director of the Company; provided, however, that such director abstains from voting as a director of the Company on any matter involving such other Person; and

(xvi) pledges of Capital Stock of Unrestricted Subsidiaries (other than a JV Holding Company or Permitted Joint Venture (except in compliance with Section 4.8 hereof)).

Section 4.14. Limitations on Mergers, Consolidations and Sales of Assets. Neither the Issuer nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or this Indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case, other than in a transaction in which the Company, the Issuer or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

(a) the Person formed by or surviving such consolidation or merger (if other than the Company, the Issuer or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company, the Issuer or the Guarantor, as the case may be, under the Notes or a Guarantee, as the case may be, and this Indenture and the Security Documents,

(b) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, and

(c) immediately after giving effect to such transaction,

(i) the Company (or its Successor) could incur at least $1.00 of Indebtedness pursuant to Section 4.6(a) hereof; or

(ii) the Consolidated Fixed Charge Coverage Ratio would be equal to or greater than the Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction.

The foregoing provisions shall not apply to: (i) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee pursuant to Section 6.3, or (ii) a transaction the purpose of which is to change the state of incorporation or formation of the Company, the Issuer or any Guarantor.

Section 4.15. Reports to Holders of Notes.

(a) The Company shall file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall deliver to each Holder of record of Notes such reports, information and documents within 15 days after it files them with the Commission. In the event that the Company is no longer subject to these periodic reporting requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and deliver such reports to each Holder of Notes as if it were subject to such reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements and a “Management’s Discussion and Analysis of Results of Operations and Financial Condition” written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of Notes.

(b) The posting of the reports, information and documents referred to above on the Company’s website or one maintained on its behalf for such purpose shall be deemed to satisfy the Company’s delivery obligations to the Holders. In addition, availability of the foregoing materials on the Commission’s EDGAR service shall be deemed to satisfy the Company’s delivery obligations to the Holders. The Trustee shall have no obligation to monitor whether the Company posts such reports, information and documents on its website or the Commission’s EDGAR service, or collect any such information from the Company’s website or the Commission’s EDGAR service.

(c) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) The Trustee’s receipt of any reports, information and documents is for informational purposes only and will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s and/or the Company’s compliance with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.16. Limitation on Prepayment of Existing Junior Lien Indebtedness and Existing Unsecured Indebtedness.

(a) The Company, the Issuer and its Restricted Subsidiaries shall not purchase, repurchase, redeem, acquire or retire for value, including through any defeasance or discharge prior to stated maturity (collectively “Prepay”, and the terms “Prepaid” and “Prepayment” have meanings correlative to the foregoing), any Indebtedness secured by a Lien on the Collateral that is junior to the Liens on the Collateral securing the Notes pursuant to the terms of the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement or other intercreditor agreement that is substantially similar to such intercreditor agreements (such Indebtedness, “Junior Lien Indebtedness”), Existing Unsecured Indebtedness, Subordinated Indebtedness, or any Refinancing Indebtedness in respect thereof (or any subsequently incurred Refinancing Indebtedness in respect of any such Refinancing Indebtedness) (collectively, the “Prepayment Indebtedness”), except:

(i) with respect to any Junior Lien Indebtedness and Prepayment Indebtedness in respect thereof, a Prepayment in exchange for, or with the proceeds of or from (including in connection with a tender offer or exchange offer): (A) Refinancing Indebtedness or Indebtedness that is “Permitted Indebtedness” under any of clauses (a)(i), (b)(ii), (n), (k) or (u) of such definition, which Refinancing Indebtedness or Permitted Indebtedness (as applicable), if secured, shall be secured by Liens pursuant to clauses (i)(b), (i)(c), (i)(d), (i)(g) or (qq), as applicable, of the definition of “Permitted Liens”; or (B) an issuance of Qualified Stock; provided that this Section 4.16 shall not limit or restrict any Prepayments of any Existing Second Lien Notes outstanding on the Issue Date (x) made within one year prior to the stated maturity of such Existing Second Lien Notes if, after giving effect to such Prepayment, the Secured Debt Leverage Ratio is less than 7.0 to 1.0 and (y) made at any time if, after giving effect to such Prepayment, the Secured Debt Leverage Ratio is less than 5.5 to 1.0;

(ii) with respect to the Existing Unsecured Indebtedness and Prepayment Indebtedness in respect thereof, a Prepayment in exchange for, or with the proceeds of or from (including in connection with a tender offer or exchange offer): (A) Refinancing Indebtedness or Indebtedness that is “Permitted Indebtedness” under any of clauses (a)(i), (b)(ii), (n), (k) or (u) of the definition thereof, which Refinancing Indebtedness or Permitted Indebtedness (as applicable), if secured, shall be secured by Liens pursuant to clauses (i)(b), (i)(c), (i)(d), (i)(g) or (qq), as applicable, of the definition of “Permitted Liens”; or (B) an issuance of Qualified Stock;

(iii) with respect to any Subordinated Indebtedness and Prepayment Indebtedness in respect thereof, a Prepayment in exchange for, or with the proceeds of or from (including in connection with a tender offer or exchange offer): (A) Refinancing Indebtedness or Indebtedness that is “Permitted Indebtedness” under clause (u) of the definition thereof; or (B) an issuance of Qualified Stock; and

(iv) with respect to any Junior Lien Indebtedness, Existing Unsecured Indebtedness, Subordinated Indebtedness, or any other Indebtedness incurred in compliance with this Section 4.16, Prepayments (other than with proceeds of the Senior Credit Facility) not to exceed the Prepayment Builder Amount; provided that (x) in the case of clause (b) of the definition thereof, (A) no Default or Event of Default shall have occurred and be continuing on the date of any such Prepayment and (B) the Issuer and the Company shall have delivered an Officer’s Certificate to the Trustee stating that the applicable Prepayment was made pursuant to this Section 4.16(a)(iv) and setting forth the underlying calculations of the Prepayment Builder Amount after giving effect to such Prepayment and (y) the amount of Prepayments made pursuant to this Section 4.16(a)(iv) shall not exceed $125.0 million in the aggregate since the Issue Date.

(b)  Clause (a) of this Section 4.16 will not prohibit:

(i) the purchase, repayment, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of any Prepayment Indebtedness or other Indebtedness incurred in compliance with this Section 4.16 (A) at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a Change of Control in accordance with provisions similar to Section 4.12 hereof or (B) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 4.10 hereof; provided that, prior to or simultaneously with such purchase, repayment, repurchase, redemption, defeasance or other acquisition, cancellation, or retirement, the Company, the Issuer or any Restricted Subsidiary has made the Change of Control Offer pursuant to Section 4.12 hereof or Offer to Purchase pursuant to Section 4.10 hereof, as applicable, with respect to the Notes and has completed such repurchase or redemption of all Notes validly tendered and not validly withdrawn for payment in connection with such Change of Control Offer or Offer to Purchase; and

(ii) any purchase or redemption of Prepayment Indebtedness or other Indebtedness incurred in compliance with this Section 4.16 from Net Cash Proceeds of an Asset Disposition to the extent permitted under Section 4.10 hereof.

Section 4.17. Notice of Other Defaults.

In the event that any Indebtedness of the Issuer or any Guarantor is declared due and payable before its maturity because of the occurrence of any default under such Indebtedness, the Issuer or the relevant Guarantor, as the case may be, shall promptly deliver to the Trustee an Officer’s Certificate stating such declaration; provided, that the term “Indebtedness” as used in this Section 4.17 shall not include Non-Recourse Indebtedness.

Section 4.18. Collateral Requirement; Further Assurances; Costs.

(a) On the Issue Date, the Issuer and each Guarantor shall grant Liens on all their property (other than Excluded Property) and take all appropriate steps to cause such Liens to be perfected liens (subject to Permitted Liens), including through recordation of mortgages or deeds of trust, entry into control agreements, filing of UCC-1 financing statements or otherwise, pursuant to, and to the extent required by, this Indenture and the Security Documents to be entered into on the Issue Date. For the avoidance of doubt, the requirements of this Section 4.18(a) are subject to Section 4.18(d) below.

(b) If the Issuer or any of the Guarantors at any time grants, assumes, perfects or becomes subject to any Lien upon any of its property (other than Excluded Property of the type referred to in clause (a) of the definition thereof) then owned or thereafter acquired as security for any other Secured Obligation that in each case is subject to the Intercreditor Agreements, the Issuer shall, or shall cause such Guarantor to, as promptly as practical (subject to Section 4.18(d) below):

(i) grant a Lien with the same priority as the Liens on the Collateral then securing the Notes on such property to the Collateral Agent for the benefit of the Holders and, to the extent such grant would require the execution and delivery of a Security Document, the Issuer or such Guarantor shall execute and deliver a Security Document on substantially the same terms as the agreement or instrument executed and delivered to secure such other Secured Obligations (but subject to changes to make such new Security Document consistent with the Security Documents delivered on the Issue Date);

(ii) cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law to the same extent as the Liens granted for the benefit of such other Secured Obligations are perfected; and

(iii) instruct the Collateral Agent and the Joint First Lien Collateral Agent in writing to take all action necessary in connection with the foregoing provisions of this Section 4.18(b), including as necessary under the Security Documents.

By their acceptance of the Notes, Holders shall be deemed to have instructed and authorized the Collateral Agent and the Joint First Lien Collateral Agent to take such actions as instructed by the Issuer or any Guarantor.

(c) If the Issuer or any Guarantor at any time after the Issue Date acquires any new property (other than Excluded Property) that is not automatically subject to a Lien under the Security Documents, or a non-Guarantor Restricted Subsidiary becomes a Guarantor, the Issuer shall, or shall cause such Guarantor, subject to the requirements of the Security Documents, to as soon as practical after such property’s acquisition or it no longer being Excluded Property (subject to Section 4.18(d) below):

(i) grant a Lien with the same priority as the Liens on the Collateral then securing the Notes on such property (or, in the case of a new Guarantor, all of its assets except Excluded Property) to the Collateral Agent for the benefit of the Holders (and, to the extent such grant would require the execution and delivery of a Security Document, the Issuer or such Guarantor shall execute and deliver a Security Document on substantially the same terms as the Security Documents executed and delivered on the Issue Date);

(ii) cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law to the same extent as the Liens granted on the Issue Date are perfected; and

(iii) instruct the Collateral Agent and the Joint First Lien Collateral Agent in writing to take all action necessary in connection with the foregoing provisions of this Section 4.18(c) including as necessary under the Security Documents.

By their acceptance of the Notes, Holders shall be deemed to have instructed and authorized the Collateral Agent and the Joint First Lien Collateral Agent to take such action as instructed by the Issuer or any Guarantor.

The Issuer or such Guarantor shall deliver an Opinion of Counsel to the Trustee in respect of any Lien grant referred to in this Section 4.18(c) by a new Guarantor or with respect to real property, addressing customary matters (and containing customary exceptions) consistent with the Opinion of Counsel (if any) delivered on the Issue Date in respect of such matters; provided, that, an Opinion of Counsel shall not be required with respect to any mortgage or similar instrument for real property located in a jurisdiction for which an Opinion of Counsel has been previously delivered to the Trustee pursuant to this Indenture.

(d) Notwithstanding anything to the contrary set forth in this Section 4.18 or elsewhere in this Indenture or any Security Document:

(i) any mortgages, deeds of trust or similar instruments (and any related Security Documents) required to be granted pursuant to this Indenture or the Security Documents with respect to real property owned by the Issuer or a Guarantor on the Issue Date shall be granted, together with Opinions of Counsel delivered to the Trustee in respect of the enforceability and validity of such mortgages, deeds of trust and similar instruments, addressing customary matters (and containing customary exceptions) (provided, that, an Opinion of Counsel shall not be required with respect to any mortgage or similar instrument for real property located in a jurisdiction for which an Opinion of Counsel with respect to real property located in such jurisdiction has been previously delivered to the Trustee pursuant to this Indenture), using reasonable best efforts following the Issue Date, but in no event later than (A) 180 days following the Issue Date with respect to real property to be pledged as Collateral with an aggregate book value of at least 60% of the aggregate book value of such real property owned on the Issue Date, (B) 210 days following the Issue Date with respect to real property to be pledged as Collateral with an aggregate book value of at least 75% of the aggregate book value of such real property owned on the Issue Date, and (C) in any event, 270 days after the Issue Date with respect to all real property owned on the Issue Date to be pledged as Collateral;

(ii) any control, intercreditor or similar agreements or other Security Documents with respect to L/C Collateral (other than Excluded Property) and any deposit, checking and securities accounts required to be provided pursuant to this Indenture or the Security Documents on the Issue Date shall be provided promptly following the Issue Date, but in no event later than 90 days following the Issue Date;

(iii) to the extent the Notes are required to be registered pursuant to this Indenture or applicable law, rule or regulation or are registered with the consent of Holders of a majority in principal amount of the outstanding Notes, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission of separate financial statements of the Issuer, a Guarantor or of any JV Holding Company that are not otherwise required to be filed, then the capital stock or other securities issued by such Person need not be pledged pursuant to this Section 4.18 and shall automatically be deemed released and to not be and to not have been part of the Collateral, but only to the extent necessary to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to evidence the release of Liens securing the Notes and the Guarantees on the shares of capital stock or other securities that are so deemed to no longer constitute part of the Collateral;

(iv) any control, intercreditor or similar agreements or other Security Documents required pursuant to this Indenture or the Security Documents with respect to L/C Collateral (other than Excluded Property) may provide that the Collateral Agent for the benefit of the Holders has a security interest in such Collateral that is junior to both the lien granted to the holders of the obligations secured by such L/C Collateral and the Senior Priority Lien Obligations;

(v) in the case of personal property, (A) the Issuer and the Guarantors will not be required to take any steps to perfect liens on personal property outside the United States and (B) except as set forth in Section 4.18(d)(vi)(C), with respect to perfection, the Issuer and the Guarantors shall only be required to provide for perfection in the name of the Joint First Lien Collateral Agent to the extent required under the Collateral Agency Agreement; and

(vi) in the case of real property Collateral, (A) the Issuer and the Guarantors will not be required to provide title insurance policies in respect thereof, (B) subject to clause (C), the Issuer and the Guarantors shall only be required to provide for and record a single mortgage to the extent and in the manner contemplated by the mortgages to be put in place in accordance with Section 4.18(d)(i) hereof and (C) if the Trustee does not receive an Opinion of Counsel from local counsel in which real property Collateral is located that opines that a mortgage on such real property Collateral in favor of the Joint First Lien Collateral Agent on behalf of the First Lien Creditors (as defined in the First Lien Intercreditor Agreement) is enforceable (subject to customary exceptions) in such jurisdiction, the Issuer or the applicable Guarantor shall enter into a separate mortgage over the real property Collateral in such jurisdiction in favor of the Collateral Agent (other than the Joint First Lien Collateral Agent) in each case, within the time periods and subject to the other conditions set forth in Section 4.18(d)(i).

(e) The Issuer will bear and pay all legal expenses, collateral audit and valuation costs, filing fees, insurance premiums and other costs associated with the performance of the obligations of the Issuer and the Guarantors set forth in this Section 4.18 and will also pay or reimburse the Trustee, the Collateral Agent and/or the Joint First Lien Collateral Agent for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, the Collateral Agent and/or the Joint First Lien Collateral Agent in connection therewith, including the reasonable compensation and expenses of the Trustee, the Collateral Agent and/or the Joint First Lien Collateral Agent’s agents and counsel.

(f) Neither the Issuer nor any of the Guarantors will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Holders of the Notes.

Section 4.19. Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade.

(a) The Issuer’s, the Company’s and its Restricted Subsidiaries’ obligations to comply with the provisions of this Indenture described under this Article IV (except for Section 4.1, Section 4.2, Section 4.3, Section 4.8, Section 4.10 (to the extent the property disposed of constitutes Collateral), Section 4.12, Section 4.14 (other than clause (c) of the first paragraph thereof), Section 4.15 and Section 4.18) will be suspended (such suspended covenants, the “Suspended Covenants”) and cease to have any further effect from and after the first date when the Notes are rated Investment Grade (the “Suspension Date”); provided, that if the Notes subsequently cease to be rated Investment Grade, then, from and after the time the Notes cease to be rated Investment Grade (the “Reversion Date”), the Issuer’s, the Company’s and its Restricted Subsidiaries’ obligation to comply with the Suspended Covenants shall be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.”

(b) Following the achievement of such Investment Grade ratings, no Restricted Subsidiary thereafter acquired or created will be required to be a Guarantor unless it thereafter guarantees any Applicable Debt or (other than with respect to an Excluded Subsidiary) the Notes cease to be rated Investment Grade.

(c) Notwithstanding clauses (a) and (b) of this Section 4.19, in the event of any reinstatement of the obligation to comply with the Suspended Covenants referred to in Section 4.19(a), no action taken or omitted to be taken by the Company or any of its Subsidiaries prior to such reinstatement, or action taken by the Company or any of its Subsidiaries at any time pursuant to a contractual obligation arising prior to such reinstatement (not entered into in contemplation of such reinstatement) shall give rise to a Default or Event of Default under this Indenture upon reinstatement.

(d) On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred or issued pursuant to clause (c) of the definition of “Permitted Indebtedness.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.7 will be made as though Section 4.7 had been in effect prior to, but not during, the Suspension Period. Any Affiliate Transaction entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (ix) of Section 4.13(b). Any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in clauses (a) through (c) of Section 4.9 that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to clause (ii) of Section 4.9.

(e) The Issuer shall promptly notify the Trustee in writing of any suspension or reinstatement of the Suspended Covenants and in the absence of such notice, the Trustee shall be entitled to presume that no such suspension or reinstatement has occurred. The Trustee shall have no duty to: (i) monitor the ratings of the Notes, (ii) ascertain whether a covenant suspension or reversal shall have occurred, or (iii) notify the Holders of any of the foregoing.

Article V
Remedies

Section 5.1. Events of Default. “Event of Default” means any one or more of the following events:

(a) the failure by the Company, the Issuer and the Guarantors to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(b) the failure by the Company, the Issuer and the Guarantors to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

(c) the failure by the Company, the Issuer or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Notes, the Guarantees, the Security Documents or this Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under Sections 4.12 and 4.14, which will constitute an Event of Default with notice but without passage of time);

(d) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company, the Issuer or any Restricted Subsidiary that has an outstanding principal amount of $40.0 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

(e) the failure by the Company, the Issuer or any Restricted Subsidiary to make any principal or interest payment in an amount of $40.0 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

(f) a final judgment or judgments that exceed $40.0 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company, the Issuer or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

(g) the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv) makes a general assignment for the benefit of its creditors;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

(ii) appoints a Custodian of the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

(iii) orders the liquidation of the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days;

(i) any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this Indenture and the Guarantee); or

(j) the Liens created by the Security Documents shall at any time not constitute valid and perfected Liens on any material portion of the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by this Indenture or the Security Documents) other than in accordance with the terms of the relevant Security Document and this Indenture and other than the satisfaction in full of all Obligations under this Indenture or the release or amendment of any such Lien in accordance with the terms of this Indenture or the Security Documents, or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture and the relevant Security Document, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 30 days after notice, or the enforceability thereof shall be contested by the Issuer or any Guarantor.

A Default as described in clause (c) of this Section 5.1 will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and (except in the case of a Default with respect to Sections 4.12 and 4.14 hereof) the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “notice of default.” If such a Default is cured within such time period, it ceases to be a Default.

If an Event of Default (other than an Event of Default with respect to the Company or the Issuer resulting from clauses (g) or (h) of this Section 5.1), shall have occurred and be continuing under this Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes will be due and payable immediately. If an Event of Default specified in clauses (d) or (e) of this Section 5.1 occurs, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clauses (d) or (e) of this Section 5.1 shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. The Issuer shall provide the Trustee with notice of any such annulment of a declaration of acceleration of the Notes. If an Event of Default with respect to the Company or the Issuer specified in subclauses (g) or (h) of this Section 5.1 occurs, all outstanding Notes will become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder, and Holders of the Notes will be entitled to the payment of all amounts that would have been due upon redemption of the Notes if the Issuer redeemed the Notes at its option at the time of such acceleration pursuant to Section 3.1(a) (including the Make-Whole Amount) (in the case such Event of Default occurs prior to February 15, 2022) or pursuant to Section 3.1(b) (in the case such Event of Default occurs on or after February 15, 2022). This provision, however, is subject to the condition that, if at any time after the unpaid principal amount (or such specified amount) of the Notes shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Notes and the principal of all the Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Notes to the date of such payment or deposit) and the reasonable compensation, disbursements, expenses and advances of the Trustee and all other amounts due to the Trustee under Section 7.7, and any and all defaults under this Indenture, other than the nonpayment of such portion of the principal amount of and accrued interest, if any, on Notes which shall have become due by acceleration, shall have been cured or shall have been waived in accordance with Section 5.3, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. Notwithstanding the previous sentence, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event.

In the case of any acceleration (including, but not limited to, upon the occurrence of an Event of Default arising under clauses (g) or (h) of this Section 5.1), Holders will be entitled to the payment of all amounts that would have been due upon redemption of the Notes if the Issuer redeemed the Notes at its option at the time of such acceleration pursuant to Section 3.1(a) (including the Make-Whole Amount) (in the case such acceleration occurs prior to February 15, 2022) or pursuant to Section 3.1(b) (in the case such acceleration occurs on or after February 15, 2022).

Without limiting the generality of the foregoing, in the event the Notes are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of an Event of Default arising under clauses (g) or (h) of this Section 5.1), (including the acceleration of claims by operation of law)), the premium applicable on the date of such acceleration or otherwise becoming due with respect to an optional redemption of such Notes will also be due and payable as though such Notes were optionally redeemed and shall constitute part of the Obligations on the Notes, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s losses as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Holder as the result of the early redemption and the Issuer and each Guarantor agrees that it is reasonable under the circumstances currently existing. The premium with respect to the Notes shall also be payable in the event such Notes (and/or this Indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding, deed in lieu of foreclosure or by any other means). THE ISSUER AND EACH GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuer and each Guarantor expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Holders and the Issuer and the Guarantors giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Issuer and each Guarantor shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Issuer and each Guarantor expressly acknowledges that its agreement to pay the premium to Holders as herein described is a material inducement to Holders to purchase the Notes.

If the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any reason or shall have been determined to be adverse to the Trustee, then and in every such case the Issuer, the Trustee and the Holders of Notes shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Holders of Notes shall continue as though no such proceeding had been taken.

Except with respect to an Event of Default pursuant to clauses (a) or (b) of this Section 5.1, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer of the Trustee by the Issuer, a Paying Agent or any Holder and such notice references the Notes and this Indenture.

Section 5.2. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, and interest, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 5.3. Waiver of Defaults by Majority of Holders. By written notice to the Trustee and the Company, the Holders of a majority in aggregate principal amount of the Notes then outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences, except a Default in the payment of interest, if any, on, or the principal of, the Notes. Upon any such waiver, the Issuer, the Trustee and the Holders of Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.3, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing.

Section 5.4. Direction of Proceedings.

(a)  The Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (x) any such direction for conducting any such proceeding or exercising any such trust or power available to or conferred on the Collateral Agent and the Joint First Lien Collateral Agent under the Security Documents shall be determined pursuant to clause (b) below and (y) (subject to the provisions of Section 7.1) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, its executive committee, or a trust committee of directors or Responsible Officers or both shall determine that the action or proceeding so directed would involve the Trustee in personal liability.

(b)  Subject to the Collateral Agency Agreement and the Intercreditor Agreements, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Collateral Agent or the Joint First Lien Collateral Agent, or exercising any trust or power conferred on the Collateral Agent and the Joint First Lien Collateral Agent with respect to the Notes; provided, however, that (subject to the provisions of Section 7.1) the Collateral Agent and the Joint First Lien Collateral Agent shall have the right to decline to follow any such direction if the Collateral Agent or the Joint First Lien Collateral Agent shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or if the Collateral Agent or the Joint First Lien Collateral Agent in good faith by its board of directors, its executive committee, or a trust committee of directors or Responsible Officers or both shall determine that the action or proceeding so directed would involve the Collateral Agent or the Joint First Lien Collateral Agent in personal liability.

Section 5.5. Application of Moneys Collected by Trustee.

Any moneys collected by the Trustee pursuant to this Article (including any proceeds from Collateral received from the Joint First Lien Collateral Agent pursuant to the terms of the Security Documents) with respect to outstanding Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Notes and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of costs and expenses of collection and reasonable compensation to the Trustee (including in its role as Collateral Agent under the Security Documents), its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee pursuant to Section 7.7;

SECOND: If the principal of the Notes shall not have become due and be unpaid, to the payment of interest, if any, on the Notes, in the order of the maturity of the installments of such interest, if any, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest, if any, at the rate borne by the Notes, such payment to be made ratably to the Persons entitled thereto;

THIRD: If the principal of the Notes shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal or interest, if any, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any, at the rate borne by the Notes, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest, if any, without preference or priority of principal over interest, if any, or of interest, if any, over principal, or of any installment of interest, if any, over any other installment of interest, if any, ratably to the aggregate of such principal and accrued and unpaid interest, if any; and

FOURTH: To the payment of any surplus then remaining to the Issuer, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

No claim for interest which in any manner at or after maturity shall have been transferred or pledged separate or apart from the Notes to which it relates, or which in any manner shall have been kept alive after maturity by an extension (otherwise than pursuant to an extension made pursuant to a plan proposed by the Issuer to the Holders of all Notes), purchase, funding or otherwise by or on behalf or with the consent or approval of the Issuer shall be entitled, in case of a default hereunder, to any benefit of this Indenture, except after prior payment in full of the principal of all Notes and of all claims for interest not so transferred, pledged, kept alive, extended, purchased or funded.

Section 5.6. Proceedings by Holders. No holder of any Notes shall have any right by virtue of or by availing itself of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity or security as the Trustee may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of reasonable indemnity or security shall have neglected or refused to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the Holder of every Note with every other Holder of Notes and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture or of such Notes to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference as to any other such Holder, or to enforce any right under this Indenture or such Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes. Nothing in this Section 5.6 shall give any Holder of any Notes the right to exercise any remedy under the Security Documents which shall only be exercised by the Collateral Agent and the Joint First Lien Collateral Agent as directed pursuant to Section 5.4(b).

Notwithstanding any other provisions in this Indenture, however, the contractual right of any Holder of any Note to bring suit for the payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note, shall not be amended without the consent of such Holder.

Section 5.7. Proceedings by Trustee. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceedings in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 5.8. Remedies Cumulative and Continuing. All powers and remedies given by this Article V to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.6, every power and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 5.9. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, or in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the cost of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the then outstanding Notes, or to any suit instituted by any Holders for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on any Note against the Issuer on or after the due date of such Note.

Section 5.10. Notice of Defaults. (a) The Company is required to deliver to the Trustee an annual statement regarding compliance with this Indenture, and include in such statement, if any officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company is required to deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default.

(b) The Trustee shall, within 90 days after the occurrence of a Default actually known to a Responsible Officer of the Trustee, with respect to the Notes, deliver to all Holders of Notes, as the names and the addresses of such Holders appear upon the Register, subject to the applicable procedures of DTC (in the case of Global Notes), notice of all Defaults, unless such Defaults shall have been cured before the giving of such notice; provided, however, that, except in the case of default in the payment of the principal of, premium, if any, or interest, if any, on any of the Notes, or in the payment or satisfaction of a purchase obligation, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, a trust committee of directors or a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders.

Section 5.11. Waiver of Stay, Extension or Usury Laws. The Company, the Issuer and each Guarantor covenants, to the extent permitted by applicable law, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company, the Issuer or the Guarantor from paying all or any portion of the principal of, premium, if any, or interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company, the Issuer and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.12. Trustee May File Proof of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company, the Issuer or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.13. Payment of Notes on Default; Suit Therefor. The Issuer covenants that (a) if default shall be made in the payment of any installment of interest upon the Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) if default shall be made in the payment of the principal of, and premium, if any, on the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or upon redemption or by declaration or otherwise, then, upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal, and premium, if any, or interest, if any, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or willful misconduct.

If the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Notes, wherever situated, the moneys adjudged or decreed to be payable.

If there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Notes under any bankruptcy, insolvency or other similar law now or hereafter in effect, or if a receiver or trustee or similar official shall have been appointed for the property of the Issuer or such other obligor, or in the case of any other similar judicial proceedings relative to the Issuer or other obligor on the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.13, shall be entitled and empowered by intervention in such proceedings or otherwise to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses, and any receiver, assignee or trustee or similar official in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation and expenses or otherwise pursuant to Section 7.7, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses and counsel fees and expenses out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of Notes in respect of which such judgment has been recovered.

Article VI
Guarantees; Release of Guarantor

Section 6.1. Guarantee. Each of the Guarantors hereby unconditionally guarantees, jointly and severally with each other Guarantor, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity or on an Interest Payment Date, by acceleration, pursuant to an Offer to Purchase or otherwise, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full when due, all in accordance with the terms hereof and thereof, including all amounts payable to the Trustee under Section 7.7 hereof, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

If the Issuer fails to make any payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated, jointly and severally with each other Guarantor, to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of the Notes, this Indenture, the Security Documents, the absence of any action to enforce the same, any waiver or consent by any Holder or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or any Guarantor to the Trustee or such Holder, this Article VI, to the extent theretofore discharged with respect to any Guarantee, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby by such Guarantor until payment in full of all such obligations. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders of Notes and the Trustee on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V hereof for the purposes of such Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any acceleration of such obligations as provided in Article V hereof such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor, jointly and severally with each other Guarantor, for the purpose of this Article VI. In addition, without limiting the foregoing, upon the effectiveness of an acceleration under Article V, the Trustee may make a demand for payment on the Notes under any Guarantee provided hereunder and not discharged.

The Guarantee set forth in this Section 6.1 and as annexed to any Note shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by the Trustee or any duly appointed authentication agent.

Section 6.2. Obligations of each Guarantor Unconditional. Nothing contained in this Article VI or elsewhere in this Indenture or in any Note is intended to or shall impair, as between each Guarantor and the Holders, the obligations of such Guarantor which are absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with the provisions of their Guarantee or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon any Default under this Indenture in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

Upon any distribution of assets of a Guarantor referred to in this Article VI, the Trustee, subject to the provisions of Article VII, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to such Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

Section 6.3.     Release of a Guarantor. (a)     If (i) all or substantially all of the assets of any Guarantor other than the Company or all of the Capital Stock of any Guarantor other than the Company is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, (ii) unless the Company elects otherwise, any Guarantor other than the Company is designated an Unrestricted Subsidiary in accordance with the terms of this Indenture or becomes an Excluded Subsidiary (other than pursuant to clause (i) of the definition of “Excluded Subsidiary” except in the circumstances set forth in clause (i) above), (iii) the Indenture is discharged or defeased in accordance with Article VIII, or (iv) the Holders of Notes approve a release in accordance with Article IX, then in each case such Guarantor or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of a Guarantor), as the case may be, shall be deemed automatically and unconditionally released and discharged from any of its obligations under this Indenture without any further action on the part of the Trustee or any Holder of the Notes.

(b) An Unrestricted Subsidiary or an Excluded Subsidiary that the Company has, at its option, caused to become a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Guarantee upon written notice from the Company to the Trustee to such effect, without any further action required on the part of the Trustee or any Holder.

Section 6.4. Execution and Delivery of Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Guarantee on behalf of each Guarantor.

Section 6.5. Limitation on Guarantor Liability. Notwithstanding anything to the contrary in this Article VI, each Guarantor, and by its acceptance of a Note, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 6.6. Article VI not to Prevent Events of Default. The failure to make a payment on account of principal, premium, if any, or interest, if any, on the Notes by reason of any provision in this Article VI shall not be construed as preventing the occurrence of any Event of Default under Section 5.1.

Section 6.7. Waiver by the Guarantors. To the extent permitted by applicable law, each Guarantor hereby irrevocably waives diligence, presentment, demand of payment, demand of performance, filing of claims with a court in the event of insolvency of bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest, notice and all demand whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, in this Indenture and in this Article VI.

Section 6.8. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor making such payment shall be subrogated to the rights of the payee against the Issuer with respect to such obligation; provided, that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Notes remains unpaid.

Each Guarantor that makes a payment under its Guarantee shall be entitled, upon payment in full of all guaranteed obligations under this Indenture, to seek and receive contribution from and against each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 6.9. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Article VII
The Trustee

Section 7.1.     General. (a)     The duties, rights and responsibilities of the Trustee are solely as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the permissive rights of the Trustee set forth herein shall not be construed as duties. In case an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has knowledge thereof pursuant to Section 5.1, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

Section 7.2. Certain Rights of the Trustee.

(a) The Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) Subject to Section 7.1(b), the Trustee may conclusively rely, as to the truth of the statements and the correctness of the statements and opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, and the Trustee shall not be responsible for the accuracy or content of any such statements or opinions; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (it being understood that the Trustee need not confirm, recalculate and/or investigate the accuracy of mathematical or numerical statements or other facts stated therein).

(c) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 13.5 and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such a certificate or opinion. Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or the Company, as applicable, shall be sufficient if signed by an Officer of the Issuer or the Company, as applicable.

(d) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(f) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 5.4 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(g) The Trustee shall not be liable for any error of judgment made in good faith by any of its officers or employees unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(h) The Trustee may consult with counsel, accountants and other experts of its selection and the advice of such counsel, accountants or experts or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(i) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives reasonable indemnity or security satisfactory to it against any loss, liability or expense.

(j) The Trustee may request that the Company (on behalf of itself and the Issuer) deliver an Officer’s Certificate setting forth the name of the individuals and/or titles of Officers authorized at such time to take specific actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such Officer’s Certificate previously delivered and not superseded.

(k) In no event shall the Trustee be liable, directly or indirectly, for any special, punitive, indirect or consequential damages, even if the Trustee has been advised of the possibility of such damages and regardless of the form of action.

(l) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(m) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and, except in the case of failures or delays due to the Trustee’s negligence or bad faith, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(n) The Trustee shall have no duty to ensure any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to ensure the maintenance of any such recording or filing or depositing or to any re-recording, re-filing or re-depositing of any thereof.

(o) Knowledge of the Trustee shall not be attributed or imputed to Wilmington Trust, National Association’s other roles as trustee or collateral agent for the Issuer, and knowledge of Wilmington Trust, National Association in any other similar role for the Issuer shall not be attributed or imputed to each other or to the Trustee.

(p) The Trustee shall not be liable for losses resulting from the performance in good faith of its duties hereunder or under any of the Security Documents except to the extent caused by its negligence or willful misconduct.

Section 7.3. Individual Rights of the Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.4. Trustee’s Disclaimer. The Trustee (a) makes no representation as to the validity or adequacy of this Indenture, the Notes, the Guarantees or the Collateral, (b) is not accountable for the Company’s use or application of the proceeds from the Notes and (c) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.5. [Reserved].

Section 7.6. [Reserved].

Section 7.7. Compensation and Indemnity. (a) The Company shall pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel, except such expenses, disbursements and advances arising as a result of its negligence or willful misconduct.

(a) In addition to any other indemnity provided to the Trustee hereunder, the Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the reasonable costs and expenses of counsel (and including the costs and expenses of enforcing the Company’s indemnification obligations hereunder and defending itself against any claim or liability and of complying with any process served upon it or any of its officers) in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes (regardless of whether brought or initiated by a third party or a party hereto).

(b) To secure the Company’s payment obligations in this Section or as otherwise provided in this Indenture, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest, if any, on particular Notes.

(c) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(g) or Section 5.1(h) hereof occurs, the expenses and the compensation for the services (including the fees, disbursements and expenses of its agents and counsel) are intended, to the extent permitted by law, to constitute expenses of administration under any Bankruptcy Law.

(d) The Company’s obligations and the Trustee’s rights under this Section 7.7 shall survive the resignation or removal of the Trustee, the repayment of the Notes in full and the termination of this Indenture.

Section 7.8. Replacement of Trustee. (a) (i) The Trustee may resign at any time by written notice to the Issuer.

(ii) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(iii) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in the Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv) The Issuer may remove the Trustee if: (A) the Trustee is no longer eligible under Section 7.10; (B) the Trustee is adjudged bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b)     If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Issuer. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuer, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7, (ii) the resignation or removal of the retiring Trustee shall become effective, and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Issuer shall execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Issuer shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, Issuer’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10. Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11. Money Held in Trust. The Trustee shall not be liable for interest or investment income on any money received by it except as it may agree with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article VIII.

Article VIII
Defeasance and Discharge

Section 8.1. Legal Defeasance and Discharge. The Issuer, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.3 hereof, be deemed to have been discharged from their respective obligations under this Indenture with respect to the Notes, the Guarantees thereof and the related Security Documents and cause the release of all Liens on the Collateral granted under the Security Documents in respect of the Notes (other than the right of Holders to receive interest on, premium, if any, and principal of the Notes when due solely out of the trust referred to below and certain other obligations, which by their terms survive under this Indenture as specified in the next succeeding sentence, and subject to Section 7.7), on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes, which shall thereafter be deemed to be outstanding only for the purposes of Section 8.4 hereof and the other Sections of this Indenture referred to in clauses (a) through (f) of this Section 8.1, and the Issuer, the Company and the Guarantors shall be deemed to have satisfied all of their respective obligations under the Notes, the Guarantees, this Indenture and the Security Documents in respect of the Notes (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments delivered to it by the Issuer acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Notes to receive payments in respect of the principal, premium, if any, and interest, if any, on the Notes when such payments are due from the trust referred to below; (b) the Issuer’s obligations with respect to the Notes concerning mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; (d) the Legal Defeasance provisions of Article VIII of this Indenture; (e) the rights of registration of transfer and exchange of the Notes; and (f) the rights of Holders of Notes that are beneficiaries with respect to property so deposited with the Trustee payable to all or any of them.

Section 8.2. Covenant Defeasance. The Issuer, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.3 hereof, be released from their obligations with respect to the Notes and the Guarantees under the covenants contained in Sections 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12 and 4.13, clause (c) of Section 4.14, Section 4.15, Section 4.16, Section 4.18 and Article VI (except for Section 6.3) and each Guarantor’s obligation under its Guarantee, on and after the date that the conditions set forth in Section 8.3 are satisfied, the Liens on the Collateral granted under the Security Documents in respect of the Notes shall be released (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders of the Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder (it being understood that the Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Notes and the Guarantees, the Issuer, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1 hereof, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. Subject to the satisfaction of the conditions set forth in Section 8.3 hereof, Sections 5.1(c) (with respect to the covenants so defeased), 5.1(d), 5.1(e), 5.1(f), 5.1(i) and 5.1(j) shall not constitute Events of Default or Defaults hereunder.

Section 8.3. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.1 or Section 8.2 hereof to the Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuer must irrevocably deposit, or cause to be deposited, with the Trustee, in trust under an irrevocable trust agreement, for the benefit of the Holders of Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay, without reinvestment, the principal of, premium, if any, and interest, if any, on the Notes on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b) in the case of Legal Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in the applicable United States federal income tax law after the date of this Indenture, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the beneficial owners of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

(f) the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over other creditors of the Issuer, or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(g) the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States reasonably acceptable to the Trustee, each stating that the conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as applicable, in the case of the Officer’s Certificate, in clauses (a) through (f) and, in the case of the Opinion of Counsel, in clauses (b) and (c) of this Section 8.3, have been complied with.

Section 8.4. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.5 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, and solely for purposes of this Section 8.4, the “Trustee”) pursuant to Section 8.3 or Section 8.8 hereof in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or indirectly or through any paying agent (including the Issuer acting as paying agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.3 or Section 8.8 hereof or the principal, premium, if any, and interest, if any, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the beneficial owners of the Notes.

Subject to the preceding paragraph and Section 7.7 herein, anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay, solely to the extent available in such trust, to the Issuer from time to time upon the request of the Issuer any money or non-callable U.S. Government Obligations held by it as provided in Section 8.3 or Section 8.8 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.3(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.5. Repayment to Issuer. Any money deposited with the Trustee or any paying agent, or then held by the Issuer, in trust for the payment of the principal, premium, if any, and interest on the Notes and remaining unclaimed for two years after such principal, premium, if any, and interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall, subject to any relevant unclaimed property laws, upon written request therefor, be discharged from such trust and returned to the Issuer; and the Holder of a Note shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.6. Reinstatement. If the Trustee or paying agent is unable to apply any money or non-callable U.S. Government Obligations in accordance with Section 8.1, Section 8.2 or Section 8.8 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1, Section 8.2 or Section 8.8 hereof until such time as the Trustee or paying agent is permitted to apply all such money in accordance with Section 8.1, Section 8.2 or Section 8.8 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest, if any, on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

Section 8.7. Survival. The Trustee’s rights under Article VII (including, but not limited to, its right to indemnification) and this Article VIII shall survive termination of this Indenture, the payment of the Notes in full and the resignation or removal of the Trustee.

Section 8.8. Satisfaction and Discharge of Indenture. If at any time (a)(i) the Issuer shall have paid or caused to be paid the principal of, premium, if any, and interest on all the outstanding Notes (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.4) as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.4), or (b)(i) the Notes mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Issuer irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money in U.S. dollars or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and premium, if any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) no Default has occurred and is continuing on the date of the deposit, (iv) the deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound, and (v) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer (including all amounts, payable to the Trustee pursuant to Section 7.7), then, (x) after satisfying the conditions in clause (a), only the Company’s obligations under Sections 7.7 and 8.4 will survive or (y) after satisfying the conditions in clause (b), only the Issuer’s or the Company’s, as applicable, obligations in Article II and Sections 4.1, 4.2, 7.7, 7.8, 8.4, 8.5 and 8.6 will survive, and, in either case, the Trustee, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge contemplated by this provision have been complied with, and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction and discharging of this Indenture and the Security Documents and cause the release of all Liens on the Collateral granted under the Security Documents. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably incurred, and to compensate the Trustee for any services thereafter reasonably rendered, by the Trustee in connection with this Indenture or the Notes.

Article IX
Amendments, Supplements and Waivers

Section 9.1. Amendments Without Consent of Holders. The Company, the Issuer, the Guarantors, the Trustee, the Collateral Agent and the Joint First Lien Collateral Agent, as applicable, may amend, supplement or waive this Indenture, the Notes, the Guarantees or the Security Documents with respect to the Notes without notice to or the consent of any Holder:

(a) to evidence the succession of another Person to the Issuer or the Company or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Issuer or the Company herein and in the Notes or the Guarantees;

(b) to add to the covenants of the Issuer or the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of Notes, or to surrender any right or power herein conferred upon the Issuer or the Company, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenants, restrictions, conditions or provisions such amendment, supplemented indenture or waiver may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default;

(c) to cure any ambiguity, defect or inconsistency in this Indenture, the Notes, the Guarantees or the Security Documents;

(d) to evidence and provide for the acceptance of appointment hereunder by a successor or replacement Trustee or under the Security Documents of a successor or replacement Collateral Agent or Joint First Lien Collateral Agent;

(e) to provide for uncertificated Notes in addition to, or in place of, Certificated Notes;

(f) to provide for any Guarantee of the Notes;

(g) to add security to or for the benefit of the Notes and, in the case of the Security Documents, to or for the benefit of the other secured parties named therein, or to confirm and evidence the release, termination or discharge of any Guarantee of the Notes or Lien securing the Notes or any Guarantee when such release, termination or discharge is permitted by this Indenture and the Security Documents;

(h) to provide for, or confirm the issuance of, Additional Notes;

(i) to evidence compliance with Section 4.14;

(j) to make any other change that does not adversely affect the legal rights of any Holder; or

(k) to comply with any requirements of the Commission in connection any qualification of this Indenture under the Trust Indenture Act.

By receiving Notes, Holders of the Notes are hereby deemed to have consented for purposes of this Indenture and the Security Documents, and the Trustee, the Collateral Agent and the Joint First Lien Collateral Agent are hereby authorized and directed by the Holders of the Notes, upon receipt of an Officer’s Certificate more fully described below, to amend, supplement or otherwise modify the Security Documents or enter into new intercreditor agreements or other security documents to add or provide for additional secured parties to the extent Liens securing Indebtedness and other Obligations held by such parties are permitted under this Indenture (and to reflect any differing level of Lien priorities among the holders of Secured Obligations); provided that after so securing any such additional secured parties, the amount of Secured Obligations does not exceed the amount permitted by the definition of “Permitted Liens.”

In executing any such amendment, supplement, consent or waiver or other modification of a Security Document (or in entering into a new intercreditor agreement or other Security Document described in the preceding paragraph), the Trustee, the Collateral Agent and the Joint First Lien Collateral Agent shall be entitled to receive and (subject to their duties set forth in this Indenture) shall be fully protected in relying upon an Officer’s Certificate stating that the execution of such amendment, supplement, consent or waiver or new agreement is authorized or permitted by the applicable Security Document and complies with the provisions thereof and of this Indenture. Notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel shall be required in connection with the execution by the Trustee, the Collateral Agent or the Joint First Lien Collateral Agent of any such amendment, supplement, consent or waiver or other modification of the Security Documents (or the entry into a new intercreditor agreement or other Security Document) as contemplated above.

Section 9.2.     Amendments with Consent of Holders. (a)     Except as otherwise provided in Sections 5.1, 5.3 and 5.6 or Section 9.2(b) and Section 9.2(c) of this Section, the Company, the Issuer, the Guarantors, the Trustee, the Collateral Agent and the Joint First Lien Collateral Agent, as applicable, may amend or supplement this Indenture, the Notes, the Guarantees and the Security Documents with respect to the Notes with the consent of the Holders of a majority in principal amount of the outstanding Notes (which may include written consents obtained in connection with a tender offer or exchange offer for Notes), and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company, the Issuer and the Guarantors with any provision of this Indenture, the Notes, the Guarantees or the Security Documents with respect to the Notes (which may include waivers obtained in connection with a tender offer or exchange offer for Notes).

(b) Notwithstanding the provisions of paragraph (a) of this Section 9.2, without the consent of each Holder of Notes affected, an amendment or waiver may not:

(i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver,

(ii) reduce the rate of, or extend the time for payment of, any interest, including default interest, on any Note,

(iii) reduce principal of, or change the fixed maturity of, any Note or alter the provisions (including related definitions, except amendments to the definitions of “Asset Disposition,” “Change of Control” and “Permitted Hovnanian Holders”) with respect to redemptions described under Article III or with respect to mandatory offers to repurchase Notes described under Section 4.10 and Section 4.12,

(iv) make any Note payable in money other than that stated in the Note,

(v) modify the ranking or priority of the Notes or any Guarantee thereof,

(vi) make any change in Section 5.3 or Section 5.6,

(vii) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with this Indenture, or

(viii) waive a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration).

(c) Without the consent of the Holders of at least 66⅔% in principal amount of the Notes, the Company, the Issuer, the Guarantors, the Trustee, the Collateral Agent and the Joint First Lien Collateral Agent may not effect a release of all or substantially all of the Collateral with respect to the Notes other than pursuant to the terms of the Security Documents or as otherwise permitted under this Indenture.

(d) It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(e) An amendment, supplement or waiver under this Section 9.2 shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuer (or the Trustee at the request and expense of the Issuer) will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer will send supplemental indentures to Holders upon request. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

Section 9.3. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder of the Notes unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder of the Notes that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver shall not be affected or impaired by any failure to annotate or exchange Notes in this fashion.

Section 9.4. Trustee’s Rights and Obligations. The Trustee is entitled to receive, in addition to the documents required by Section 13.4, and will be fully protected in relying upon, an Opinion of Counsel stating (i) that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture or the applicable Security Document and (ii) in the case of an amendment, supplement or waiver in connection with Section 9.1(j) that such amendment, supplement or waiver does not adversely affect the legal rights of any Holder of Notes affected by such change. If the Trustee has received such Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

Article X
[Reserved]

Article XI
Collateral and Security

Section 11.1. Security Documents. The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuer pursuant to the Notes or by any Guarantor pursuant to its Guarantee and the performance of all other obligations of the Issuer and the Guarantors under this Indenture, the Notes, the Guarantees and the Security Documents are secured by Liens on the Collateral, subject to Permitted Liens, as provided in the Security Documents which the Issuer and the Guarantors have entered into simultaneously with the execution of this Indenture, or in certain circumstances, prior to or subsequent to the Issue Date, and shall be secured as provided in the Security Documents hereafter delivered as required or permitted by this Indenture.

Section 11.2. Collateral Agent.

(a) The Issuer hereby appoints Wilmington Trust, National Association (including in its capacity as Joint First Lien Collateral Agent) to act as Collateral Agent, and the Collateral Agent and Joint First Lien Collateral Agent shall have the duties, rights, indemnities, privileges, powers and immunities of the Collateral Agent and Joint First Lien Collateral Agent as set forth herein and in the Security Documents. The Issuer and the Guarantors hereby agree that the Collateral Agent and the Joint First Lien Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case, pursuant to the terms of the Security Documents, and each of the Collateral Agent and the Joint First Lien Collateral Agent is hereby authorized to execute and deliver the applicable Security Document to which it is a party. Subject to the Intercreditor Agreements and the Collateral Agency Agreement, each of the Collateral Agent and the Joint First Lien Collateral Agent is authorized and empowered to appoint one or more collateral agents to act on its behalf, co-Collateral Agents or co-Joint First Lien Collateral Agents as it deems necessary or appropriate.

(b) None of the Trustee, the Collateral Agent, the Joint First Lien Collateral Agent or any of their respective officers, directors, employees, attorneys or agents shall be responsible or liable for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency, maintenance, renewal or protection of any Lien with respect to the Notes, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens with respect to the Notes or Security Documents or any delay in doing so; provided, however, that nothing in this Section 11.2(b) shall alter the Collateral Agent’s or the Joint First Lien Collateral Agent’s obligations under Section 7.02 of the Security Agreement.

(c) The Collateral Agent and the Joint First Lien Collateral Agent shall be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture). Except as directed by the Trustee as required or permitted by this Indenture or as required or permitted by the Security Documents, the Collateral Agent and the Joint First Lien Collateral Agent shall not be obligated:

(1) to act upon directions purported to be delivered to it by any other Person;

(2) to foreclose upon or otherwise enforce any Lien with respect to the Notes and the Guarantees;

(3) to take any other action whatsoever with regard to any or all of the Liens with respect to the Notes and the Guarantees, Security Documents or Collateral; or

(4) to take any other action other than as directed pursuant to Section 5.4(b).

(d) The Collateral Agent and the Joint First Lien Collateral Agent shall be accountable only for amounts that it actually receives as a result of the enforcement of the Liens with respect to the Notes and the Guarantees or the Security Documents.

(e) In acting as Collateral Agent, co-Collateral Agent or co-Joint First Lien Collateral Agent, the Collateral Agent, the Joint First Lien Collateral Agent and each co-Collateral Agent or co-Joint First Lien Collateral Agent may rely upon and enforce for its own benefit each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article VII hereof, each of which shall also be deemed to be for the benefit of the Collateral Agent and the Joint First Lien Collateral Agent.

(f) At all times when the Trustee is not itself the Collateral Agent or the Joint First Lien Collateral Agent, the Issuer shall deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and the Joint First Lien Collateral Agent and copies of all documents delivered to the Collateral Agent and the Joint First Lien Collateral Agent pursuant to the Security Documents.

(g) None of the Trustee, the Collateral Agent or the Joint First Lien Collateral Agent, in their respective capacities as such hereunder, shall be deemed to owe any fiduciary duty to the holders of any Secured Obligations other than (with respect to the Trustee, acting as a prudent person following an Event of Default) the Notes.

Section 11.3. Authorization of Actions to be Taken.

(a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document, as originally in effect on the Issue Date and as amended, supplemented or replaced from time to time (including in connection with the issuance of the Notes) in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee, the Collateral Agent and the Joint First Lien Collateral Agent to execute and deliver the Security Documents to which it is a party and authorizes and empowers the Trustee, the Collateral Agent and the Joint First Lien Collateral Agent to bind the Holders of Notes and other holders of Secured Obligations as set forth in the Security Documents to which it is a party and to perform its obligations and exercise its rights and powers thereunder.

(b) The Trustee, the Collateral Agent and the Joint First Lien Collateral Agent are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Security Documents to which the Trustee, the Collateral Agent or the Joint First Lien Collateral Agent is a party and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c) Subject to the provisions of Section 7.1 and Section 7.2, the Trustee may (but shall not be obligated), in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent or the Joint First Lien Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1) foreclose upon or otherwise enforce any or all of the Liens;

(2) enforce any of the terms of the Security Documents to which the Trustee, the Collateral Agent or the Joint First Lien Collateral Agent is a party; or

(3) collect and receive payment of any and all Obligations with respect to the Notes and the Guarantees.

Subject to the Intercreditor Agreements, the Collateral Agency Agreement and Section 5.4, Section 7.1 and Section 7.2 of this Indenture, the Trustee is authorized and empowered (but shall not be obligated) to institute and maintain, or direct the Collateral Agent or the Joint First Lien Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Liens with respect to the Notes and the Guarantees or the Security Documents to which the Trustee, the Collateral Agent or the Joint First Lien Collateral Agent is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Trustee, the Collateral Agent or the Joint First Lien Collateral Agent is a party or this Indenture, and such suits and proceedings as the Trustee, the Collateral Agent or the Joint First Lien Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders of Notes, the Trustee, the Collateral Agent or the Joint First Lien Collateral Agent.

Section 11.4. Release of Liens.

(a) The Liens with respect to the Notes and the Guarantees shall be released:

(1) in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes and payment in full of all other Obligations in respect thereof that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium, if any, on the Notes are paid;

(2) in whole, upon satisfaction and discharge of this Indenture pursuant to Section 8.8;

(3) in whole, upon a legal defeasance or covenant defeasance of the Notes pursuant to Article VIII;

(4) in part, as to any property constituting Collateral that (a) is sold, transferred or otherwise disposed of by the Company, the Issuer or one of the Restricted Subsidiaries to any Person other than the Company, the Issuer or any of its Restricted Subsidiaries (but excluding any transaction subject to Section 4.14 where the recipient is required to become the obligor on the Notes or a Guarantor) in a transaction permitted by this Indenture and the Security Documents, at the time of such sale or disposition, to the extent of the interest sold or disposed of, (b) is owned or at any time acquired by a Restricted Subsidiary that has been released from its Guarantee under this Indenture, concurrently with the release of such Guarantee, (c) consists of securities of the Issuer or a Guarantor or of any JV Holding Company to be released as contemplated by Section 4.18(d)(iii) or (d) is or becomes Excluded Property; or

(5) in accordance with and subject to the provisions of Article IX, with the consent of Holders of the Notes (including consents obtained in connection with a tender offer or exchange offer).

(b) If an instrument confirming the release of the Liens with respect to the Notes and the Guarantees pursuant to Section 11.4(a) is requested by the Issuer or a Guarantor, then upon delivery to the Trustee of an Officer’s Certificate requesting execution of such an instrument, accompanied by:

(1) an Opinion of Counsel confirming that such release is permitted by Section 11.4(a);

(2) all instruments requested by the Issuer to effectuate or confirm such release; and

(3) such other certificates and documents as the Trustee, the Collateral Agent or the Joint First Lien Collateral Agent may reasonably request to confirm the matters set forth in Section 11.4(a) that are required by this Indenture or the Security Documents, the Trustee shall, if such instruments and documents are reasonably satisfactory to the Trustee and, as applicable, the Collateral Agent or the Joint First Lien Collateral Agent, instruct the Collateral Agent or the Joint First Lien Collateral Agent, as applicable, to execute and deliver, and the Collateral Agent or the Joint First Lien Collateral Agent, as applicable, shall promptly execute and deliver, such instruments.

(a) If an instrument evidencing the subordination of the Collateral Agent’s or the Joint First Lien Collateral Agent’s, as applicable, security interest in the Collateral to a Permitted Lien is requested by the Issuer or a Guarantor, then upon delivery to the Collateral Agent or the Joint First Lien Collateral Agent, as applicable, of an Officer’s Certificate requesting execution of such an instrument, accompanied by:

(1) an Opinion of Counsel confirming that such subordination is permitted by this Indenture;

(2) all instruments requested by the Issuer to effectuate or confirm such subordination; and

(3) such other certificates and documents as the Collateral Agent or the Joint First Lien Collateral Agent may reasonably request to confirm the matters that are required by this Indenture or the Security Documents, the Collateral Agent or the Joint First Lien Collateral Agent, as applicable, shall, if such instruments and documents are reasonably satisfactory to the Collateral Agent or the Joint First Lien Collateral Agent, as applicable, promptly execute and deliver such instruments.

(b) All instruments effectuating or confirming any release or subordination of any Liens with respect to the Notes and the Guarantees will have the effect solely of releasing or subordinating such Liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.

(c) The Issuer shall bear and pay all costs and expenses associated with any release or subordination of Liens pursuant to this Section 11.4, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee, the Collateral Agent or the Joint First Lien Collateral Agent.

Section 11.5. Filing, Recording, Certificates and Opinions. (a) Any release of Collateral permitted by Section 11.4 hereof or the Security Documents will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any person that is required to deliver a certificate or opinion under this Indenture or the Security Documents, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Section 7.1 and Section 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and opinion.

(b) If any Collateral is released in accordance with this Indenture or any Security Document at a time when the Trustee is not itself also the Collateral Agent or the Joint First Lien Collateral Agent and if the Issuer has delivered the certificates and documents required by the Security Documents and permitted to be delivered by Section 11.4 (if any), the Trustee will determine whether it has received all documentation required in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.4, if any, will, upon request, deliver a certificate to the Collateral Agent and/or the Joint First Lien Collateral Agent, as applicable, setting forth such determination.

Article XII
Release of Issuer and Guarantors

Section 12.1. Release of Issuer. (a) The Issuer shall be released from its obligations under this Indenture and the Notes, without the consent of the Holders of the Notes, if: (1) the Company or any successor to the Company has assumed the obligations of the Issuer under this Indenture and the Notes, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee; (2) the Company delivers an Opinion of Counsel to the Trustee to the effect that beneficial owners of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the release and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such release had not occurred; and (3) the Issuer shall (w) become a Guarantor at such time subject to the provisions of Article VI and Section 4.11 hereof, (x) execute a supplemental indenture evidencing its Guarantee and (y) deliver an Opinion of Counsel to the Trustee to the effect that the (i) the supplemental indenture is permitted by the terms of this Indenture, (ii) the supplemental indenture has been duly authorized, executed and delivered by the Issuer and constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms (subject to customary exceptions), until such time, if any, as such Guarantee may be released as described above under Section 4.19 and Article VI and (iii) all conditions precedent to the execution of such supplemental indenture provided for in this Indenture have been complied with.

(b) A Guarantor may be released from its obligations under this Indenture, the Notes and its Guarantee in accordance with the provisions contained in Section 6.3 herein.

Article XIII
Miscellaneous

Section 13.1. Trust Indenture Act. This Indenture, the Notes, the Guarantees and the Security Documents are not subject to the Trust Indenture Act except as expressly and to the extent provided for in this Indenture, the Security Documents, the Notes and the Guarantees.

Section 13.2. Holder Communications; Holder Actions.

(a) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(b) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (c), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(c) The Issuer may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act § 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons shall be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act shall be valid or effective for more than 90 days after the record date.

Section 13.3. Notices. (a) Any notice or communication to the Issuer or the Company shall be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail or (iii) when sent by facsimile or electronic transmission, with transmission confirmed. Notices or communications to a Guarantor shall be deemed given if given to the Company. Any notice to the Trustee shall be deemed given if in writing and (i) delivered in person, (ii) mailed by first class mail or (iii) sent by facsimile or electronic transmission, and shall be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Issuer or the Company:

K. Hovnanian Enterprises, Inc.

c/o Hovnanian Enterprises, Inc.

90 Matawan Road, Fifth Floor

Matawan, New Jersey 07747

Facsimile: (732) 383-2945

Attention: Corporate Counsel

if to the Trustee:

Wilmington Trust, National Association

246 Goose Lane, Suite 105

Guilford, CT 06437

Facsimile: 203-453-1183

Attention: Global Capital Markets − K. Hovnanian Relationship Manager

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder shall be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, delivered in accordance with the applicable procedures of DTC. Copies of any notice or communication to a Holder, if given by the Issuer or the Company, shall be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder shall not affect its sufficiency with respect to other Holders.

(c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(d) The Trustee and the Collateral Agent agree to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. Neither the Trustee nor the Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or the Collateral Agent, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 13.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or the Company to the Trustee to take any action under this Indenture, the Issuer or the Company shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that all such conditions precedent relating to the proposed action have been complied with.

Section 13.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(c) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided, that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.

Any certificate, statement or opinion of an Officer of the Issuer or the Company, as applicable, may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters on information with respect to which is in the possession of the Issuer, or the Company, as applicable, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, or the Company, as applicable, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an Officer of the Issuer or the Company, as applicable, or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer or the Company, as applicable, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

Section 13.6. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest shall accrue for the intervening period.

Section 13.7. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Indenture, the Guarantees and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Notes and the Guarantees, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

EACH OF THE ISSUER, THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 13.8. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuer, the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 13.9. Successors. All agreements of the Issuer, the Company or any Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind its successor.

Section 13.10. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.11. Separability. To the extent permitted by applicable law, in case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 13.13. No Liability of Directors, Officers, Employees, Partners, Incorporators and Stockholders. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Issuer, the Company or the Guarantors or any partner of the Issuer, the Company or the Guarantors or of any successor, either directly or through the Issuer, the Company or the Guarantors or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

Section 13.14. Provisions of Indenture for the Sole Benefit of Parties and Holders of Notes. Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of Notes.

[Signature page follows]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

K. HOVNANIAN ENTERPRISES, INC., as Issuer

By:	/s/ David Bachstetter
Name: David Bachstetter
Title: Vice President, Finance and Treasurer

HOVNANIAN ENTERPRISES, INC., as the Company and a Guarantor

By:	/s/ David Bachstetter
Name: David Bachstetter
Title: Vice President, Finance and Treasurer

K. HOV IP, II, INC., as a Guarantor

By:	/s/ David Bachstetter
Name: David Bachstetter
Title: Chief Executive Officer and Treasurer

On behalf of each entity named in Schedule A hereto, as a Guarantor

By:	/s/ David Bachstetter
Name: David Bachstetter
Title: Vice President

[Signature page to 7.75% Senior Secured 1.125 Lien Notes Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Nedine P. Sutton
Name: Nedine P. Sutton
Title: Vice President

[Signature page to 7.75% Senior Secured 1.125 Lien Notes Indenture]

SCHEDULE A

GUARANTORS

2700 EMPIRE, LLC

AMBER RIDGE, LLC

ARBOR TRAILS, LLC

BUILDER SERVICES NJ, L.L.C.

BUILDER SERVICES PA, L.L.C.

EASTERN NATIONAL ABSTRACT, INC.

EASTERN NATIONAL TITLE AGENCY ARIZONA, LLC

EASTERN NATIONAL TITLE AGENCY FLORIDA, LLC

EASTERN NATIONAL TITLE AGENCY ILLINOIS, LLC

EASTERN NATIONAL TITLE AGENCY MARYLAND, LLC

EASTERN NATIONAL TITLE AGENCY VIRGINIA, INC.

EASTERN NATIONAL TITLE AGENCY, INC.

F&W MECHANICAL SERVICES, L.L.C.

GLENRISE GROVE, L.L.C.

GTIS-HOV DULLES PARKWAY PARENT LLC

GTIS-HOV FESTIVAL LAKES LLC

GTIS-HOV GREENFIELD CROSSING PARENT LLC

GTIS-HOV HOLDINGS LLC

GTIS-HOV POSITANO LLC

GTIS-HOV RANCHO 79 LLC

GTIS-HOV RESIDENCES AT DULLES PARKWAY LLC

GTIS-HOV RESIDENCES AT GREENFIELD CROSSING LLC

GTIS-HOV VILLAGES AT PEPPER MILL LLC

GTIS-HOV WARMINSTER LLC

HOMEBUYERS FINANCIAL SERVICES, L.L.C.

HOMEBUYERS FINANCIAL USA, LLC

HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP, L.L.C.

HOVSITE CATALINA LLC

HOVSITE CHURCHILL CLUB LLC

HOVSITE CIDER GROVE LLC

HOVSITE FIRENZE LLC

HOVSITE GREENWOOD MANOR LLC

HOVSITE HUNT CLUB LLC

HOVSITE IRISH PRAIRIE LLC

HOVSITE LIBERTY LAKES LLC

HOVSITE MONTEVERDE 1 & 2 LLC

HOVSITE MONTEVERDE 3 & 4 LLC

HOVSITE PROVIDENCE LLC

HOVSITE SOUTHAMPTON LLC

K. HOVNANIAN ABERDEEN, LLC

K. HOVNANIAN ACQUISITIONS, INC.

K. HOVNANIAN AMBER GLEN, LLC

K. HOVNANIAN ARIZONA NEW GC, LLC

K. HOVNANIAN ARIZONA OLD GC, LLC

K. HOVNANIAN ASBURY POINTE, LLC

K. HOVNANIAN ASPIRE AT BELLEVUE RANCH, LLC

K. HOVNANIAN ASPIRE AT MORRIS WOODS, LLC

K. HOVNANIAN ASPIRE AT RIVER TERRACE, LLC

K. HOVNANIAN ASPIRE AT WATERSTONE, LLC

K. HOVNANIAN AT 23 NORTH, LLC

K. HOVNANIAN AT 240 MISSOURI, LLC

K. HOVNANIAN AT ACACIA PLACE, LLC

K. HOVNANIAN AT AIRE ON MCDOWELL, LLC

K. HOVNANIAN AT ALEXANDER LAKES, LLC

K. HOVNANIAN AT ALISO, LLC

K. HOVNANIAN AT ALLENTOWN, L.L.C.

K. HOVNANIAN AT AMBERLEY WOODS, LLC

K. HOVNANIAN AT ANDALUSIA, LLC

K. HOVNANIAN AT ASBURY PARK URBAN RENEWAL, LLC

K. HOVNANIAN AT ASHBY PLACE, LLC

K. HOVNANIAN AT ASHLEY POINTE LLC

K. HOVNANIAN AT AUTUMN RIDGE, LLC

K. HOVNANIAN AT AVENIR, LLC

K. HOVNANIAN AT BAKERSFIELD 463, L.L.C.

K. HOVNANIAN AT BALTIC & AEGEAN ASBURY PARK, LLC

K. HOVNANIAN AT BARNEGAT II, L.L.C.

K. HOVNANIAN AT BEACON PARK AREA 129 II, LLC

K. HOVNANIAN AT BEACON PARK AREA 129, LLC

K. HOVNANIAN AT BEACON PARK AREA 137, LLC

K. HOVNANIAN AT BENSEN'S MILL ESTATES, LLC

K. HOVNANIAN AT BLACKSTONE, LLC

K. HOVNANIAN AT BOCA DUNES, LLC

K. HOVNANIAN AT BRADWELL ESTATES, LLC

K. HOVNANIAN AT BRANCHBURG II, LLC

K. HOVNANIAN AT BRANCHBURG, L.L.C.

K. HOVNANIAN AT BRANCHBURG-VOLLERS, LLC

K. HOVNANIAN AT BRENFORD STATION, LLC

K. HOVNANIAN AT BRIDGEWATER I, L.L.C.

K. HOVNANIAN AT BRITTANY MANOR BORROWER, LLC

K. HOVNANIAN AT BRITTANY MANOR, LLC

K. HOVNANIAN AT BURCH KOVE, LLC

K. HOVNANIAN AT CADENCE PARK, LLC

K. HOVNANIAN AT CAMP HILL, L.L.C.

K. HOVNANIAN AT CANTER V, LLC

K. HOVNANIAN AT CAPISTRANO, L.L.C.

K. HOVNANIAN AT CARLSBAD, LLC

K. HOVNANIAN AT CATANIA, LLC

K. HOVNANIAN AT CATON'S RESERVE, LLC

K. HOVNANIAN AT CEDAR GROVE III, L.L.C.

K. HOVNANIAN AT CEDAR LANE ESTATES, LLC

K. HOVNANIAN AT CEDAR LANE, LLC

K. HOVNANIAN AT CHESTERFIELD, L.L.C.

K. HOVNANIAN AT CHRISTINA COURT, LLC

K. HOVNANIAN AT CHURCHILL FARMS LLC

K. HOVNANIAN AT CIELO, L.L.C.

K. HOVNANIAN AT COOSAW POINT, LLC

K. HOVNANIAN AT CORAL LAGO, LLC

K. HOVNANIAN AT DEER RIDGE, LLC

K. HOVNANIAN AT DOMINION CROSSING, LLC

K. HOVNANIAN AT DOYLESTOWN, LLC

K. HOVNANIAN AT DUNELLEN URBAN RENEWAL, LLC

K. HOVNANIAN AT EAGLE HEIGHTS, LLC

K. HOVNANIAN AT EAST BRUNSWICK III, LLC

K. HOVNANIAN AT EAST BRUNSWICK, LLC

K. HOVNANIAN AT EAST WINDSOR, LLC

K. HOVNANIAN AT EDEN TERRACE, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT EL DORADO RANCH II, L.L.C.

K. HOVNANIAN AT EL DORADO RANCH, L.L.C.

K. HOVNANIAN AT EMBREY MILL VILLAGE, LLC

K. HOVNANIAN AT EMBREY MILL, LLC

K. HOVNANIAN AT ESTATES AT WHEATLANDS, LLC

K. HOVNANIAN AT ESTATES OF CHANCELLORSVILLE, LLC

K. HOVNANIAN AT ESTATES OF FOX CHASE, LLC

K. HOVNANIAN AT FAIRFIELD RIDGE, LLC

K. HOVNANIAN AT FIDDYMENT RANCH, LLC

K. HOVNANIAN AT FIFTH AVENUE, L.L.C.

K. HOVNANIAN AT FLORENCE I, L.L.C.

K. HOVNANIAN AT FLORENCE II, L.L.C.

K. HOVNANIAN AT FOX PATH AT HAMPTON LAKE, LLC

K. HOVNANIAN AT FRANKLIN II, L.L.C.

K. HOVNANIAN AT FRANKLIN, L.L.C.

K. HOVNANIAN AT FREEHOLD TOWNSHIP III, LLC

K. HOVNANIAN AT FRESNO, LLC

K. HOVNANIAN AT GALLERY, LLC

K. HOVNANIAN AT GALLOWAY RIDGE, LLC

K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.

K. HOVNANIAN AT GILROY 60, LLC

K. HOVNANIAN AT GILROY, LLC

K. HOVNANIAN AT GRANDE PARK, LLC

K. HOVNANIAN AT GREAT NOTCH, L.L.C.

K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.

K. HOVNANIAN AT HAMMOCK BREEZE, LLC

K. HOVNANIAN AT HAMPTON COVE, LLC

K. HOVNANIAN AT HAMPTON LAKE, LLC

K. HOVNANIAN AT HANOVER ESTATES, LLC

K. HOVNANIAN AT HERSHEY'S MILL, INC.

K. HOVNANIAN AT HIDDEN BROOK, LLC

K. HOVNANIAN AT HIDDEN LAKE, LLC

K. HOVNANIAN AT HIGHLAND PARK, LLC

K. HOVNANIAN AT HILLSBOROUGH, LLC

K. HOVNANIAN AT HILLTOP RESERVE II, LLC

K. HOVNANIAN AT HILLTOP RESERVE, LLC

K. HOVNANIAN AT HOLLY RIDGE, LLC

K. HOVNANIAN AT HOWELL FORT PLAINS, LLC

K. HOVNANIAN AT HOWELL II, LLC

K. HOVNANIAN AT HOWELL, LLC

K. HOVNANIAN AT HUDSON POINTE, L.L.C.

K. HOVNANIAN AT HUNTER'S POND, LLC

K. HOVNANIAN AT HUNTFIELD, LLC

K. HOVNANIAN AT INDIAN WELLS, LLC

K. HOVNANIAN AT ISLAND LAKE, LLC

K. HOVNANIAN AT JACKS RUN, LLC

K. HOVNANIAN AT JACKSON I, L.L.C.

K. HOVNANIAN AT JACKSON, L.L.C.

K. HOVNANIAN AT JAEGER RANCH, LLC

K. HOVNANIAN AT LA LAGUNA, L.L.C.

K. HOVNANIAN AT LAKE BURDEN, LLC

K. HOVNANIAN AT LAKE FLORENCE, LLC

K. HOVNANIAN AT LAKE LECLARE, LLC

K. HOVNANIAN AT LAKE RIDGE ESTATES, LLC

K. HOVNANIAN AT LAKES AT NEW RIVERSIDE, LLC

K. HOVNANIAN AT LEE SQUARE, L.L.C.

K. HOVNANIAN AT LENAH WOODS, LLC

K. HOVNANIAN AT LIBERTY HILL FARM, LLC

K. HOVNANIAN AT LILY ORCHARD, LLC

K. HOVNANIAN AT LINK CROSSING, LLC

K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LUKE LANDING, LLC

K. HOVNANIAN AT LUNA VISTA, LLC

K. HOVNANIAN AT MADISON SQUARE, LLC

K. HOVNANIAN AT MAGNOLIA PLACE, LLC

K. HOVNANIAN AT MAIN STREET SQUARE, LLC

K. HOVNANIAN AT MALAN PARK, L.L.C.

K. HOVNANIAN AT MANALAPAN CROSSING, LLC

K. HOVNANIAN AT MANALAPAN II, L.L.C.

K. HOVNANIAN AT MANALAPAN III, L.L.C.

K. HOVNANIAN AT MANALAPAN IV, LLC

K. HOVNANIAN AT MANALAPAN RIDGE, LLC

K. HOVNANIAN AT MANALAPAN V, LLC

K. HOVNANIAN AT MANALAPAN VI, LLC

K. HOVNANIAN AT MANTECA, LLC

K. HOVNANIAN AT MAPLE AVENUE, L.L.C.

K. HOVNANIAN AT MAPLE HILL LLC

K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.

K. HOVNANIAN AT MARLBORO VI, L.L.C.

K. HOVNANIAN AT MARYLAND RIDGE, LLC

K. HOVNANIAN AT MEADOWRIDGE VILLAS, LLC

K. HOVNANIAN AT MELANIE MEADOWS, LLC

K. HOVNANIAN AT MELODY FARM, LLC

K. HOVNANIAN AT MENDHAM TOWNSHIP, L.L.C.

K. HOVNANIAN AT MERIDIAN HILLS, LLC

K. HOVNANIAN AT MIDDLE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT MIDDLETOWN III, LLC

K. HOVNANIAN AT MIDDLETOWN, LLC

K. HOVNANIAN AT MILLVILLE II, L.L.C.

K. HOVNANIAN AT MONROE IV, L.L.C.

K. HOVNANIAN AT MONROE NJ II, LLC

K. HOVNANIAN AT MONROE NJ III, LLC

K. HOVNANIAN AT MONROE NJ, L.L.C.

K. HOVNANIAN AT MONTANA VISTA DOBBINS, LLC

K. HOVNANIAN AT MONTANA VISTA, LLC

K. HOVNANIAN AT MONTGOMERY, LLC

K. HOVNANIAN AT MONTVALE II, LLC

K. HOVNANIAN AT MONTVALE, L.L.C.

K. HOVNANIAN AT MORRIS TWP II, LLC

K. HOVNANIAN AT MORRIS TWP, LLC

K. HOVNANIAN AT MUIRFIELD, LLC

K. HOVNANIAN AT MYSTIC DUNES, LLC

K. HOVNANIAN AT NORTH BERGEN. L.L.C.

K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL III, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL IV, L.L.C.

K. HOVNANIAN AT NORTH GROVE CROSSING, LLC

K. HOVNANIAN AT NORTH HILL, LLC

K. HOVNANIAN AT NORTH POINTE ESTATES LLC

K. HOVNANIAN AT NORTH WILDWOOD, L.L.C.

K. HOVNANIAN AT NORTHAMPTON, L.L.C.

K. HOVNANIAN AT NORTHRIDGE ESTATES, LLC

K. HOVNANIAN AT NORTON LAKE LLC

K. HOVNANIAN AT NOTTINGHAM MEADOWS, LLC

K. HOVNANIAN AT OAK POINTE, LLC

K. HOVNANIAN AT OAKLAND, LLC

K. HOVNANIAN AT OCEAN VIEW BEACH CLUB, LLC

K. HOVNANIAN AT OCEANPORT, L.L.C.

K. HOVNANIAN AT OLD BRIDGE II, LLC

K. HOVNANIAN AT OLD BRIDGE, L.L.C.

K. HOVNANIAN AT ORCHARD MEADOWS, LLC

K. HOVNANIAN AT PALM VALLEY, L.L.C.

K. HOVNANIAN AT PARK PASEO, LLC

K. HOVNANIAN AT PARKSIDE, LLC

K. HOVNANIAN AT PARSIPPANY, L.L.C.

K. HOVNANIAN AT PAVILION PARK, LLC

K. HOVNANIAN AT PELHAM'S REACH, LLC

K. HOVNANIAN AT PHILADELPHIA I, L.L.C.

K. HOVNANIAN AT PIAZZA SERENA, L.L.C

K. HOVNANIAN AT PICKETT RESERVE, LLC

K. HOVNANIAN AT PINCKNEY FARM, LLC

K. HOVNANIAN AT PLANTATION LAKES, L.L.C.

K. HOVNANIAN AT POINTE 16, LLC

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL II, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL III, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL V, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VIII, L.L.C.

K. HOVNANIAN AT POSITANO, LLC

K. HOVNANIAN AT PRAIRIE POINTE, LLC

K. HOVNANIAN AT QUAIL CREEK, L.L.C.

K. HOVNANIAN AT RANCHO CABRILLO, LLC

K. HOVNANIAN AT RANDALL HIGHLANDS, LLC

K. HOVNANIAN AT RAPHO, L.L.C

K. HOVNANIAN AT RAYMOND FARM, LLC

K. HOVNANIAN AT REDTAIL, LLC

K. HOVNANIAN AT RESERVES AT WHEATLANDS, LLC

K. HOVNANIAN AT RESIDENCE AT DISCOVERY SQUARE, LLC

K. HOVNANIAN AT RETREAT AT MILLSTONE, LLC

K. HOVNANIAN AT RIDGEMONT, L.L.C.

K. HOVNANIAN AT RIVER HILLS, LLC

K. HOVNANIAN AT ROCK LEDGE, LLC

K. HOVNANIAN AT ROCKLAND VILLAGE GREEN, LLC

K. HOVNANIAN AT ROCKY RUN VILLAGE, LLC

K. HOVNANIAN AT RODERUCK, L.L.C.

K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.

K. HOVNANIAN AT SAGEBROOK, LLC

K. HOVNANIAN AT SANTA NELLA, LLC

K. HOVNANIAN AT SAWMILL, INC.

K. HOVNANIAN AT SCOTTSDALE HEIGHTS, LLC

K. HOVNANIAN AT SEABROOK, LLC

K. HOVNANIAN AT SEASONS LANDING, LLC

K. HOVNANIAN AT SHELDON GROVE, LLC

K. HOVNANIAN AT SHREWSBURY, LLC

K. HOVNANIAN AT SIENNA HILLS, LLC

K. HOVNANIAN AT SIERRA VISTA, LLC

K. HOVNANIAN AT SIGNAL HILL, LLC

K. HOVNANIAN AT SILVER LEAF, LLC

K. HOVNANIAN AT SILVER SPRING, L.L.C.

K. HOVNANIAN AT SILVERSTONE G, LLC

K. HOVNANIAN AT SILVERSTONE, LLC

K. HOVNANIAN AT SILVERWOOD GLEN, LLC

K. HOVNANIAN AT SKYE ISLE, LLC

K. HOVNANIAN AT SKYE ON MCDOWELL, LLC

K. HOVNANIAN AT SMITHVILLE, INC.

K. HOVNANIAN AT SOLARE, LLC

K. HOVNANIAN AT SOMERSET, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK II, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK III, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK IV, LLC

K. HOVNANIAN AT SPRING ISLE, LLC

K. HOVNANIAN AT STANTON, LLC

K. HOVNANIAN AT STATION SQUARE, L.L.C.

K. HOVNANIAN AT SUMMERLAKE, LLC

K. HOVNANIAN AT SUNRIDGE PARK, LLC

K. HOVNANIAN AT SUNRISE TRAIL II, LLC

K. HOVNANIAN AT SUNRISE TRAIL III, LLC

K. HOVNANIAN AT TAMARACK SOUTH LLC

K. HOVNANIAN AT TANGLEWOOD OAKS, LLC

K. HOVNANIAN AT TERRA BELLA TWO, LLC

K. HOVNANIAN AT THE BOULEVARDS AT WESTFIELDS, LLC

K. HOVNANIAN AT THE COMMONS AT RICHMOND HILL, LLC

K. HOVNANIAN AT THE HIGHLANDS AT SUMMERLAKE GROVE, LLC

K. HOVNANIAN AT THE MEADOWS 9, LLC

K. HOVNANIAN AT THE MEADOWS, LLC

K. HOVNANIAN AT THE MONARCH, L.L.C.

K. HOVNANIAN AT THE PROMENADE AT BEAVER CREEK, LLC

K. HOVNANIAN AT THOMPSON RANCH, LLC

K. HOVNANIAN AT TOWER HILL, LLC

K. HOVNANIAN AT TOWNES AT COUNTY CENTER, LLC

K. HOVNANIAN AT TRAFFORD PLACE, LLC

K. HOVNANIAN AT TRAIL RIDGE, LLC

K. HOVNANIAN AT TRAMORE LLC

K. HOVNANIAN AT UNION PARK, LLC

K. HOVNANIAN AT UPPER PROVIDENCE, LLC

K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C.

K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.

K. HOVNANIAN AT VALLE DEL SOL, LLC

K. HOVNANIAN AT VALLETTA, LLC

K. HOVNANIAN AT VENTANA LAKES, LLC

K. HOVNANIAN AT VERONA ESTATES, LLC

K. HOVNANIAN AT VERONA URBAN RENEWAL, L.L.C.

K. HOVNANIAN AT VERRADO CASCINA, LLC

K. HOVNANIAN AT VERRADO MARKETSIDE, LLC

K. HOVNANIAN AT VICTORVILLE, L.L.C.

K. HOVNANIAN AT VILLAGE CENTER, LLC

K. HOVNANIAN AT VILLAGE OF ROUND HILL, LLC

K. HOVNANIAN AT VILLAGES AT COUNTRY VIEW, LLC

K. HOVNANIAN AT VILLAS AT THE COMMONS, LLC

K. HOVNANIAN AT VINEYARD HEIGHTS, LLC

K. HOVNANIAN AT VISTA DEL SOL, L.L.C.

K. HOVNANIAN AT VISTA LAGO, LLC

K. HOVNANIAN AT WADE'S GRANT, L.L.C.

K. HOVNANIAN AT WALDWICK, LLC

K. HOVNANIAN AT WALKERS GROVE, LLC

K. HOVNANIAN AT WALL DONATO, LLC

K. HOVNANIAN AT WALL QUAIL RIDGE, LLC

K. HOVNANIAN AT WARREN TOWNSHIP II, LLC

K. HOVNANIAN AT WARREN TOWNSHIP, L.L.C.

K. HOVNANIAN AT WATERFORD, LLC

K. HOVNANIAN AT WATERSTONE, LLC

K. HOVNANIAN AT WELLSPRINGS, LLC

K. HOVNANIAN AT WEST VIEW ESTATES, L.L.C.

K. HOVNANIAN AT WESTBROOK, LLC

K. HOVNANIAN AT WESTSHORE, LLC

K. HOVNANIAN AT WHEELER RANCH, LLC

K. HOVNANIAN AT WHEELER WOODS, LLC

K. HOVNANIAN AT WHITEMARSH, LLC

K. HOVNANIAN AT WILDWOOD BAYSIDE, L.L.C.

K. HOVNANIAN AT WILLOWSFORD GREENS III, LLC

K. HOVNANIAN AT WOODCREEK WEST, LLC

K. HOVNANIAN AT WOOLWICH I, L.L.C.

K. HOVNANIAN BELDEN POINTE, LLC

K. HOVNANIAN BELMONT RESERVE, LLC

K. HOVNANIAN BUILD ON YOUR LOT DIVISION, LLC

K. HOVNANIAN CA LAND HOLDINGS, LLC

K. HOVNANIAN CALIFORNIA NEW GC, LLC

K. HOVNANIAN CALIFORNIA OLD GC, INC.

K. HOVNANIAN CALIFORNIA REGION, INC.

K. HOVNANIAN CAMBRIDGE HOMES, L.L.C.

K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN CHICAGO DIVISION, INC.

K. HOVNANIAN CLASSICS, L.L.C.

K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN COMPANIES OF ARIZONA, LLC

K. HOVNANIAN COMPANIES OF FLORIDA, LLC

K. HOVNANIAN COMPANIES OF MARYLAND, INC.

K. HOVNANIAN COMPANIES OF NEW YORK, INC.

K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.

K. HOVNANIAN COMPANIES, LLC

K. HOVNANIAN CONSTRUCTION II, INC

K. HOVNANIAN CORNERSTONE FARMS, LLC

K. HOVNANIAN CRAFTBUILT HOMES OF SOUTH CAROLINA, L.L.C.

K. HOVNANIAN CYPRESS CREEK, LLC

K. HOVNANIAN CYPRESS KEY, LLC

K. HOVNANIAN D.C. GROUP, LLC

K. HOVNANIAN DELAWARE DIVISION, INC.

K. HOVNANIAN DELAWARE NEW GC, LLC

K. HOVNANIAN DELAWARE OLD GC, LLC

K. HOVNANIAN DEVELOPMENTS OF D.C., INC.

K. HOVNANIAN DEVELOPMENTS OF GEORGIA, INC.

K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.

K. HOVNANIAN DEVELOPMENTS OF NORTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.

K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.

K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.

K. HOVNANIAN DFW ASCEND AT HIGHTOWER, LLC

K. HOVNANIAN DFW AUBURN FARMS, LLC

K. HOVNANIAN DFW BAYSIDE, LLC

K. HOVNANIAN DFW BELMONT, LLC

K. HOVNANIAN DFW BERKSHIRE II, LLC

K. HOVNANIAN DFW BERKSHIRE, LLC

K. HOVNANIAN DFW BLUFF CREEK, LLC

K. HOVNANIAN DFW CALLOWAY TRAILS, LLC

K. HOVNANIAN DFW CANYON FALLS, LLC

K. HOVNANIAN DFW CARILLON, LLC

K. HOVNANIAN DFW COMMODORE AT PRESTON, LLC

K. HOVNANIAN DFW COURTS AT BONNIE BRAE, LLC

K. HOVNANIAN DFW CREEKSIDE ESTATES II, LLC

K. HOVNANIAN DFW CREEKSIDE ESTATES, LLC

K. HOVNANIAN DFW DIAMOND CREEK ESTATES, LLC

K. HOVNANIAN DFW DIVISION, LLC

K. HOVNANIAN DFW ENCORE OF LAS COLINAS II, LLC

K. HOVNANIAN DFW ENCORE OF LAS COLINAS, LLC

K. HOVNANIAN DFW HARMON FARMS, LLC

K. HOVNANIAN DFW HERITAGE CROSSING, LLC

K. HOVNANIAN DFW HERON POND, LLC

K. HOVNANIAN DFW HIGH POINTE, LLC

K. HOVNANIAN DFW HOMESTEAD, LLC

K. HOVNANIAN DFW INSPIRATION, LLC

K. HOVNANIAN DFW LEXINGTON, LLC

K. HOVNANIAN DFW LIBERTY CROSSING II, LLC

K. HOVNANIAN DFW LIBERTY CROSSING, LLC

K. HOVNANIAN DFW LIBERTY, LLC

K. HOVNANIAN DFW LIGHT FARMS II, LLC

K. HOVNANIAN DFW LIGHT FARMS, LLC

K. HOVNANIAN DFW MAXWELL CREEK, LLC

K. HOVNANIAN DFW MIDTOWN PARK, LLC

K. HOVNANIAN DFW MILRANY RANCH, LLC

K. HOVNANIAN DFW MUSTANG LAKES II, LLC

K. HOVNANIAN DFW MUSTANG LAKES, LLC

K. HOVNANIAN DFW OAKMONT PARK, LLC

K. HOVNANIAN DFW PALISADES, LLC

K. HOVNANIAN DFW PARKSIDE, LLC

K. HOVNANIAN DFW PARKVIEW, LLC

K. HOVNANIAN DFW RICHWOODS, LLC

K. HOVNANIAN DFW RIDGEVIEW, LLC

K. HOVNANIAN DFW SANFORD PARK, LLC

K. HOVNANIAN DFW SEVENTEEN LAKES, LLC

K. HOVNANIAN DFW THE PARKS AT ROSEHILL, LLC

K. HOVNANIAN DFW TRAILWOOD II, LLC

K. HOVNANIAN DFW TRAILWOOD, LLC

K. HOVNANIAN DFW VILLAS AT MUSTANG PARK, LLC

K. HOVNANIAN DFW VILLAS AT THE STATION, LLC

K. HOVNANIAN DFW WATSON CREEK, LLC

K. HOVNANIAN DFW WELLINGTON VILLAS, LLC

K. HOVNANIAN DFW WELLINGTON, LLC

K. HOVNANIAN DFW WILDRIDGE, LLC

K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C.

K. HOVNANIAN EDGEBROOK, LLC

K. HOVNANIAN EDISON GROUP, LLC

K. HOVNANIAN ESTATES AT REGENCY, L.L.C.

K. HOVNANIAN ESTATES AT WEKIVA, LLC

K. HOVNANIAN FALLS POINTE, LLC

K. HOVNANIAN FINANCIAL SERVICES GROUP, LLC

K. HOVNANIAN FIRST HOMES, L.L.C.

K. HOVNANIAN FLORIDA NEW GC, LLC

K. HOVNANIAN FLORIDA OLD GC, LLC

K. HOVNANIAN FLORIDA REALTY, L.L.C.

K. HOVNANIAN FOREST LAKES, LLC

K. HOVNANIAN FOREST VALLEY, LLC

K. HOVNANIAN FOUR SEASONS AT CHESTNUT RIDGE, LLC

K. HOVNANIAN GEORGIA NEW GC, LLC

K. HOVNANIAN GEORGIA OLD GC, LLC

K. HOVNANIAN GRAND CYPRESS, LLC

K. HOVNANIAN GRANDEFIELD, LLC

K. HOVNANIAN GREAT WESTERN HOMES, LLC

K. HOVNANIAN HAMPTONS AT OAK CREEK II, L.L.C.

K. HOVNANIAN HIDDEN HOLLOW, LLC

K. HOVNANIAN HIGHLAND RIDGE, LLC

K. HOVNANIAN HOLDINGS NJ, L.L.C.

K. HOVNANIAN HOMES - DFW II, L.L.C.

K. HOVNANIAN HOMES - DFW, L.L.C.

K. HOVNANIAN HOMES AT BROOK MANOR, LLC

K. HOVNANIAN HOMES AT BURKE JUNCTION, LLC

K. HOVNANIAN HOMES AT CREEKSIDE, LLC

K. HOVNANIAN HOMES AT GREENWAY FARM, L.L.C.

K. HOVNANIAN HOMES AT JONES STATION 1, L.L.C.

K. HOVNANIAN HOMES AT KNOLLAC ACRES, LLC

K. HOVNANIAN HOMES AT LEIGH MILL, LLC

K. HOVNANIAN HOMES AT PARKSIDE, LLC

K. HOVNANIAN HOMES AT REEDY CREEK, LLC

K. HOVNANIAN HOMES AT RUSSETT, L.L.C.

K. HOVNANIAN HOMES AT SALT CREEK LANDING, LLC

K. HOVNANIAN HOMES AT SHELL HALL, LLC

K. HOVNANIAN HOMES AT SHENANDOAH SPRINGS, LLC

K. HOVNANIAN HOMES AT ST. JAMES PLACE, LLC

K. HOVNANIAN HOMES AT THE ABBY, LLC

K. HOVNANIAN HOMES AT THE HIGHLANDS, LLC

K. HOVNANIAN HOMES AT THE PADDOCKS, LLC

K. HOVNANIAN HOMES AT THOMPSON'S GRANT, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD GRANGE, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD GRANT II, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD GRANT, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD GREENS, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD NEW, LLC

K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.

K. HOVNANIAN HOMES OF D.C., L.L.C.

K. HOVNANIAN HOMES OF DELAWARE I, LLC

K. HOVNANIAN HOMES OF FLORIDA I, LLC

K. HOVNANIAN HOMES OF LONGACRE VILLAGE, L.L.C.

K. HOVNANIAN HOMES OF MARYLAND I, LLC

K. HOVNANIAN HOMES OF MARYLAND II, LLC

K. HOVNANIAN HOMES OF MARYLAND, L.L.C.

K. HOVNANIAN HOMES OF MINNESOTA AT ARBOR CREEK, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT AUTUMN MEADOWS, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT BRYNWOOD, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT CEDAR HOLLOW, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT FOUNDER'S RIDGE, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT HARPERS STREET WOODS, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT OAKS OF OXBOW, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT REGENT'S POINT, LLC

K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.

K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN HOMES OF VIRGINIA I, LLC

K. HOVNANIAN HOUSTON BAYOU OAKS AT WEST OREM, LLC

K. HOVNANIAN HOUSTON CAMBRIDGE HEIGHTS, LLC

K. HOVNANIAN HOUSTON CITY HEIGHTS, LLC

K. HOVNANIAN HOUSTON CREEK BEND, LLC

K. HOVNANIAN HOUSTON DIVISION, LLC

K. HOVNANIAN HOUSTON DRY CREEK VILLAGE, LLC

K. HOVNANIAN HOUSTON ELDRIDGE PARK, LLC

K. HOVNANIAN HOUSTON GREATWOOD LAKE, LLC

K. HOVNANIAN HOUSTON KATY POINTE, LLC

K. HOVNANIAN HOUSTON LAKES OF BELLA TERRA WEST, LLC

K. HOVNANIAN HOUSTON LAUREL GLEN, LLC

K. HOVNANIAN HOUSTON MAGNOLIA CREEK, LLC

K. HOVNANIAN HOUSTON MIDTOWN PARK I, LLC

K. HOVNANIAN HOUSTON PARK LAKES EAST, LLC

K. HOVNANIAN HOUSTON PARKWAY TRAILS, LLC

K. HOVNANIAN HOUSTON PROPERTY I, LLC

K. HOVNANIAN HOUSTON PROPERTY II, LLC

K. HOVNANIAN HOUSTON RIVER FARMS, LLC

K. HOVNANIAN HOUSTON SUNSET RANCH, LLC

K. HOVNANIAN HOUSTON TERRA DEL SOL, LLC

K. HOVNANIAN HOUSTON THUNDER BAY SUBDIVISION, LLC

K. HOVNANIAN HOUSTON TRANQUILITY LAKE ESTATES, LLC

K. HOVNANIAN HOUSTON WOODSHORE, LLC

K. HOVNANIAN ILLINOIS NEW GC, LLC

K. HOVNANIAN ILLINOIS OLD GC, LLC

K. HOVNANIAN INDIAN TRAILS, LLC

K. HOVNANIAN IVY TRAIL, LLC

K. HOVNANIAN JV HOLDINGS, L.L.C.

K. HOVNANIAN JV SERVICES COMPANY, L.L.C.

K. HOVNANIAN LADUE RESERVE, LLC

K. HOVNANIAN LAKE GRIFFIN RESERVE, LLC

K. HOVNANIAN LAKE PARKER, LLC

K. HOVNANIAN LAKES OF GREEN, LLC

K. HOVNANIAN LANDINGS 40S, LLC

K. HOVNANIAN LEGACY AT VIA BELLA, LLC

K. HOVNANIAN LIBERTY ON BLUFF CREEK, LLC

K. HOVNANIAN MAGNOLIA AT WESTSIDE, LLC

K. HOVNANIAN MANALAPAN ACQUISITION, LLC

K. HOVNANIAN MARYLAND DIVISION, LLC

K. HOVNANIAN MARYLAND REGION, INC.

K. HOVNANIAN MEADOW LAKES, LLC

K. HOVNANIAN MEADOW VIEW AT MOUNTAIN HOUSE, LLC

K. HOVNANIAN MONARCH GROVE, LLC

K. HOVNANIAN MONTCLAIRE ESTATES, LLC

K. HOVNANIAN NEW JERSEY NEW GC, LLC

K. HOVNANIAN NEW JERSEY OLD GC, LLC

K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTHEAST DIVISION, INC.

K. HOVNANIAN NORTHEAST SERVICES, L.L.C.

K. HOVNANIAN NORTHERN CALIFORNIA DIVISION, LLC

K. HOVNANIAN NORTHERN OHIO DIVISION, LLC

K. HOVNANIAN NORTHPOINTE 40S, LLC

K. HOVNANIAN NORTON PLACE, LLC

K. HOVNANIAN OCOEE LANDINGS, LLC

K. HOVNANIAN OF HOUSTON II, L.L.C.

K. HOVNANIAN OF HOUSTON III, L.L.C.

K. HOVNANIAN OHIO NEW GC, LLC

K. HOVNANIAN OHIO OLD GC, LLC

K. HOVNANIAN OHIO REALTY, L.L.C.

K. HOVNANIAN OHIO REGION, INC.

K. HOVNANIAN OPERATIONS COMPANY, INC.

K. HOVNANIAN ORLANDO DIVISION, LLC

K. HOVNANIAN OSPREY RANCH, LLC

K. HOVNANIAN PA REAL ESTATE, INC.

K. HOVNANIAN PARKVIEW AT STERLING MEADOWS, LLC

K. HOVNANIAN PENNSYLVANIA BUILD ON YOUR LOT DIVISION, LLC

K. HOVNANIAN PENNSYLVANIA NEW GC, LLC

K. HOVNANIAN PENNSYLVANIA OLD GC, LLC

K. HOVNANIAN PHOENIX DIVISION, INC.

K. HOVNANIAN PHOENIX GROUP, LLC

K. HOVNANIAN PINEWOOD RESERVE, LLC

K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.

K. HOVNANIAN PRESERVE AT TURTLE CREEK LLC

K. HOVNANIAN PROPERTIES OF RED BANK, LLC

K. HOVNANIAN REDFERN TRAILS, LLC

K. HOVNANIAN REYNOLDS RANCH, LLC

K. HOVNANIAN RIVENDALE, LLC

K. HOVNANIAN RIVERSIDE, LLC

K. HOVNANIAN RIVINGTON, LLC

K. HOVNANIAN SAN SEBASTIAN, LLC

K. HOVNANIAN SCHADY RESERVE, LLC

K. HOVNANIAN SERENO, LLC

K. HOVNANIAN SHERWOOD AT REGENCY, LLC

K. HOVNANIAN SOUTH CAROLINA NEW GC, LLC

K. HOVNANIAN SOUTH CAROLINA OLD GC, LLC

K. HOVNANIAN SOUTH FORK, LLC

K. HOVNANIAN SOUTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN SOUTHEAST COASTAL DIVISION, INC.

K. HOVNANIAN SOUTHEAST FLORIDA DIVISION, LLC

K. HOVNANIAN SOUTHERN CALIFORNIA DIVISION, LLC

K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.

K. HOVNANIAN STERLING RANCH, LLC

K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.

K. HOVNANIAN T&C HOMES AT FLORIDA, L.L.C.

K. HOVNANIAN T&C HOMES AT ILLINOIS, L.L.C.

K. HOVNANIAN TERRALARGO, LLC

K. HOVNANIAN TEXAS OPERATIONS NEW, LLC

K. HOVNANIAN TEXAS OPERATIONS OLD, LLC

K. HOVNANIAN TIMBRES AT ELM CREEK, LLC

K. HOVNANIAN UNION PARK, LLC

K. HOVNANIAN VENTURE I, L.L.C.

K. HOVNANIAN VILLAGE GLEN, LLC

K. HOVNANIAN VIRGINIA DIVISION, INC.

K. HOVNANIAN VIRGINIA NEW GC, LLC

K. HOVNANIAN VIRGINIA OLD GC, INC.

K. HOVNANIAN WATERBURY, LLC

K. HOVNANIAN WEST VIRGINIA BUILD ON YOUR LOT DIVISION, LLC

K. HOVNANIAN WEST VIRGINIA NEW GC, LLC

K. HOVNANIAN WEST VIRGINIA OLD GC, LLC

K. HOVNANIAN WHITE ROAD, LLC

K. HOVNANIAN WINDING BAY PRESERVE, LLC

K. HOVNANIAN WINDWARD HOMES, LLC

K. HOVNANIAN WOODLAND POINTE, LLC

K. HOVNANIAN WOODRIDGE PLACE, LLC

K. HOVNANIAN'S ASPIRE AT UNION VILLAGE, LLC

K. HOVNANIAN'S COVE AT ASBURY PARK, LLC

K. HOVNANIAN'S FOUR SEASONS AT BAKERSFIELD, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT BAYMONT FARMS L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT BEAUMONT, LLC

K. HOVNANIAN'S FOUR SEASONS AT BELLA VISTA, LLC

K. HOVNANIAN'S FOUR SEASONS AT BELLE TERRE, LLC

K. HOVNANIAN'S FOUR SEASONS AT BRIARGATE, LLC

K. HOVNANIAN'S FOUR SEASONS AT CAROLINA OAKS, LLC

K. HOVNANIAN'S FOUR SEASONS AT COLTS FARM, LLC

K. HOVNANIAN'S FOUR SEASONS AT KENT ISLAND II, LLC

K. HOVNANIAN'S FOUR SEASONS AT LOS BANOS, LLC

K. HOVNANIAN'S FOUR SEASONS AT MALIND BLUFF, LLC

K. HOVNANIAN'S FOUR SEASONS AT MORENO VALLEY, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT NEW KENT VINEYARDS, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT NEW LENOX, LLC

K. HOVNANIAN'S FOUR SEASONS AT PALM SPRINGS, LLC

K. HOVNANIAN'S FOUR SEASONS AT RUSH CREEK II, LLC

K. HOVNANIAN'S FOUR SEASONS AT RUSH CREEK, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT SILVER MAPLE FARM, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT THE MANOR II, LLC

K. HOVNANIAN'S FOUR SEASONS AT THE MANOR, LLC

K. HOVNANIAN'S FOUR SEASONS AT VIRGINIA CROSSING, LLC

K. HOVNANIAN'S PARKSIDE AT TOWNGATE, L.L.C.

K. HOVNANIAN'S PROSPECT PLACE AT MORRISTOWN, LLC

K. HOVNANIAN'S SONATA AT THE PRESERVE, LLC

K. HOVNANIAN'S VERANDA AT RIVERPARK II, LLC

K. HOVNANIAN'S VERANDA AT RIVERPARK, LLC

K. HOVNANIAN'S WOODLANDS AT FREEHOLD, LLC

KHH SHELL HALL LOAN ACQUISITION, LLC

KHOV WINDING BAY II, LLC

LANDARAMA, INC.

LINKS AT CALUSA SPRINGS, LLC

M & M AT MONROE WOODS, L.L.C.

M&M AT CHESTERFIELD, L.L.C.

M&M AT CRESCENT COURT, L.L.C.

M&M AT WEST ORANGE, L.L.C.

MATZEL & MUMFORD AT EGG HARBOR, L.L.C.

MCNJ, INC.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF PENNSYLVANIA, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF WEST VIRGINIA, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.

MM-BEACHFRONT NORTH I, LLC

NEW HOME REALTY, LLC

PARK TITLE COMPANY, LLC

PINE AYR, LLC

RIDGEMORE UTILITY L.L.C.

ROUTE 1 AND ROUTE 522, L.L.C.

SEABROOK ACCUMULATION CORPORATION

SHELL HALL CLUB AMENITY ACQUISITION, LLC

SHELL HALL LAND ACQUISITION, LLC

STONEBROOK HOMES, INC.

TERRAPIN REALTY, L.L.C.

THE MATZEL & MUMFORD ORGANIZATION, INC

TRAVERSE PARTNERS, LLC

WASHINGTON HOMES, INC.

WTC VENTURES, L.L.C.

EXHIBIT A

[FACE OF NOTE]

K. HOVNANIAN ENTERPRISES, INC.

7.75% Senior Secured 1.125 Lien Notes due 2026

CUSIP No.: _______________

No.	$_______________[, or such other amount as is provided in the schedule of exchanges of interests in global notes attached hereto]

K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______), [or such other amount as is provided in the schedule of exchanges of interests in global notes attached hereto]1, on February 15, 2026.

Interest Rate: 7.75% per annum.

Interest Payment Dates: February 15 and August 15, commencing February 15, 2020.

Record Dates: February 1 and August 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:	K. HOVNANIAN ENTERPRISES, INC.

By:
Name:
Title:

[Form of] Trustee’s Certificate of Authentication

This is one of the 7.75% Senior Secured 1.125 Lien Notes due 2026 described in the Indenture referred to in this Note.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

K. HOVNANIAN ENTERPRISES, INC.

7.75% Senior Secured 1.125 Lien Notes due 2026

Capitalized terms used herein are used as defined in the Indenture referred to below unless otherwise indicated. References to “Notes” or “Note” herein refer only to the 7.75% Senior Secured 1.125 Lien Notes due 2026.

1.	Principal and Interest.

K. Hovnanian Enterprises, Inc. (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), a California corporation, promises to pay the principal of this Note on February 15, 2026.

The Issuer promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 7.75% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the February 1 or August 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing February 15, 2020.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from [the date of issuance]. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Paying Agent and Registrar.

Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

3.	Indenture; Liens; Guarantees.

This is one of the 7.75% Senior Secured 1.125 Lien Notes due 2026 issued under an Indenture, dated as of October 31, 2019 (as amended from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture and are not subject to the Trust Indenture Act except as expressly and to the extent provided for in the Indenture and the Notes, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general obligations of the Issuer, secured by Liens on the Collateral as described in the Indenture and the Security Documents. The Indenture limits the original aggregate principal amount of the Notes issued thereunder to $350,000,000 but Additional Notes may be issued pursuant to the Indenture (subject to the conditions stated therein), and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed by the Guarantors as set forth in the Indenture and the Guarantee endorsed hereon.

Reference is hereby made to the Indenture for a statement of the respective rights, duties and obligations thereunder of the Issuer, the Guarantors, the Trustee, the Collateral Agent and the Holders.

4.	Optional Redemption; Redemption with Proceeds of Equity Offering.

(a)         The Issuer may, at its option, redeem the Notes, in whole, at any time, or in part, from time to time, prior to February 15, 2022, at a redemption price equal to the sum of:

(i)        100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date, if any (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date); plus

(ii)       the Make-Whole Amount.

The term “Make-Whole Amount” shall mean, in connection with any optional redemption of any Note, the excess, if any, of:

(i) the present value at such redemption date of (i) the redemption price of the Note at February 15, 2022 (such redemption price being set forth in the table appearing in 4(b) below) plus (ii) all required interest payments due on the Note through February 15, 2022 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(ii) the principal amount of the Note being redeemed.

In no case shall the Trustee be responsible for calculating, verifying or determining the Make-Whole Amount.

“Treasury Rate” means, in connection with the calculation of any Make-Whole Amount with respect to any Note, as calculated by the Company, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data), most nearly equal to the period from the redemption date to February 15, 2022; provided, however, that if the period from the redemption date to February 15, 2022 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to February 15, 2022 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

(b)         At any time and from time to time on or after February 15, 2022, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of the principal amount set forth below for the period during which the redemption date falls plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date).

Period Commencing	Percentage
February 15, 2022	103.875%
February 15, 2023	101.937%
February 15, 2024 and thereafter	100.000%

(c)         If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in a Change of Control Offer in connection with a Change of Control and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as permitted by Section 4.12 of the Indenture, purchases of all of the Notes validly tendered and not validly withdrawn by such Holders, the Issuer or such third party shall have the right, upon not less than 10 nor more than 60 days’ prior notice to the Holders (with a copy to the Trustee), given not more than 30 days following such purchase pursuant to the Change of Control Offer described in Section 4.12 of the Indenture, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

(d)         At any time and from time to time prior to February 15, 2022, the Issuer may redeem the Notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 107.750% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date), in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes (including Additional Notes), provided that:

(i)         in each case the redemption takes place not later than 60 days after the closing of the related Equity Offering, and

(ii)        not less than 65% of the original aggregate principal amount of the Notes (including Additional Notes) remains outstanding immediately thereafter.

If fewer than all of the Notes are being redeemed, the Notes to be redeemed shall be selected by the Trustee by lot, pro rata or such other method as the Trustee deems fair and appropriate in consultation with the Issuer, subject to applicable DTC procedures and compliance with the rules of any securities exchange on which the Notes may be listed.

Notes shall be redeemed in denominations of $2,000 principal amount or any multiple of $1,000 in excess thereof. Notices of any redemption may be given prior to the completion thereof, and may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related Equity Offering. If a redemption is subject to one or more conditions precedent, such notice shall describe each condition precedent.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption. Any notice of redemption will be given in accordance with Article III of the Indenture.

5.	Repurchase Provisions.

If a Change of Control occurs, each Holder shall have the right, at such Holder’s option, to require the Issuer to purchase all or any part (equal to $2,000 principal amount or any multiple of $1,000 in excess thereof) of such Holder’s Notes on a date that is no later than 90 days after notice of the Change of Control, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase as provided in, and subject to the terms of, the Indenture.

6.	Mandatory Redemption.

There is no sinking fund for, or mandatory redemption of, the Notes.

7.	Discharge and Defeasance.

If the Issuer deposits with the Trustee money in U.S. dollars and/or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, interest and accrued interest on the Notes to redemption or maturity, as the case may be, the Issuer, the Company and the Guarantors may in certain circumstances be discharged from the Indenture, the Notes, the Guarantees and the Security Documents or may be discharged from certain of their obligations under certain provisions of the Indenture. In such circumstances, the Liens securing the Notes and the Guarantees will also be released.

8.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form only without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of, or exchange any Note or certain portions of a Note.

9.	Persons Deemed Owners.

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10.	Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. If a bankruptcy or insolvency default with respect to the Issuer or the Company occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require reasonable indemnity or security satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

11.	Amendment, Supplement and Waiver.

Subject to certain exceptions, the Indenture, the Notes, the Guarantees or the Security Documents may be amended or supplemented, or future compliance with any provision thereof may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company, the Issuer, the Guarantors, the Trustee, the Collateral Agent and the Joint First Lien Collateral Agent, as applicable, may amend or supplement, or waive future compliance with any provision of, the Indenture, the Notes, the Guarantees or the Security Documents with respect to the Notes to, among other things, cure any ambiguity, defect or inconsistency or if such amendment or supplement does not adversely affect the legal rights of any Holder. Without the consent of the Holders of at least 66⅔% in principal amount of the Notes, the Company, the Issuer, the Guarantors, the Trustee, the Collateral Agent and the Joint First Lien Collateral Agent may not effect a release of all or substantially all of the Collateral with respect to the Notes other than pursuant to the terms of the Security Documents or as otherwise permitted under the Indenture.

12.	Trustee Dealings With Issuer.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its affiliates, with the same rights as if it were not Trustee; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

13.	No Recourse Against Others.

An incorporator, and any past, present or future director, officer, partner, employee or stockholder, as such, of the Issuer, the Company or the Guarantors shall not have any liability for any obligations of the Issuer, the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14.	Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

15.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

16.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

17.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Social Security or Taxpayer Identification No.

Please print or typewrite name and address, including zip code, of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer this Note on the books of the Issuer with full power of substitution in the premises.

Dated:________________________________	Signed:______________________________
(sign exactly as name appears on the other side of this Note)
Signature Guarantee[2]:__________________________________________________________

2 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to the Resale Restriction Termination Date (as defined in this Note), the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising in connection with the transfer and further as follows:

Check One

☐           (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐          (2) This Note is being transferred to a non-“U.S. Person,” as defined in Rule 902 of Regulation S under the Securities Act in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐          (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished herewith which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Dated:____________________

Transferor

Signed:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:3_______________________________

By:_____________________________

(To be executed by an executive officer)

3 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.12 of the Indenture, check the box: □

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:

$_____________________.

Date:____________

Your Signature:__________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:4 _____________________________

4 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTES5

The following exchanges of a part of this Global Note for Certificated Notes or an interest in another Global Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee

5 For Global Notes

[FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

GUARANTEE

The undersigned (the “Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Issuer’s 7.75% Senior Secured 1.125 Lien Notes due 2026 (the “Notes”), whether at maturity or on an Interest Payment Date, by acceleration or otherwise, on the Notes, to the extent lawful, and of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article VI of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. This Guarantee is secured by Liens on the Collateral as described in the Indenture and the Security Documents.

No past, present or future stockholder, officer, director, employee, partner or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee evidenced hereby by reason of such person’s status as stockholder, officer, director, employee, partner or incorporator. Each Holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee.

Each Holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee evidenced hereby shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

2700 EMPIRE, LLC

AMBER RIDGE, LLC

ARBOR TRAILS, LLC

BUILDER SERVICES NJ, L.L.C.

BUILDER SERVICES PA, L.L.C.

EASTERN NATIONAL ABSTRACT, INC.

EASTERN NATIONAL TITLE AGENCY ARIZONA, LLC

EASTERN NATIONAL TITLE AGENCY FLORIDA, LLC

EASTERN NATIONAL TITLE AGENCY ILLINOIS, LLC

EASTERN NATIONAL TITLE AGENCY MARYLAND, LLC

EASTERN NATIONAL TITLE AGENCY VIRGINIA, INC.

EASTERN NATIONAL TITLE AGENCY, INC.

F&W MECHANICAL SERVICES, L.L.C.

GLENRISE GROVE, L.L.C.

GTIS-HOV DULLES PARKWAY PARENT LLC

GTIS-HOV FESTIVAL LAKES LLC

GTIS-HOV GREENFIELD CROSSING PARENT LLC

GTIS-HOV HOLDINGS LLC

GTIS-HOV POSITANO LLC

GTIS-HOV RANCHO 79 LLC

GTIS-HOV RESIDENCES AT DULLES PARKWAY LLC

GTIS-HOV RESIDENCES AT GREENFIELD CROSSING LLC

GTIS-HOV VILLAGES AT PEPPER MILL LLC

GTIS-HOV WARMINSTER LLC

HOMEBUYERS FINANCIAL SERVICES, L.L.C.

HOMEBUYERS FINANCIAL USA, LLC

HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP, L.L.C.

HOVSITE CATALINA LLC

HOVSITE CHURCHILL CLUB LLC

HOVSITE CIDER GROVE LLC

HOVSITE FIRENZE LLC

HOVSITE GREENWOOD MANOR LLC

HOVSITE HUNT CLUB LLC

HOVSITE IRISH PRAIRIE LLC

HOVSITE LIBERTY LAKES LLC

HOVSITE MONTEVERDE 1 & 2 LLC

HOVSITE MONTEVERDE 3 & 4 LLC

HOVSITE PROVIDENCE LLC

HOVSITE SOUTHAMPTON LLC

K. HOVNANIAN ABERDEEN, LLC

K. HOVNANIAN ACQUISITIONS, INC.

K. HOVNANIAN AMBER GLEN, LLC

K. HOVNANIAN ARIZONA NEW GC, LLC

K. HOVNANIAN ARIZONA OLD GC, LLC

K. HOVNANIAN ASBURY POINTE, LLC

K. HOVNANIAN ASPIRE AT BELLEVUE RANCH, LLC

K. HOVNANIAN ASPIRE AT MORRIS WOODS, LLC

K. HOVNANIAN ASPIRE AT RIVER TERRACE, LLC

K. HOVNANIAN ASPIRE AT WATERSTONE, LLC

K. HOVNANIAN AT 23 NORTH, LLC

K. HOVNANIAN AT 240 MISSOURI, LLC

K. HOVNANIAN AT ACACIA PLACE, LLC

K. HOVNANIAN AT AIRE ON MCDOWELL, LLC

K. HOVNANIAN AT ALEXANDER LAKES, LLC

K. HOVNANIAN AT ALISO, LLC

K. HOVNANIAN AT ALLENTOWN, L.L.C.

K. HOVNANIAN AT AMBERLEY WOODS, LLC

K. HOVNANIAN AT ANDALUSIA, LLC

K. HOVNANIAN AT ASBURY PARK URBAN RENEWAL, LLC

K. HOVNANIAN AT ASHBY PLACE, LLC

K. HOVNANIAN AT ASHLEY POINTE LLC

K. HOVNANIAN AT AUTUMN RIDGE, LLC

K. HOVNANIAN AT AVENIR, LLC

K. HOVNANIAN AT BAKERSFIELD 463, L.L.C.

K. HOVNANIAN AT BALTIC & AEGEAN ASBURY PARK, LLC

K. HOVNANIAN AT BARNEGAT II, L.L.C.

K. HOVNANIAN AT BEACON PARK AREA 129 II, LLC

K. HOVNANIAN AT BEACON PARK AREA 129, LLC

K. HOVNANIAN AT BEACON PARK AREA 137, LLC

K. HOVNANIAN AT BENSEN'S MILL ESTATES, LLC

K. HOVNANIAN AT BLACKSTONE, LLC

K. HOVNANIAN AT BOCA DUNES, LLC

K. HOVNANIAN AT BRADWELL ESTATES, LLC

K. HOVNANIAN AT BRANCHBURG II, LLC

K. HOVNANIAN AT BRANCHBURG, L.L.C.

K. HOVNANIAN AT BRANCHBURG-VOLLERS, LLC

K. HOVNANIAN AT BRENFORD STATION, LLC

K. HOVNANIAN AT BRIDGEWATER I, L.L.C.

K. HOVNANIAN AT BRITTANY MANOR BORROWER, LLC

K. HOVNANIAN AT BRITTANY MANOR, LLC

K. HOVNANIAN AT BURCH KOVE, LLC

K. HOVNANIAN AT CADENCE PARK, LLC

K. HOVNANIAN AT CAMP HILL, L.L.C.

K. HOVNANIAN AT CANTER V, LLC

K. HOVNANIAN AT CAPISTRANO, L.L.C.

K. HOVNANIAN AT CARLSBAD, LLC

K. HOVNANIAN AT CATANIA, LLC

K. HOVNANIAN AT CATON'S RESERVE, LLC

K. HOVNANIAN AT CEDAR GROVE III, L.L.C.

K. HOVNANIAN AT CEDAR LANE ESTATES, LLC

K. HOVNANIAN AT CEDAR LANE, LLC

K. HOVNANIAN AT CHESTERFIELD, L.L.C.

K. HOVNANIAN AT CHRISTINA COURT, LLC

K. HOVNANIAN AT CHURCHILL FARMS LLC

K. HOVNANIAN AT CIELO, L.L.C.

K. HOVNANIAN AT COOSAW POINT, LLC

K. HOVNANIAN AT CORAL LAGO, LLC

K. HOVNANIAN AT DEER RIDGE, LLC

K. HOVNANIAN AT DOMINION CROSSING, LLC

K. HOVNANIAN AT DOYLESTOWN, LLC

K. HOVNANIAN AT DUNELLEN URBAN RENEWAL, LLC

K. HOVNANIAN AT EAGLE HEIGHTS, LLC

K. HOVNANIAN AT EAST BRUNSWICK III, LLC

K. HOVNANIAN AT EAST BRUNSWICK, LLC

K. HOVNANIAN AT EAST WINDSOR, LLC

K. HOVNANIAN AT EDEN TERRACE, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT EL DORADO RANCH II, L.L.C.

K. HOVNANIAN AT EL DORADO RANCH, L.L.C.

K. HOVNANIAN AT EMBREY MILL VILLAGE, LLC

K. HOVNANIAN AT EMBREY MILL, LLC

K. HOVNANIAN AT ESTATES AT WHEATLANDS, LLC

K. HOVNANIAN AT ESTATES OF CHANCELLORSVILLE, LLC

K. HOVNANIAN AT ESTATES OF FOX CHASE, LLC

K. HOVNANIAN AT FAIRFIELD RIDGE, LLC

K. HOVNANIAN AT FIDDYMENT RANCH, LLC

K. HOVNANIAN AT FIFTH AVENUE, L.L.C.

K. HOVNANIAN AT FLORENCE I, L.L.C.

K. HOVNANIAN AT FLORENCE II, L.L.C.

K. HOVNANIAN AT FOX PATH AT HAMPTON LAKE, LLC

K. HOVNANIAN AT FRANKLIN II, L.L.C.

K. HOVNANIAN AT FRANKLIN, L.L.C.

K. HOVNANIAN AT FREEHOLD TOWNSHIP III, LLC

K. HOVNANIAN AT FRESNO, LLC

K. HOVNANIAN AT GALLERY, LLC

K. HOVNANIAN AT GALLOWAY RIDGE, LLC

K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.

K. HOVNANIAN AT GILROY 60, LLC

K. HOVNANIAN AT GILROY, LLC

K. HOVNANIAN AT GRANDE PARK, LLC

K. HOVNANIAN AT GREAT NOTCH, L.L.C.

K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.

K. HOVNANIAN AT HAMMOCK BREEZE, LLC

K. HOVNANIAN AT HAMPTON COVE, LLC

K. HOVNANIAN AT HAMPTON LAKE, LLC

K. HOVNANIAN AT HANOVER ESTATES, LLC

K. HOVNANIAN AT HERSHEY'S MILL, INC.

K. HOVNANIAN AT HIDDEN BROOK, LLC

K. HOVNANIAN AT HIDDEN LAKE, LLC

K. HOVNANIAN AT HIGHLAND PARK, LLC

K. HOVNANIAN AT HILLSBOROUGH, LLC

K. HOVNANIAN AT HILLTOP RESERVE II, LLC

K. HOVNANIAN AT HILLTOP RESERVE, LLC

K. HOVNANIAN AT HOLLY RIDGE, LLC

K. HOVNANIAN AT HOWELL FORT PLAINS, LLC

K. HOVNANIAN AT HOWELL II, LLC

K. HOVNANIAN AT HOWELL, LLC

K. HOVNANIAN AT HUDSON POINTE, L.L.C.

K. HOVNANIAN AT HUNTER'S POND, LLC

K. HOVNANIAN AT HUNTFIELD, LLC

K. HOVNANIAN AT INDIAN WELLS, LLC

K. HOVNANIAN AT ISLAND LAKE, LLC

K. HOVNANIAN AT JACKS RUN, LLC

K. HOVNANIAN AT JACKSON I, L.L.C.

K. HOVNANIAN AT JACKSON, L.L.C.

K. HOVNANIAN AT JAEGER RANCH, LLC

K. HOVNANIAN AT LA LAGUNA, L.L.C.

K. HOVNANIAN AT LAKE BURDEN, LLC

K. HOVNANIAN AT LAKE FLORENCE, LLC

K. HOVNANIAN AT LAKE LECLARE, LLC

K. HOVNANIAN AT LAKE RIDGE ESTATES, LLC

K. HOVNANIAN AT LAKES AT NEW RIVERSIDE, LLC

K. HOVNANIAN AT LEE SQUARE, L.L.C.

K. HOVNANIAN AT LENAH WOODS, LLC

K. HOVNANIAN AT LIBERTY HILL FARM, LLC

K. HOVNANIAN AT LILY ORCHARD, LLC

K. HOVNANIAN AT LINK CROSSING, LLC

K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LUKE LANDING, LLC

K. HOVNANIAN AT LUNA VISTA, LLC

K. HOVNANIAN AT MADISON SQUARE, LLC

K. HOVNANIAN AT MAGNOLIA PLACE, LLC

K. HOVNANIAN AT MAIN STREET SQUARE, LLC

K. HOVNANIAN AT MALAN PARK, L.L.C.

K. HOVNANIAN AT MANALAPAN CROSSING, LLC

K. HOVNANIAN AT MANALAPAN II, L.L.C.

K. HOVNANIAN AT MANALAPAN III, L.L.C.

K. HOVNANIAN AT MANALAPAN IV, LLC

K. HOVNANIAN AT MANALAPAN RIDGE, LLC

K. HOVNANIAN AT MANALAPAN V, LLC

K. HOVNANIAN AT MANALAPAN VI, LLC

K. HOVNANIAN AT MANTECA, LLC

K. HOVNANIAN AT MAPLE AVENUE, L.L.C.

K. HOVNANIAN AT MAPLE HILL LLC

K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.

K. HOVNANIAN AT MARLBORO VI, L.L.C.

K. HOVNANIAN AT MARYLAND RIDGE, LLC

K. HOVNANIAN AT MEADOWRIDGE VILLAS, LLC

K. HOVNANIAN AT MELANIE MEADOWS, LLC

K. HOVNANIAN AT MELODY FARM, LLC

K. HOVNANIAN AT MENDHAM TOWNSHIP, L.L.C.

K. HOVNANIAN AT MERIDIAN HILLS, LLC

K. HOVNANIAN AT MIDDLE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT MIDDLETOWN III, LLC

K. HOVNANIAN AT MIDDLETOWN, LLC

K. HOVNANIAN AT MILLVILLE II, L.L.C.

K. HOVNANIAN AT MONROE IV, L.L.C.

K. HOVNANIAN AT MONROE NJ II, LLC

K. HOVNANIAN AT MONROE NJ III, LLC

K. HOVNANIAN AT MONROE NJ, L.L.C.

K. HOVNANIAN AT MONTANA VISTA DOBBINS, LLC

K. HOVNANIAN AT MONTANA VISTA, LLC

K. HOVNANIAN AT MONTGOMERY, LLC

K. HOVNANIAN AT MONTVALE II, LLC

K. HOVNANIAN AT MONTVALE, L.L.C.

K. HOVNANIAN AT MORRIS TWP II, LLC

K. HOVNANIAN AT MORRIS TWP, LLC

K. HOVNANIAN AT MUIRFIELD, LLC

K. HOVNANIAN AT MYSTIC DUNES, LLC

K. HOVNANIAN AT NORTH BERGEN. L.L.C.

K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL III, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL IV, L.L.C.

K. HOVNANIAN AT NORTH GROVE CROSSING, LLC

K. HOVNANIAN AT NORTH HILL, LLC

K. HOVNANIAN AT NORTH POINTE ESTATES LLC

K. HOVNANIAN AT NORTH WILDWOOD, L.L.C.

K. HOVNANIAN AT NORTHAMPTON, L.L.C.

K. HOVNANIAN AT NORTHRIDGE ESTATES, LLC

K. HOVNANIAN AT NORTON LAKE LLC

K. HOVNANIAN AT NOTTINGHAM MEADOWS, LLC

K. HOVNANIAN AT OAK POINTE, LLC

K. HOVNANIAN AT OAKLAND, LLC

K. HOVNANIAN AT OCEAN VIEW BEACH CLUB, LLC

K. HOVNANIAN AT OCEANPORT, L.L.C.

K. HOVNANIAN AT OLD BRIDGE II, LLC

K. HOVNANIAN AT OLD BRIDGE, L.L.C.

K. HOVNANIAN AT ORCHARD MEADOWS, LLC

K. HOVNANIAN AT PALM VALLEY, L.L.C.

K. HOVNANIAN AT PARK PASEO, LLC

K. HOVNANIAN AT PARKSIDE, LLC

K. HOVNANIAN AT PARSIPPANY, L.L.C.

K. HOVNANIAN AT PAVILION PARK, LLC

K. HOVNANIAN AT PELHAM'S REACH, LLC

K. HOVNANIAN AT PHILADELPHIA I, L.L.C.

K. HOVNANIAN AT PIAZZA SERENA, L.L.C

K. HOVNANIAN AT PICKETT RESERVE, LLC

K. HOVNANIAN AT PINCKNEY FARM, LLC

K. HOVNANIAN AT PLANTATION LAKES, L.L.C.

K. HOVNANIAN AT POINTE 16, LLC

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL II, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL III, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL V, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VIII, L.L.C.

K. HOVNANIAN AT POSITANO, LLC

K. HOVNANIAN AT PRAIRIE POINTE, LLC

K. HOVNANIAN AT QUAIL CREEK, L.L.C.

K. HOVNANIAN AT RANCHO CABRILLO, LLC

K. HOVNANIAN AT RANDALL HIGHLANDS, LLC

K. HOVNANIAN AT RAPHO, L.L.C

K. HOVNANIAN AT RAYMOND FARM, LLC

K. HOVNANIAN AT REDTAIL, LLC

K. HOVNANIAN AT RESERVES AT WHEATLANDS, LLC

K. HOVNANIAN AT RESIDENCE AT DISCOVERY SQUARE, LLC

K. HOVNANIAN AT RETREAT AT MILLSTONE, LLC

K. HOVNANIAN AT RIDGEMONT, L.L.C.

K. HOVNANIAN AT RIVER HILLS, LLC

K. HOVNANIAN AT ROCK LEDGE, LLC

K. HOVNANIAN AT ROCKLAND VILLAGE GREEN, LLC

K. HOVNANIAN AT ROCKY RUN VILLAGE, LLC

K. HOVNANIAN AT RODERUCK, L.L.C.

K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.

K. HOVNANIAN AT SAGEBROOK, LLC

K. HOVNANIAN AT SANTA NELLA, LLC

K. HOVNANIAN AT SAWMILL, INC.

K. HOVNANIAN AT SCOTTSDALE HEIGHTS, LLC

K. HOVNANIAN AT SEABROOK, LLC

K. HOVNANIAN AT SEASONS LANDING, LLC

K. HOVNANIAN AT SHELDON GROVE, LLC

K. HOVNANIAN AT SHREWSBURY, LLC

K. HOVNANIAN AT SIENNA HILLS, LLC

K. HOVNANIAN AT SIERRA VISTA, LLC

K. HOVNANIAN AT SIGNAL HILL, LLC

K. HOVNANIAN AT SILVER LEAF, LLC

K. HOVNANIAN AT SILVER SPRING, L.L.C.

K. HOVNANIAN AT SILVERSTONE G, LLC

K. HOVNANIAN AT SILVERSTONE, LLC

K. HOVNANIAN AT SILVERWOOD GLEN, LLC

K. HOVNANIAN AT SKYE ISLE, LLC

K. HOVNANIAN AT SKYE ON MCDOWELL, LLC

K. HOVNANIAN AT SMITHVILLE, INC.

K. HOVNANIAN AT SOLARE, LLC

K. HOVNANIAN AT SOMERSET, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK II, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK III, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK IV, LLC

K. HOVNANIAN AT SPRING ISLE, LLC

K. HOVNANIAN AT STANTON, LLC

K. HOVNANIAN AT STATION SQUARE, L.L.C.

K. HOVNANIAN AT SUMMERLAKE, LLC

K. HOVNANIAN AT SUNRIDGE PARK, LLC

K. HOVNANIAN AT SUNRISE TRAIL II, LLC

K. HOVNANIAN AT SUNRISE TRAIL III, LLC

K. HOVNANIAN AT TAMARACK SOUTH LLC

K. HOVNANIAN AT TANGLEWOOD OAKS, LLC

K. HOVNANIAN AT TERRA BELLA TWO, LLC

K. HOVNANIAN AT THE BOULEVARDS AT WESTFIELDS, LLC

K. HOVNANIAN AT THE COMMONS AT RICHMOND HILL, LLC

K. HOVNANIAN AT THE HIGHLANDS AT SUMMERLAKE GROVE, LLC

K. HOVNANIAN AT THE MEADOWS 9, LLC

K. HOVNANIAN AT THE MEADOWS, LLC

K. HOVNANIAN AT THE MONARCH, L.L.C.

K. HOVNANIAN AT THE PROMENADE AT BEAVER CREEK, LLC

K. HOVNANIAN AT THOMPSON RANCH, LLC

K. HOVNANIAN AT TOWER HILL, LLC

K. HOVNANIAN AT TOWNES AT COUNTY CENTER, LLC

K. HOVNANIAN AT TRAFFORD PLACE, LLC

K. HOVNANIAN AT TRAIL RIDGE, LLC

K. HOVNANIAN AT TRAMORE LLC

K. HOVNANIAN AT UNION PARK, LLC

K. HOVNANIAN AT UPPER PROVIDENCE, LLC

K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C.

K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.

K. HOVNANIAN AT VALLE DEL SOL, LLC

K. HOVNANIAN AT VALLETTA, LLC

K. HOVNANIAN AT VENTANA LAKES, LLC

K. HOVNANIAN AT VERONA ESTATES, LLC

K. HOVNANIAN AT VERONA URBAN RENEWAL, L.L.C.

K. HOVNANIAN AT VERRADO CASCINA, LLC

K. HOVNANIAN AT VERRADO MARKETSIDE, LLC

K. HOVNANIAN AT VICTORVILLE, L.L.C.

K. HOVNANIAN AT VILLAGE CENTER, LLC

K. HOVNANIAN AT VILLAGE OF ROUND HILL, LLC

K. HOVNANIAN AT VILLAGES AT COUNTRY VIEW, LLC

K. HOVNANIAN AT VILLAS AT THE COMMONS, LLC

K. HOVNANIAN AT VINEYARD HEIGHTS, LLC

K. HOVNANIAN AT VISTA DEL SOL, L.L.C.

K. HOVNANIAN AT VISTA LAGO, LLC

K. HOVNANIAN AT WADE'S GRANT, L.L.C.

K. HOVNANIAN AT WALDWICK, LLC

K. HOVNANIAN AT WALKERS GROVE, LLC

K. HOVNANIAN AT WALL DONATO, LLC

K. HOVNANIAN AT WALL QUAIL RIDGE, LLC

K. HOVNANIAN AT WARREN TOWNSHIP II, LLC

K. HOVNANIAN AT WARREN TOWNSHIP, L.L.C.

K. HOVNANIAN AT WATERFORD, LLC

K. HOVNANIAN AT WATERSTONE, LLC

K. HOVNANIAN AT WELLSPRINGS, LLC

K. HOVNANIAN AT WEST VIEW ESTATES, L.L.C.

K. HOVNANIAN AT WESTBROOK, LLC

K. HOVNANIAN AT WESTSHORE, LLC

K. HOVNANIAN AT WHEELER RANCH, LLC

K. HOVNANIAN AT WHEELER WOODS, LLC

K. HOVNANIAN AT WHITEMARSH, LLC

K. HOVNANIAN AT WILDWOOD BAYSIDE, L.L.C.

K. HOVNANIAN AT WILLOWSFORD GREENS III, LLC

K. HOVNANIAN AT WOODCREEK WEST, LLC

K. HOVNANIAN AT WOOLWICH I, L.L.C.

K. HOVNANIAN BELDEN POINTE, LLC

K. HOVNANIAN BELMONT RESERVE, LLC

K. HOVNANIAN BUILD ON YOUR LOT DIVISION, LLC

K. HOVNANIAN CA LAND HOLDINGS, LLC

K. HOVNANIAN CALIFORNIA NEW GC, LLC

K. HOVNANIAN CALIFORNIA OLD GC, INC.

K. HOVNANIAN CALIFORNIA REGION, INC.

K. HOVNANIAN CAMBRIDGE HOMES, L.L.C.

K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN CHICAGO DIVISION, INC.

K. HOVNANIAN CLASSICS, L.L.C.

K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN COMPANIES OF ARIZONA, LLC

K. HOVNANIAN COMPANIES OF FLORIDA, LLC

K. HOVNANIAN COMPANIES OF MARYLAND, INC.

K. HOVNANIAN COMPANIES OF NEW YORK, INC.

K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.

K. HOVNANIAN COMPANIES, LLC

K. HOVNANIAN CONSTRUCTION II, INC

K. HOVNANIAN CORNERSTONE FARMS, LLC

K. HOVNANIAN CRAFTBUILT HOMES OF SOUTH CAROLINA, L.L.C.

K. HOVNANIAN CYPRESS CREEK, LLC

K. HOVNANIAN CYPRESS KEY, LLC

K. HOVNANIAN D.C. GROUP, LLC

K. HOVNANIAN DELAWARE DIVISION, INC.

K. HOVNANIAN DELAWARE NEW GC, LLC

K. HOVNANIAN DELAWARE OLD GC, LLC

K. HOVNANIAN DEVELOPMENTS OF D.C., INC.

K. HOVNANIAN DEVELOPMENTS OF GEORGIA, INC.

K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.

K. HOVNANIAN DEVELOPMENTS OF NORTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.

K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.

K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.

K. HOVNANIAN DFW ASCEND AT HIGHTOWER, LLC

K. HOVNANIAN DFW AUBURN FARMS, LLC

K. HOVNANIAN DFW BAYSIDE, LLC

K. HOVNANIAN DFW BELMONT, LLC

K. HOVNANIAN DFW BERKSHIRE II, LLC

K. HOVNANIAN DFW BERKSHIRE, LLC

K. HOVNANIAN DFW BLUFF CREEK, LLC

K. HOVNANIAN DFW CALLOWAY TRAILS, LLC

K. HOVNANIAN DFW CANYON FALLS, LLC

K. HOVNANIAN DFW CARILLON, LLC

K. HOVNANIAN DFW COMMODORE AT PRESTON, LLC

K. HOVNANIAN DFW COURTS AT BONNIE BRAE, LLC

K. HOVNANIAN DFW CREEKSIDE ESTATES II, LLC

K. HOVNANIAN DFW CREEKSIDE ESTATES, LLC

K. HOVNANIAN DFW DIAMOND CREEK ESTATES, LLC

K. HOVNANIAN DFW DIVISION, LLC

K. HOVNANIAN DFW ENCORE OF LAS COLINAS II, LLC

K. HOVNANIAN DFW ENCORE OF LAS COLINAS, LLC

K. HOVNANIAN DFW HARMON FARMS, LLC

K. HOVNANIAN DFW HERITAGE CROSSING, LLC

K. HOVNANIAN DFW HERON POND, LLC

K. HOVNANIAN DFW HIGH POINTE, LLC

K. HOVNANIAN DFW HOMESTEAD, LLC

K. HOVNANIAN DFW INSPIRATION, LLC

K. HOVNANIAN DFW LEXINGTON, LLC

K. HOVNANIAN DFW LIBERTY CROSSING II, LLC

K. HOVNANIAN DFW LIBERTY CROSSING, LLC

K. HOVNANIAN DFW LIBERTY, LLC

K. HOVNANIAN DFW LIGHT FARMS II, LLC

K. HOVNANIAN DFW LIGHT FARMS, LLC

K. HOVNANIAN DFW MAXWELL CREEK, LLC

K. HOVNANIAN DFW MIDTOWN PARK, LLC

K. HOVNANIAN DFW MILRANY RANCH, LLC

K. HOVNANIAN DFW MUSTANG LAKES II, LLC

K. HOVNANIAN DFW MUSTANG LAKES, LLC

K. HOVNANIAN DFW OAKMONT PARK, LLC

K. HOVNANIAN DFW PALISADES, LLC

K. HOVNANIAN DFW PARKSIDE, LLC

K. HOVNANIAN DFW PARKVIEW, LLC

K. HOVNANIAN DFW RICHWOODS, LLC

K. HOVNANIAN DFW RIDGEVIEW, LLC

K. HOVNANIAN DFW SANFORD PARK, LLC

K. HOVNANIAN DFW SEVENTEEN LAKES, LLC

K. HOVNANIAN DFW THE PARKS AT ROSEHILL, LLC

K. HOVNANIAN DFW TRAILWOOD II, LLC

K. HOVNANIAN DFW TRAILWOOD, LLC

K. HOVNANIAN DFW VILLAS AT MUSTANG PARK, LLC

K. HOVNANIAN DFW VILLAS AT THE STATION, LLC

K. HOVNANIAN DFW WATSON CREEK, LLC

K. HOVNANIAN DFW WELLINGTON VILLAS, LLC

K. HOVNANIAN DFW WELLINGTON, LLC

K. HOVNANIAN DFW WILDRIDGE, LLC

K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C.

K. HOVNANIAN EDGEBROOK, LLC

K. HOVNANIAN EDISON GROUP, LLC

K. HOVNANIAN ESTATES AT REGENCY, L.L.C.

K. HOVNANIAN ESTATES AT WEKIVA, LLC

K. HOVNANIAN FALLS POINTE, LLC

K. HOVNANIAN FINANCIAL SERVICES GROUP, LLC

K. HOVNANIAN FIRST HOMES, L.L.C.

K. HOVNANIAN FLORIDA NEW GC, LLC

K. HOVNANIAN FLORIDA OLD GC, LLC

K. HOVNANIAN FLORIDA REALTY, L.L.C.

K. HOVNANIAN FOREST LAKES, LLC

K. HOVNANIAN FOREST VALLEY, LLC

K. HOVNANIAN FOUR SEASONS AT CHESTNUT RIDGE, LLC

K. HOVNANIAN GEORGIA NEW GC, LLC

K. HOVNANIAN GEORGIA OLD GC, LLC

K. HOVNANIAN GRAND CYPRESS, LLC

K. HOVNANIAN GRANDEFIELD, LLC

K. HOVNANIAN GREAT WESTERN HOMES, LLC

K. HOVNANIAN HAMPTONS AT OAK CREEK II, L.L.C.

K. HOVNANIAN HIDDEN HOLLOW, LLC

K. HOVNANIAN HIGHLAND RIDGE, LLC

K. HOVNANIAN HOLDINGS NJ, L.L.C.

K. HOVNANIAN HOMES - DFW II, L.L.C.

K. HOVNANIAN HOMES - DFW, L.L.C.

K. HOVNANIAN HOMES AT BROOK MANOR, LLC

K. HOVNANIAN HOMES AT BURKE JUNCTION, LLC

K. HOVNANIAN HOMES AT CREEKSIDE, LLC

K. HOVNANIAN HOMES AT GREENWAY FARM, L.L.C.

K. HOVNANIAN HOMES AT JONES STATION 1, L.L.C.

K. HOVNANIAN HOMES AT KNOLLAC ACRES, LLC

K. HOVNANIAN HOMES AT LEIGH MILL, LLC

K. HOVNANIAN HOMES AT PARKSIDE, LLC

K. HOVNANIAN HOMES AT REEDY CREEK, LLC

K. HOVNANIAN HOMES AT RUSSETT, L.L.C.

K. HOVNANIAN HOMES AT SALT CREEK LANDING, LLC

K. HOVNANIAN HOMES AT SHELL HALL, LLC

K. HOVNANIAN HOMES AT SHENANDOAH SPRINGS, LLC

K. HOVNANIAN HOMES AT ST. JAMES PLACE, LLC

K. HOVNANIAN HOMES AT THE ABBY, LLC

K. HOVNANIAN HOMES AT THE HIGHLANDS, LLC

K. HOVNANIAN HOMES AT THE PADDOCKS, LLC

K. HOVNANIAN HOMES AT THOMPSON'S GRANT, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD GRANGE, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD GRANT II, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD GRANT, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD GREENS, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD NEW, LLC

K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.

K. HOVNANIAN HOMES OF D.C., L.L.C.

K. HOVNANIAN HOMES OF DELAWARE I, LLC

K. HOVNANIAN HOMES OF FLORIDA I, LLC

K. HOVNANIAN HOMES OF LONGACRE VILLAGE, L.L.C.

K. HOVNANIAN HOMES OF MARYLAND I, LLC

K. HOVNANIAN HOMES OF MARYLAND II, LLC

K. HOVNANIAN HOMES OF MARYLAND, L.L.C.

K. HOVNANIAN HOMES OF MINNESOTA AT ARBOR CREEK, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT AUTUMN MEADOWS, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT BRYNWOOD, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT CEDAR HOLLOW, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT FOUNDER'S RIDGE, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT HARPERS STREET WOODS, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT OAKS OF OXBOW, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT REGENT'S POINT, LLC

K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.

K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN HOMES OF VIRGINIA I, LLC

K. HOVNANIAN HOUSTON BAYOU OAKS AT WEST OREM, LLC

K. HOVNANIAN HOUSTON CAMBRIDGE HEIGHTS, LLC

K. HOVNANIAN HOUSTON CITY HEIGHTS, LLC

K. HOVNANIAN HOUSTON CREEK BEND, LLC

K. HOVNANIAN HOUSTON DIVISION, LLC

K. HOVNANIAN HOUSTON DRY CREEK VILLAGE, LLC

K. HOVNANIAN HOUSTON ELDRIDGE PARK, LLC

K. HOVNANIAN HOUSTON GREATWOOD LAKE, LLC

K. HOVNANIAN HOUSTON KATY POINTE, LLC

K. HOVNANIAN HOUSTON LAKES OF BELLA TERRA WEST, LLC

K. HOVNANIAN HOUSTON LAUREL GLEN, LLC

K. HOVNANIAN HOUSTON MAGNOLIA CREEK, LLC

K. HOVNANIAN HOUSTON MIDTOWN PARK I, LLC

K. HOVNANIAN HOUSTON PARK LAKES EAST, LLC

K. HOVNANIAN HOUSTON PARKWAY TRAILS, LLC

K. HOVNANIAN HOUSTON PROPERTY I, LLC

K. HOVNANIAN HOUSTON PROPERTY II, LLC

K. HOVNANIAN HOUSTON RIVER FARMS, LLC

K. HOVNANIAN HOUSTON SUNSET RANCH, LLC

K. HOVNANIAN HOUSTON TERRA DEL SOL, LLC

K. HOVNANIAN HOUSTON THUNDER BAY SUBDIVISION, LLC

K. HOVNANIAN HOUSTON TRANQUILITY LAKE ESTATES, LLC

K. HOVNANIAN HOUSTON WOODSHORE, LLC

K. HOVNANIAN ILLINOIS NEW GC, LLC

K. HOVNANIAN ILLINOIS OLD GC, LLC

K. HOVNANIAN INDIAN TRAILS, LLC

K. HOVNANIAN IVY TRAIL, LLC

K. HOVNANIAN JV HOLDINGS, L.L.C.

K. HOVNANIAN JV SERVICES COMPANY, L.L.C.

K. HOVNANIAN LADUE RESERVE, LLC

K. HOVNANIAN LAKE GRIFFIN RESERVE, LLC

K. HOVNANIAN LAKE PARKER, LLC

K. HOVNANIAN LAKES OF GREEN, LLC

K. HOVNANIAN LANDINGS 40S, LLC

K. HOVNANIAN LEGACY AT VIA BELLA, LLC

K. HOVNANIAN LIBERTY ON BLUFF CREEK, LLC

K. HOVNANIAN MAGNOLIA AT WESTSIDE, LLC

K. HOVNANIAN MANALAPAN ACQUISITION, LLC

K. HOVNANIAN MARYLAND DIVISION, LLC

K. HOVNANIAN MARYLAND REGION, INC.

K. HOVNANIAN MEADOW LAKES, LLC

K. HOVNANIAN MEADOW VIEW AT MOUNTAIN HOUSE, LLC

K. HOVNANIAN MONARCH GROVE, LLC

K. HOVNANIAN MONTCLAIRE ESTATES, LLC

K. HOVNANIAN NEW JERSEY NEW GC, LLC

K. HOVNANIAN NEW JERSEY OLD GC, LLC

K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTHEAST DIVISION, INC.

K. HOVNANIAN NORTHEAST SERVICES, L.L.C.

K. HOVNANIAN NORTHERN CALIFORNIA DIVISION, LLC

K. HOVNANIAN NORTHERN OHIO DIVISION, LLC

K. HOVNANIAN NORTHPOINTE 40S, LLC

K. HOVNANIAN NORTON PLACE, LLC

K. HOVNANIAN OCOEE LANDINGS, LLC

K. HOVNANIAN OF HOUSTON II, L.L.C.

K. HOVNANIAN OF HOUSTON III, L.L.C.

K. HOVNANIAN OHIO NEW GC, LLC

K. HOVNANIAN OHIO OLD GC, LLC

K. HOVNANIAN OHIO REALTY, L.L.C.

K. HOVNANIAN OHIO REGION, INC.

K. HOVNANIAN OPERATIONS COMPANY, INC.

K. HOVNANIAN ORLANDO DIVISION, LLC

K. HOVNANIAN OSPREY RANCH, LLC

K. HOVNANIAN PA REAL ESTATE, INC.

K. HOVNANIAN PARKVIEW AT STERLING MEADOWS, LLC

K. HOVNANIAN PENNSYLVANIA BUILD ON YOUR LOT DIVISION, LLC

K. HOVNANIAN PENNSYLVANIA NEW GC, LLC

K. HOVNANIAN PENNSYLVANIA OLD GC, LLC

K. HOVNANIAN PHOENIX DIVISION, INC.

K. HOVNANIAN PHOENIX GROUP, LLC

K. HOVNANIAN PINEWOOD RESERVE, LLC

K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.

K. HOVNANIAN PRESERVE AT TURTLE CREEK LLC

K. HOVNANIAN PROPERTIES OF RED BANK, LLC

K. HOVNANIAN REDFERN TRAILS, LLC

K. HOVNANIAN REYNOLDS RANCH, LLC

K. HOVNANIAN RIVENDALE, LLC

K. HOVNANIAN RIVERSIDE, LLC

K. HOVNANIAN RIVINGTON, LLC

K. HOVNANIAN SAN SEBASTIAN, LLC

K. HOVNANIAN SCHADY RESERVE, LLC

K. HOVNANIAN SERENO, LLC

K. HOVNANIAN SHERWOOD AT REGENCY, LLC

K. HOVNANIAN SOUTH CAROLINA NEW GC, LLC

K. HOVNANIAN SOUTH CAROLINA OLD GC, LLC

K. HOVNANIAN SOUTH FORK, LLC

K. HOVNANIAN SOUTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN SOUTHEAST COASTAL DIVISION, INC.

K. HOVNANIAN SOUTHEAST FLORIDA DIVISION, LLC

K. HOVNANIAN SOUTHERN CALIFORNIA DIVISION, LLC

K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.

K. HOVNANIAN STERLING RANCH, LLC

K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.

K. HOVNANIAN T&C HOMES AT FLORIDA, L.L.C.

K. HOVNANIAN T&C HOMES AT ILLINOIS, L.L.C.

K. HOVNANIAN TERRALARGO, LLC

K. HOVNANIAN TEXAS OPERATIONS NEW, LLC

K. HOVNANIAN TEXAS OPERATIONS OLD, LLC

K. HOVNANIAN TIMBRES AT ELM CREEK, LLC

K. HOVNANIAN UNION PARK, LLC

K. HOVNANIAN VENTURE I, L.L.C.

K. HOVNANIAN VILLAGE GLEN, LLC

K. HOVNANIAN VIRGINIA DIVISION, INC.

K. HOVNANIAN VIRGINIA NEW GC, LLC

K. HOVNANIAN VIRGINIA OLD GC, INC.

K. HOVNANIAN WATERBURY, LLC

K. HOVNANIAN WEST VIRGINIA BUILD ON YOUR LOT DIVISION, LLC

K. HOVNANIAN WEST VIRGINIA NEW GC, LLC

K. HOVNANIAN WEST VIRGINIA OLD GC, LLC

K. HOVNANIAN WHITE ROAD, LLC

K. HOVNANIAN WINDING BAY PRESERVE, LLC

K. HOVNANIAN WINDWARD HOMES, LLC

K. HOVNANIAN WOODLAND POINTE, LLC

K. HOVNANIAN WOODRIDGE PLACE, LLC

K. HOVNANIAN'S ASPIRE AT UNION VILLAGE, LLC

K. HOVNANIAN'S COVE AT ASBURY PARK, LLC

K. HOVNANIAN'S FOUR SEASONS AT BAKERSFIELD, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT BAYMONT FARMS L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT BEAUMONT, LLC

K. HOVNANIAN'S FOUR SEASONS AT BELLA VISTA, LLC

K. HOVNANIAN'S FOUR SEASONS AT BELLE TERRE, LLC

K. HOVNANIAN'S FOUR SEASONS AT BRIARGATE, LLC

K. HOVNANIAN'S FOUR SEASONS AT CAROLINA OAKS, LLC

K. HOVNANIAN'S FOUR SEASONS AT COLTS FARM, LLC

K. HOVNANIAN'S FOUR SEASONS AT KENT ISLAND II, LLC

K. HOVNANIAN'S FOUR SEASONS AT LOS BANOS, LLC

K. HOVNANIAN'S FOUR SEASONS AT MALIND BLUFF, LLC

K. HOVNANIAN'S FOUR SEASONS AT MORENO VALLEY, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT NEW KENT VINEYARDS, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT NEW LENOX, LLC

K. HOVNANIAN'S FOUR SEASONS AT PALM SPRINGS, LLC

K. HOVNANIAN'S FOUR SEASONS AT RUSH CREEK II, LLC

K. HOVNANIAN'S FOUR SEASONS AT RUSH CREEK, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT SILVER MAPLE FARM, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT THE MANOR II, LLC

K. HOVNANIAN'S FOUR SEASONS AT THE MANOR, LLC

K. HOVNANIAN'S FOUR SEASONS AT VIRGINIA CROSSING, LLC

K. HOVNANIAN'S PARKSIDE AT TOWNGATE, L.L.C.

K. HOVNANIAN'S PROSPECT PLACE AT MORRISTOWN, LLC

K. HOVNANIAN'S SONATA AT THE PRESERVE, LLC

K. HOVNANIAN'S VERANDA AT RIVERPARK II, LLC

K. HOVNANIAN'S VERANDA AT RIVERPARK, LLC

K. HOVNANIAN'S WOODLANDS AT FREEHOLD, LLC

KHH SHELL HALL LOAN ACQUISITION, LLC

KHOV WINDING BAY II, LLC

LANDARAMA, INC.

LINKS AT CALUSA SPRINGS, LLC

M & M AT MONROE WOODS, L.L.C.

M&M AT CHESTERFIELD, L.L.C.

M&M AT CRESCENT COURT, L.L.C.

M&M AT WEST ORANGE, L.L.C.

MATZEL & MUMFORD AT EGG HARBOR, L.L.C.

MCNJ, INC.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF PENNSYLVANIA, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF WEST VIRGINIA, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.

MM-BEACHFRONT NORTH I, LLC

NEW HOME REALTY, LLC

PARK TITLE COMPANY, LLC

PINE AYR, LLC

RIDGEMORE UTILITY L.L.C.

ROUTE 1 AND ROUTE 522, L.L.C.

SEABROOK ACCUMULATION CORPORATION

SHELL HALL CLUB AMENITY ACQUISITION, LLC

SHELL HALL LAND ACQUISITION, LLC

STONEBROOK HOMES, INC.

TERRAPIN REALTY, L.L.C.

THE MATZEL & MUMFORD ORGANIZATION, INC

TRAVERSE PARTNERS, LLC

WASHINGTON HOMES, INC.

WTC VENTURES, L.L.C.

By:
Name:
Title: Authorized Officer

[This Guarantee relates to K. Hovnanian Enterprises, Inc.’s 7.75% Senior Secured 1.125 Lien Notes due 2026 – CUSIP No.:                          ]

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of __________, ____

among

K. HOVNANIAN ENTERPRISES, INC.,

HOVNANIAN ENTERPRISES, INC.,

The Other Guarantors Party Hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee and Collateral Agent

____________________________

7.75% Senior Secured 1.125 Lien Notes due 2026

THIS [          ] SUPPLEMENTAL INDENTURE (this “[         ] Supplemental Indenture”), entered into as of __________, ____, among K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc., a Delaware corporation (the “Company”), [list each new guarantor and its jurisdiction of incorporation] (each an “Undersigned”) and Wilmington Trust, National Association, a national banking association, as Trustee (the “Trustee”) and as Collateral Agent (the “Collateral Agent”).

RECITALS

WHEREAS, the Issuer, Company, the other Guarantors party thereto, the Trustee and the Collateral Agent entered into an indenture, dated as of October 31, 2019 (the “Indenture”), relating to the Issuer’s 7.75% Senior Secured 1.125 Lien Notes due 2026 (the “Notes”);

WHEREAS, as a condition to the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries (other than any Excluded Subsidiary) to provide Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this [ ] Supplemental Indenture, agrees to be a Guarantor with respect to the Notes under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article VI thereof.

Section 3. This [ ] Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This [ ] Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

Section 5. This [ ] Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this [ ] Supplemental Indenture shall henceforth be read together.

Section 6. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the Recitals contained herein, all of which are made solely by the Issuer, the Company and each of the undersigned.

IN WITNESS WHEREOF, the parties hereto have caused this [         ] Supplemental Indenture to be duly executed as of the date first above written.

K. HOVNANIAN ENTERPRISES, INC., as Issuer

By:
Name:
Title:

HOVNANIAN ENTERPRISES, INC.,

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:
Name:
Title:

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”),

(2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, NOT TO OFFER, SELL, OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER, THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION (THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE); AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

EXHIBIT D

DTC LEGEND

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED. TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

EXHIBIT E

Regulation S Certificate

_________, ____

To:	Wilmington Trust, National Association

246 Goose Lane, Suite 105

Guilford, CT 06437

Facsimile: 203-453-1183

Attention: Global Capital Markets − K. Hovnanian Relationship Manager

Re:	K. Hovnanian Enterprises, Inc.
7.75% Senior Secured 1.125 Lien Notes due 2026 (the “Notes”)
issued under the Indenture (the “Indenture”) dated as
as of October 31, 2019 relating to the Notes

Dear Sirs:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐  A.        This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.          The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.          Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.          Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.          The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.          If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company, we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐  B.       This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.

At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:_________________

Upon transfer of certificated Notes, the Notes would be registered in the name of the new beneficial owner as follows:

By: ___________________________

Date:  _________________________

Taxpayer ID number: ____________

EXHIBIT F

Rule 144A Certificate

_________, ____

To:	Wilmington Trust, National Association
246 Goose Lane, Suite 105 Guilford, CT 06437 Facsimile: 203-453-1183 Attention: Global Capital Markets − K. Hovnanian Relationship Manager

Re:	K. Hovnanian Enterprises, Inc.
7.75% Senior Secured 1.125 Lien Notes due 2026 (the “Notes”) issued under the Indenture (the “Indenture”) dated as as of October 31, 2019 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE]

☐  A.      Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

☐  B.      Our proposed transfer or exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:_________________

Upon transfer of certificated Notes, the Notes would be registered in the name of the new beneficial owner as follows:

By: ___________________________

Date:  _________________________

Taxpayer ID number: ____________

EXHIBIT G

ORIGINAL ISSUE DISCOUNT LEGEND

THIS NOTE MAY BE DEEMED TO BE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT: J. LARRY SORSBY, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, K. HOVNANIAN ENTERPRISES, INC., 90 MATAWAN ROAD, FIFTH FLOOR, MATAWAN, NEW JERSEY 07747.

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	Wilmington Trust, National Association
246 Goose Lane, Suite 105 Guilford, CT 06437 Facsimile: 203-453-1183 Attention: Global Capital Markets − K. Hovnanian Relationship Manager

[Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR

[Clearstream Banking, société anonyme]

Re:	K. Hovnanian Enterprises, Inc.
7.75% Senior Secured 1.125 Lien Notes due 2026 (the “Notes”) issued under the Indenture (the “Indenture”) dated as of October 31, 2019 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Regulation S Temporary Global Note (as defined in the Indenture).

[CHECK A OR B AS APPLICABLE.]

☐  A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐  B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:	/s/
Name:
Title:
Address:

Date:_________________

[FORM II]

Certificate of Beneficial Ownership

To:	Wilmington Trust, National Association
246 Goose Lane, Suite 105 Guilford, CT 06437 Facsimile: 203-453-1183 Attention: Global Capital Markets − K. Hovnanian Relationship Manager

Re:	K. Hovnanian Enterprises, Inc.
7.75% Senior Secured 1.125 Lien Notes due 2026 (the “Notes”) issued under the Indenture (the “Indenture”) dated as of October 31, 2019 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations (“Member Organizations”) appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Regulation S Temporary Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Regulation S Temporary Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Regulation S Temporary Global Note excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Regulation S Temporary Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[EUROCLEAR BANK S.A./N.V., as operator of the Euroclear System] OR [CLEARSTREAM BANKING, société anonyme]

By:	/s/
Name:
Title:
Address:

Date:_________________

EXHIBIT I

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

EXHIBIT J

Institutional Accredited Investor Certificate

To:	Wilmington Trust, National Association
246 Goose Lane, Suite 105 Guilford, CT 06437 Facsimile: 203-453-1183 Attention: Global Capital Markets − K. Hovnanian Relationship Manager

Re:	K. Hovnanian Enterprises, Inc.
7.75% Senior Secured 1.125 Lien Notes due 2026 (the “Notes”) issued under the Indenture (the “Indenture”) dated as as of October 31, 2019 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A, B OR C AS APPLICABLE]

☐  A.      Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

☐  B.      Our proposed purchase of $____ principal amount of a beneficial interest in a Global Note

☐  C.      Our proposed transfer or exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.

We are an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.

We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.

We are not acquiring the Notes or beneficial interest therein with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided, that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.

We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Issuer and the Guarantors, on our own behalf and on behalf of each account for which we are acting, that we will not resell or otherwise transfer this Note or any beneficial interest herein except (A) to the Issuer, the Company or any of its subsidiaries, (B) to a person whom we reasonably believe is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (C) in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S of the Securities Act, (D) in a transaction meeting the requirements of Rule 144 under the Securities Act, (E) to an Institutional Accredited Investor that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of the Notes (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Notes less than $250,000, an opinion of counsel acceptable to the Issuer and the Trustee that such transfer is in compliance with the Securities Act, (F) in accordance with another exemption form the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Issuer and the Trustee) or (G) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction.

Prior to the registration of any transfer or exchange, we acknowledge that the Issuer reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer or exchange any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuer and the Trustee that the foregoing restrictions on transfer have been complied with. We further agree to deliver to each person acquiring any of the Notes or any beneficial interest therein from us a notice advising such person that resales of the Notes are restricted as stated herein.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:	/s/
Name:
Title:
Address:

Date:_________________

Upon transfer of certificated Notes, the Notes would be registered in the name of the new beneficial owner as follows:

By: ___________________________

Date:  _________________________

Taxpayer ID number: ____________

Schedule 1

unrestricted subsidiaries

Exhibit A

Unrestricted Subsidiaries

77 Hudson Street Joint Development, L.L.C.

Al Tahaluf Al Aqary LLC (Al Tahaluf Real Estate Limited Liability Company)

Cobblestone Square Development, L.L.C.

Eastern National Title Agency Texas, Inc.

GTIS-HOV Arbors at Monroe LLC

GTIS-HOV Arbors at Monroe Parent LLC

GTIS-HOV at Silverstone LLC

GTIS-HOV Four Ponds Parent LLC

GTIS-HOV Heatherfield Parent LLC

GTIS-HOV Hilltop at Cedar Grove Parent LLC

GTIS-HOV Holdings IX LLC

GTIS-Hov Holdings V LLC

GTIS-HOV Holdings VI LLC

GTIS-HOV HOLDINGS VII LLC

GTIS-HOV HOLDINGS VIII LLC

GTIS-HOV Lakes of Cane Bay Parent LLC

GTIS-HOV Leeland Station LLC

GTIS-HOV Nicholson Parent LLC

GTIS-HOV Parkside of Libertyville LLC

GTIS-HOV Parkside of Libertyville Parent LLC

GTIS-HOV Pender Oaks Parent LLC

GTIS-HOV Pinnacle Peak Patio Parent LLC

GTIS-HOV Pointe 16 LLC

GTIS-HOV Residences at Columbia Park LLC

GTIS-HOV Residences at Columbia Park Parent LLC

GTIS-HOV Sauganash Glen LLC

GTIS-HOV Sauganash Glen Parent LLC

GTIS-HOV Willowsford Windmill LLC

Hilltop at Cedar Grove Urban Renewal, LLC

HovSite Holdings II LLC

HovSite Holdings III LLC

HovSite II Casa Del Mar Leasehold LLC

HovSite II Casa Del Mar LLC

HovSite III at Parkland LLC

K. HOVNANIAN 77 HUDSON STREET INVESTMENTS, L.L.C.

K. Hovnanian American Mortgage, L.L.C.

K. Hovnanian Aspire at Bellevue Ranch M2, LLC

K. Hovnanian at 77 Hudson Street Urban Renewal Company, L.L.C.

K. Hovnanian at Bennett Ranch, LLC

K. Hovnanian at Delray Beach, L.L.C.

K. Hovnanian at Heatherfield, LLC

K. Hovnanian at Ladd Ranch, LLC

K. Hovnanian at Middletown IV, LLC

K. Hovnanian at Nicholson, LLC

K. Hovnanian at Pinnacle Peak Patio, LLC

K. Hovnanian at Port Imperial Investment, LLC

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VI, L.L.C.

K. Hovnanian at Potomac Trace, LLC

K. Hovnanian at Southpointe, LLC

K. Hovnanian at Trenton II, L.L.C.

K. Hovnanian at Trenton Urban Renewal, L.L.C.

K. Hovnanian at Villago, LLC

K. Hovnanian GT Investment, L.L.C.

K. Hovnanian GT IX Investment, LLC

K. Hovnanian GT V Investment, LLC

K. Hovnanian GT VI Investment, LLC

K. Hovnanian GT VII Investment, LLC

K. Hovnanian GT VIII Investment, LLC

K. Hovnanian Homes at Pender Oaks, LLC

K. Hovnanian HovSite II Investment, LLC

K. Hovnanian HovSite III Investment, LLC

K. Hovnanian M.E. Investments, LLC

K. Hovnanian Nassau Grove Holdings, L.L.C.

K. Hovnanian Sola Vista, LLC

K. Hovnanian Terra Lago Investment, LLC

K. Hovnanian's Four Seasons at Kent Island, L.L.C.

K. Hovnanian's Four Seasons at Lakes of Cane Bay LLC

MILLENNIUM TITLE AGENCY, LTD.

MM-BEACHFRONT NORTH II, L.L.C.

Nassau Grove Enterprises, L.L.C.

Port Imperial Partners, LLC

Terra Lago Indio LLC

Vistas at Silverstone LLC

WHI-REPUBLIC, LLC